The transaction described in this press release involves securities of a foreign company. This transaction is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this press release, if any, has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country. You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transaction described in this press release, such as in open market or privately negotiated purchases.

Please note that the following is an unofficial English translation of Japanese original text of the Notice of Convocation of the 109th Ordinary General Meeting of Shareholders of COSMO OIL CO., LTD. The Company provides this translation for reference and convenience purposes only and without any warranty as to its accuracy or otherwise. In the event of any discrepancy between this translation and the Japanese original, the latter shall prevail.

Securities Code:  5007
June 2, 2015

To Shareholders with Voting Rights

Keizo Morikawa
President
COSMO OIL CO., LTD.
1-1-1, Shibaura, Minato-ku, Tokyo

NOTICE OF CONVOCATION OF
THE 109th ORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 109th Ordinary General Meeting of Shareholders of COSMO OIL CO., LTD. (the “Company”).  The Meeting will be held as described below.
If you are unable to attend the Meeting, you can exercise your voting rights by either of the following methods.  Please review the “Reference Documents for the General Meeting of Shareholders” mentioned below, and exercise your voting rights by no later than 5:30 p.m., Monday, June 22, 2015.

[When Exercising Voting Rights in Writing]
Please indicate your approval or disapproval for the proposals in the enclosed Voting Rights Exercise Form, and return it so that it will arrive by the aforementioned exercise deadline.

[When Exercising Voting Rights via the Internet, etc.]
For exercising your voting rights via the Internet, etc., access the website designated by the Company for exercising voting rights (http://www.web54.net), and, using the “voting rights exercise code” and “password” as described in the enclosed Voting Rights Exercise Form, follow the guidance on screen and enter your approval or disapproval for the proposals.  If you exercise your voting rights via the Internet, etc., please check the “Exercising Your Voting Rights via the Internet, etc.” on page 3.

1. Date and Time:	10:00 a.m., Tuesday, June 23, 2015
2. Place:	“Willard” 5F, INTERCONTINENTAL TOKYO BAY, 1-16-2, Kaigan, Minato-ku, Tokyo, Japan
3. Agenda of the Meeting:
Matters to be Reported:	(1)
The Business Report and the Consolidated Financial Statements, and Audit Reports of the Accounting Auditor and the Audit & Supervisory Board for the Consolidated Financial Statements for the 109th Fiscal Year (from April 1, 2014 to March 31, 2015)

(2) The Financial Statements for the 109th Fiscal Year (from April 1, 2014 to March 31, 2015)
Proposals to be Resolved:	Proposal No. 1: Approval of Share Transfer Plan
Proposal No. 2: Election of Ten (10) Directors
Proposal No. 3: Election of Five (5) Audit & Supervisory Board Members
4. Notice	(1)
If you exercise your voting rights by two different methods, that is, via the Internet, etc. as well as in writing (Voting Rights Exercise Form), the vote that arrives later shall be deemed valid.  If those two votes arrive at the Company on the same day, the vote via the Internet, etc. shall be deemed valid.

(2) If you exercise your voting rights via the Internet, etc. more than once, your final vote shall be deemed to be valid.

*	For those attending, please present the enclosed Voting Rights Exercise Form at the reception desk upon arrival at the Meeting.
*
Voting by proxy is possible only when delegated to a shareholder of the Company with voting rights.  In such instance, the shareholder must submit a letter of proxy to the reception desk.  The proxy must be a single shareholder.

*
Should any modification to the Reference Documents for the General Meeting of Shareholders, Business Report, Consolidated Financial Statements and Financial Statements occur, the matters after modification will be posted on the Internet website of the Company (http://www. cosmo-oil.co.jp/).

Exercising Your Voting Rights via the Internet, etc. When exercising voting rights for this General Meeting of Shareholders via the Internet, etc., please be aware of the following:

1	Website

Exercising your voting rights via the Internet, etc. is only available by accessing the designed website (http://www.web54.net).  No dedicated mobile phone website is available.

2	Basic Matters

(1)	Please note that the voting exercise code and temporary password supplied on the lower right-hand side of your Voting Rights Exercise Form are necessary.
(2)	If you exercise your voting rights via the Internet, etc. multiple times, only your last vote will be treated as valid.
(3)
If you exercise your voting rights by mail and also place your vote via the Internet, etc., whichever we received last will be treated as valid.  If we receive both on the same day, we will treat only your vote placed via the Internet, etc. as valid.

(4)	You may place your vote via the Internet, etc. at any time by the close of business (5:30 p.m.) on Monday, June 22, 2015.
(5)
The costs of using the Internet website to exercise your voting rights, such as the connection fees of internet service providers and applicable communications fees (i.e., call charges), will be borne by the shareholder.

3	Handling Your Password

(1)
The temporary password is our means of verifying whether the person voting is a legitimate shareholder.  Please maintain this password as strictly confidential in the same manner as a registered seal or a personal identification number.

(2)	If you lose your password, please follow the screen guidance and the procedures.

4	Conditions Relevant to Systems

Please confirm the following system environment for exercising voting rights via the Internet.  Display monitor with resolution of greater than 800×600 (SVGA)
Following applications installed
a.	Microsoft® Internet Explorer v. 5.01 SP2 or more recent version
b.	Adobe® Acrobat® Reader® v. 4.0 or more recent version or Adobe® Reader® v. 6.0 or more recent version (for the case where the Reference Documents, etc. will be read over the Internet)
*
Microsoft® and Internet Explorer are registered trademarks or trademarks of Microsoft Corporation, and Adobe® Acrobat® Reader® and Adobe® Reader® are registered trademarks or trademarks of Adobe Systems Incorporated, in the U.S.A. and other countries.

In case of accessing the Internet from companies, etc., communications over the Internet are sometimes restricted due to Firewall settings, etc., so please confirm with the systems manager of your company.

5	In Case You Need Instructions to Operate Your Personal Computer, etc.

In case you need instructions for how to operate your personal computer in order to exercise your voting rights via the Internet, please contact the following support desk:

The Sumitomo Mitsui Trust Bank, Limited, Securities Agent Web Support Hotline Phone: 0120 (652) 031 (Toll Free, only in Japan) (9:00 to 21:00)

<For Institutional Investors>
Institutional investors may use “Voting Rights Electronic Exercise Platform” operated by ICJ Co., Ltd., if application is made in advance, as a means of exercising voting rights by electromagnetic means.

Reference Documents for the General Meeting of Shareholders
Proposals and References

Proposal No. 1:	Approval of Share Transfer Plan

The Company formulated a share transfer plan (hereinafter the “Share Transfer Plan”) regarding the establishment of Cosmo Energy Holdings Company, Limited, (hereinafter the “Holding Company”) which will be the Company’s wholly-owning parent company, via the method of a sole share transfer with October 1, 2015, as the effective date (hereinafter the “Share Transfer”), and passed a resolution on the Share Transfer Plan at a meeting of the Board of Directors held on May 12, 2015.
In this proposal, we seek the approval of shareholders regarding the Share Transfer Plan.  The reasons for the Share Transfer, the contents of the Share Transfer Plan and other matters are as described below.

1.	Reasons for conducting a share transfer, its purposes and others
(1)	Reasons

The business environment surrounding the Cosmo Group is significantly changing, including the drastic fluctuation of crude oil prices, the gradual decrease in domestic demand for oil products, and the expanded introduction of renewable energy.  Under these circumstances, companies in the industry are accelerating their movements towards the enhancement of their business portfolios beyond their domestic petroleum businesses and towards reorganization.

Cosmo Group has raised as its business vision the transformation to a “Vertically Integrated Global Energy Company” and is working on thorough streamlining centered on the oil refining and marketing business, and shifting business resources to the businesses of resource development, retail and wind power generation, etc., which are positioned as growth drivers, with the aim of transforming the business portfolio.  At the moment, however, our business resources remain biased towards oil refining and marketing businesses and optimal distribution of such resources is a pressing issue.

For Cosmo Group to realize sustainable growth in the future, it is essential to implement optimal distribution of limited business resources and strengthen its competitiveness by business unit, taking a panoramic perspective of the whole group.  To accomplish this target, we have determined that it would be effective to undergo a transformation to a holding company structure.

In addition, we believe that the holding company structure, where the “business surveillance function” and the “business execution function” are separated, is the suitable solution from the perspective of the enhancement of corporate governance(*1).

(2)	Purposes

The first of the three purposes of transforming to a holding company is “Strengthen Business Competitiveness / Realize Stable Profits of the Holding Company.”  Each operating company, by clearly defining responsibilities and authority, aims to expedite decision-making as well as to enhance the expertise and motivation of employees, which will enable each operating company to conduct business execution quickly responding to changes in business environment and increase its corporate value.  The Holding Company aims to improve its financial standing by establishing profit base and to realize stable dividends.  The second purpose of the transformation is “Accelerate the Enhancement of Group Management and Shift Business Resources.”  In order to realize optimal management resource distribution centripetally from a group-wide perspective, “monitoring of the group’s management” will be separated from “business execution” and the holding company will focus on determination of the group’s management policy.  Our third purpose is “Promote an Alliance in Each Business Line.”  We will pursue a flexible and swift alliance strategy (collaboration, cooperation, integration) by business line responding to changes in economic and business environments by establishing organizational structure by business domain.

(3)	Corporate governance structure

From the perspective of strengthening corporate governance, the governance framework of the Holding Company to be newly incorporated will be a company with a supervisory committee.  The initial executives of the company upon its incorporation will consist of 10 Directors, two (20% of the total number of Directors) of whom will be Independent Outside Directors (*2) who do not create the risk of a conflict of interests with general shareholders, and we will work to further strengthen the oversight function of the Board of Directors.  In addition, remuneration of executives and candidates for executives will be determined through a process of making deliberations at and submitting report by the “Nomination and Remuneration Advisory Committee,” which will be in majority by an Independent Outside Director.  By doing so, we will not only ensure transparency and objectivity in such decisions but also promote proactive use of the Independent Outside Directors.

(4)	Remuneration of executives

For the executives remuneration system of the Holding Company, the basic policy will consist of “incentives to enhance business performance and increase corporate value as well as shareholder value in the medium- and long-term,” “sharing profits with shareholders,” “encouraging a challenging spirit” and “ensuring transparency and objectivity in the remuneration determination and evaluation processes.”  Remuneration for executives of the Holding Company will be composed of basic remuneration, which will be a set amount, and incentive remuneration, which will be linked to consolidated performance indices such as ordinary income, the net debt-to-equity ratio and return on equity.  The incentive remuneration will be composed of yearly incentive remuneration (bonuses) linked to consolidated performance indices for each fiscal year and long-term incentive remuneration (stock remuneration; hereinafter the remuneration system for stock remuneration shall be referred to as the “Stock Remuneration Plan”) (*3) linked to the progress made in achieving targets in the Consolidated Medium-Term Management Plan.  Recipients of these forms of remuneration will be Directors (excluding Outside Directors and Directors who are members of the Supervisory Committee) and Executive Officers (hereinafter collectively referred to as the “Holding Company Directors, etc.”).

Initial number applied Stock Remuneration Plan will be 5 Directors and 4 Executive Officers, in addition to the Holding Company, we will introduce the Stock Remuneration Plan for the Directors (excluding Outside Directors) of the Group’s core business companies (*4) (hereinafter the “Core Business Company Directors”; the Holding Company and the core business companies shall be collectively referred to as the “Subject Companies”) (*5).  The Stock Remuneration Plan will further clarify the linkage among remuneration, performance and the stock price, and, by making the Holding Company Directors, etc. and Core Business Company Directors share with shareholders the effects of not only stock value increases but also stock value falls, further heighten the consciousness regarding their contribution toward enhancing performance and increasing corporate value in the medium- and long-term.  For these reasons, we deem that it is appropriate to introduce this plan.

Regarding the upper limit of remuneration for executives of the Holding Company, for Directors who are not members of the Supervisory Committee, the amount of cash remuneration that is the sum of the basic remuneration and the bonuses from the date of the Holding Company’s incorporation to the conclusion of the first Ordinary General Meeting of Shareholders will be no more than ¥500 million a year (for Directors who serve concurrently as employees, the portion of salary paid for their duties as employees will not be included). For Directors who are members of the Supervisory Committee, the amount of basic remuneration will be no more than ¥90 million a year.  Details of allocations will be entrusted to the Board of Directors in the case of Directors (excluding Directors who are members of the Supervisory Committee) and to consultation by Directors who are members of the Supervisory Committee in the case of Directors who are members of the Supervisory Committee.  The initial numbers of Directors by type will be as follows:  there will be seven Directors (excluding Directors who are members of the Supervisory Committee) and three Directors who are members of the Supervisory Committee.

(5)	Delisting of the Company’s shares and listing of the Holding Company’s shares

Although the shares of the Company will be delisted in association with the Share Transfer, shares of the newly established Holding Company will be delivered by allotment to the shareholders of the Company.  An application for new listing for the shares of the Holding Company will be submitted to the Tokyo Stock Exchange.  Although the listing date will depend on the examination by the Tokyo Stock Exchange, it is scheduled to be October 1, 2015, which is the planned date of registering the incorporation of the Holding Company (the effective date of the share transfer).

(*1)	Outline of the holding company structure is as follows.

Cosmo Energy Holdings

Company, Limited

Cosmo Energy Exploration & Production Co., Ltd. (Resource exploration company)

The Company (Supply business company)

COSMO OIL MARKETING COMPANY, LIMITED. (Marketing business company)

Other affiliated companies under the umbrella of the Holding Company

(*2)	Indicates the Director whose status as an Independent Director/Auditor as stipulated under the regulations of the Tokyo Stock Exchange will be notified to the said stock exchange.
(*3)	The details of the Stock Remuneration Plan are as provided in “9. Details of Stock Remuneration Plan” in this proposal.
(*4)
Indicates three companies that will be subsidiaries of Cosmo Energy Holdings Company, Limited:  Cosmo Energy Exploration & Production Co., Ltd., COSMO OIL CO., LTD. and COSMO OIL MARKETING COMPANY, LIMITED.

(*5)	As with remuneration of the Holding Company Directors, etc., remuneration of the Core Business Company Directors will be composed of “basic remuneration,” “bonuses” and “stock remuneration.”

2.	Outline of the Share Transfer Plan
The details of the Share Transfer are as stated in the “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

Cosmo Oil Co., Ltd. (the “Company”) hereby sets out a share transfer plan (the “Plan”) as follows, for the purpose of performing a share transfer to establish a wholly-owning parent company incorporated through the share transfer (the “New Company”), whose wholly-owned subsidiary company in the share transfer will be the Company (the “Share Transfer”).

Article 1	(Purpose, Trade Name, Head office, Total Number of Authorized Shares , and Other Matters to Be Provided for in the Articles of Incorporation of the New Company)

1.	The New Company’s purpose, trade name, head office, and total number of authorized shares shall be as specified in the following items:

(1)	Purpose
The purpose of the New Company shall be as stipulated in Article 2 of the “Articles of Incorporation of Cosmo Energy Holdings Company, Limited” attached hereto as the Appendix.

(2)	Trade Name
The trade name of the New Company shall be “COSMO ENERGY HOLDINGS Kabushiki Kaisha,” and shall be indicated in English as “COSMO ENERGY HOLDINGS COMPANY, LIMITED.”

(3)	Head office
The head office of the New Company shall be located in Minato-ku, Tokyo, Japan.

(4)	Total Number of Authorized Shares
The total number of authorized shares shall be 170 million shares.

2.
In addition to those matters set forth in the preceding paragraph, the matters to be provided for in the New Company’s articles of incorporation shall be as set out in the “Articles of Incorporation of Cosmo Energy Holdings Company, Limited” attached hereto as the Appendix.

Article 2	(Names of the Directors at Incorporation and Name of the Accounting Auditor at Incorporation of the New Company)

1.	The names of the Directors at Incorporation (excluding those who are members of the Supervisory Committee) of the New Company shall be as follows:

Director	Yaichi Kimura
Director	Keizo Morikawa
Director	Atsuto Tamura
Director	Hiroshi Kiriyama
Director	Yasushi Ohe
Outside Director	Mohamed Al Hamli
Outside Director	Mohamed Al Mehairi

2.	The names of the Directors at Incorporation who are members of the Supervisory Committee of the New Company shall be as follows:

Director	Katsuhisa Ohtaki
Outside Director	Sakae Kanno
Outside Director	Teruo Miyamoto

3.	The names of the Substitute Directors who are members of the Supervisory Committee of the New Company at Incorporation shall be as follows:

Substitute Director	Kenichi Taki
Substitute Outside Director	Soichi Yukawa

Provided that, Mr. Kenichi Taki shall be appointed as a Substitute Director to fill the vacancy of Mr. Katsuhisa Ohtaki, and Mr. Soichi Yukawa shall be appointed as a Substitute Director to fill the vacancy of Mr. Sakae Kanno or Mr. Teruo Miyamoto.

4.	The name of the Accounting Auditor at Incorporation of the New Company shall be as follows:

KPMG AZSA LLC

Article 3	(New Company Shares to Be Delivered through the Share Transfer and matters concerning the Allotment Thereof)

1.
On consummation of the Share Transfer, the New Company shall deliver to the Company’s shareholders, who are registered as of immediately prior to the moment when the New Company obtains all of the Company’s issued shares through the Share Transfer (the “Reference Time”), common shares in the New Company in the number obtained by multiplying the total of the Company’s common shares issued as of the Reference Time by 0.1 in exchange for the Company’s common shares held by those shareholders.

2.
On consummation of the Share Transfer, the New Company shall allot to the Company’s shareholders as of the Reference Time, common shares in the New Company in the number obtained by multiplying the total of the Company’s common shares held by those shareholders as of the Reference Time by 0.1, in accordance with the preceding paragraph.

3.
If the number of shares calculated by the preceding paragraph includes a fraction of less than one share, these shares shall be handled in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations.

Article 4	(Amount of Stated Capital and Reserves of the New Company)

The amount of stated capital and reserves at the incorporation of the New Company shall be as follows:

(1)	Amount of stated capital 40,000,000,000 yen

(2)	Amount of capital reserves 10,000,000,000 yen

(3)	Amount of retained earnings reserves 0 yen

Article 5	(Date of Formation of the New Company)

The date on which the incorporation of the New Company should be registered (the “Formation Date”) shall be October 1, 2015.  Provided that, if necessary for the Share Transfer procedures or for any other reason, the Formation Date may be changed by the resolution of the Board of Directors of the Company.

Article 6	(Shareholders’ Meeting Approval of the Plan)

1.	The Company shall convene an annual Shareholders’ Meeting to be held on June 23, 2015, and shall seek a resolution to approve the Plan and other matters necessary to consummate the Share Transfer.

2.
If necessary for the Share Transfer procedures or for any other reason, the date of the Shareholders’ Meeting set forth in the preceding paragraph may be changed by the resolution of the Board of Directors of the Company.

Article 7	(Stock Exchange of the New Company)

The New Company plans to list its issued common shares on the First Section of the Tokyo Stock Exchange on the Formation Date.

Article 8	(Administrator of Shareholder Registry of the New Company)

The administrator of the shareholder registry of the New Company shall be Sumitomo Mitsui Trust Bank, Limited.

Article 9	(Change in Circumstances)

If there is any material change in the Company’s assets or business conditions due to act of God or any other event during the period from the preparation of the Plan to the Formation Date, the Company may change the terms and conditions of the Share Transfer, or the Share Transfer may be cancelled, by resolution of the Board of Directors of the Company.

Article 10	(Effectuation of the Plan)

In each of the following cases, the Plan shall cease to be effective:

(1)	where approval for the Plan is not obtained at the Shareholders’ Meeting of the Company; or

(2)
where approval or permission for the Share Transfer from relevant government agencies pursuant to the laws and regulations of Japan or any foreign country is not obtained (including where notification the relevant government agencies etc. does not become effective).

May 12, 2015

Company:	Keizo Morikawa
President, Representative Director, CEO
Cosmo Oil Co., Ltd.
1-1-1 Shibaura, Minato-ku, Tokyo

Appendix

ARTICLES OF INCORPORATION
OF
COSMO ENERGY HOLDINGS COMPANY, LIMITED

SECTION I
GENERAL PROVISIONS

Article 1.                      Trade Name

The Company shall be called “COSMO ENERGY HOLDINGS Kabushiki Kaisha” in Japanese, and “COSMO ENERGY HOLDINGS COMPANY, LIMITED” in English.

Article 2.                      Purpose

1.
The Company’s purpose shall be managing the businesses of companies whose purposes are to engage in the following business activities by owning shares or equity interests in such companies, as well as engaging in other associated activities:

(1)	Development, mining, refining, processing, storage, buying and selling, and export and import of petroleum and its by-products;
(2)	Manufacture, processing, storage, purchase and sale, and export and import of petrochemicals;
(3)	Development, mining, manufacture, processing, storage, purchase and sale, and export and import of coal, natural gas, and other alternative energy sources to petroleum;
(4)	Extraction, manufacture, processing, purchase and sale, and export and import of animal and vegetable oils;
(5)	Manufacture, processing, purchase and sale, and export and import of drugs, drinks and food products;
(6)	Research, development, manufacture, processing, purchase and sale, and export and import of chemical products and fertilizers;
(7)	Warehousing and transportation by sea and land;
(8)	Renting, purchase and sale, brokerage, management, and construction of real estate and other equipment and facilities;
(9)
Construction, contract repair work, and design, as well as consultation work pertaining thereto, for facilities related to the refining, manufacture, and purchase and sale of petroleum and petrochemicals;

(10)	Recycling and disposal of industrial waste etc.;
(11)	Management, administration, and renting of sports facilities, restaurants, and cleaning facilities;
(12)
Research into, development of, and investigation of basic and applied biosciences, such as biochemistry, medicine, and pharmacology, and provision of commissioned services and consultation services pertaining thereto;

(13)	Renting and purchase and sale of automobiles, automobile parts and goods, office equipment, medical equipment, environmental measuring equipment, broadcast communications equipment, and commodities;
(14)	Development and marketing of computer software, processing and archiving of information and data, etc. used by computers, and provision of other services;

(15)	Provision of electricity and heating services;
(16)
Development, manufacture, and marketing of home electric generators and related equipment, and planning, design, supervision, construction, building, and provision of consultation services pertaining to equipment, facilities, etc. related thereto;

(17)
Provision of commissioned services and agency services pertaining to information services, paid advertising inserts, and mail-order, and business transactions and payments utilizing networks such as the Internet;

(18)	Operation of services related to purchasing products by credit card and intermediating, and agency services for collection and accounting with respect to service users;
(19)	Operation of general leasing business;
(20)	Operation of business related to property and casualty insurance business and life insurance solicitation;
(21)	Provision of designated in-home long-term care support pursuant to the Long-Term Care Insurance Act and the following types of in-home service business:
A.	Home-visit long-term care;
B.	Home-visit nursing;
C.	Guidance for management of in-home medical long-term care; and
D.	Rental service of equipment for long-term care covered by public aid;
(22)	Provision of worker dispatch services;
(23)	Investment and financing in businesses related to the foregoing; and
(24)	All other activities associated to the foregoing.

2.	The Company may engage in the businesses set forth in each item of the preceding paragraph.

Article 3.                      Head office Location

The head office of the Company shall be located in Minato-ku, Tokyo, Japan.

Article 4.                      Company Bodies

In addition to the Shareholders’ Meeting and Directors, the Company shall maintain the following executive bodies:
(1)           Board of Directors
(2)           Supervisory Committee
(3)           Accounting Auditor

Article 5.                      Method of Public Notice

Public notices of the Company shall be given in electronic form.  Provided that, in cases where use of electronic publication is not possible due to accident or other unavoidable causes, public notices shall be published in the Nihon Keizai Shimbun.

SECTION II
SHARES

Article 6.                      Total Number of Authorized Shares

The total number of authorized shares shall be one hundred and seventy million (170,000,000) shares.

Article 7.                     Purchase of Own Shares

In accordance with the provisions of Article 165, paragraph (2) of the Companies Act, the Company may, by resolution of the Board of Directors, purchase its own shares through market transactions or by other means.

Article 8.                      Number of Shares Constituting One Share Unit

The number of shares constituting one share unit shall be one hundred (100) shares.

Article 9.                      Rights in Relation to Shareholdings Less Than One Share Unit

A shareholder of the Company may not exercise any rights other than those set forth below regarding its shareholdings less than one share unit:
(1)	rights set forth in Article 189, paragraph (2) of the Companies Act;
(2)	the right to receive the allotment of shares for subscription and the allotment of share options for subscription in proportion to the shares held by the shareholder; or
(3)	the right to make a request as set forth in the following Article.

Article 10.                   Demand for Sale of Shares Less Than One Share Unit

A shareholder of the Company, in accordance with the provisions of the share handling regulations, may demand that the Company sell him/her a sufficient number of shares to constitute one share unit when combined with shares less than one share unit held by the shareholder.

Article 11.                   Administrator of Shareholder Registry

1.	The Company shall appoint an administrator of the shareholder registry.

2.	The administrator of the shareholder registry and its business office shall be determined by the resolution of the Board of Directors, and a public notice thereof shall be given.

3.
Preparation and keeping of the Company’s shareholder registry and share option registry, as well as any other business with respect to the shareholder registry or the share option registry, shall be entrusted to the administrator of the shareholder registry, and shall not be handled by the Company.

Article 12.                    Share Handling Regulations

Procedures and fees for the handling of the Company shares shall be governed by the share handling regulations adopted by the Board of Directors, in addition to law and regulations as well as these Articles of Incorporation.

SECTION III
SHAREHOLDERS’ MEETINGS

Article 13.                   Convocation

Annual Shareholders’ Meetings of the Company shall be convened every June, and extraordinary Shareholders’ Meetings shall be convened whenever necessary.

Article 14.                      Record Date for Annual Shareholders’ Meetings

The record date for the right to vote at annual Shareholders’ Meetings of the Company shall be the 31st day of March of each year.

Article 15.                   Chairperson

1.	The President shall assume the role of chairperson, and shall preside over Shareholders’ Meetings.

2.	If circumstances prevent the President from chairing a meeting, another Director shall stand in as chairperson according to the order previously determined by the Board of Directors.

Article 16.                    Internet Disclosure and Deemed Provision of Reference Documents for Shareholders’ Meetings, etc.

When convening a Shareholders’ Meeting, information concerning matters to be described or represented in reference documents for Shareholders’ Meetings, business reports, financial statements, and consolidated financial statements which are disclosed by the Company by a method utilizing the Internet according to the provisions of the applicable Ordinance of the Ministry of Justice, may be deemed to have been provided to shareholders.

Article 17.                   Method for Adopting Resolutions

1.
Unless otherwise stipulated by law or Articles of Incorporation, a resolution of the Shareholders’ Meeting shall be adopted by a majority of the voting rights of shareholders who are entitled to exercise voting rights and are present at such meeting.

2.
A resolution pursuant to Article 309, paragraph (2) of the Companies Act shall be adopted when at least one third (1/3) of shareholders who are entitled to exercise voting rights are present at such meeting, and by at least two-thirds (2/3) of such shareholders exercise their voting rights for the proposal.

Article 18.                   Exercise of Voting Rights by Proxy

1.	A shareholder of the Company may exercise his or her voting rights by proxy through another shareholder of the Company possessing voting rights.

2.	The shareholder or the proxy must submit a certification of rights of proxy to the Company for each Shareholders’ Meeting.

SECTION IV

DIRECTORS, BOARD OF DIRECTORS, AND SUPERVISORY COMMITTEE

Article 19.                    Number of Directors

1.	The Company shall have no more than twelve (12) Directors (excluding those who are members of the Supervisory Committee).

2.	The Company shall have no more than five (5) Directors who are members of the Supervisory Committee.

Article 20.                    Method of Election of Directors

1.	Directors shall be elected at Shareholders’ Meetings. The Directors who are members of the Supervisory Committee shall be elected separately from the other Directors.

2.
A resolution for the election of Directors shall be adopted when at least one third (1/3) of shareholders who are entitled to exercise voting rights are present at such meeting, and a majority of such shareholders exercise their voting rights for the proposal.

3.	A resolution for the election of Directors shall not be adopted by cumulative voting.

Article 21.                   Term of Office

1.
The term of office of each Director (excluding those who are members of the Supervisory Committee) shall continue until the conclusion of the annual Shareholders’ Meeting for the last business year which ends within one (1) year of the Director’s election.

2.
The term of office of each Director who is a member of the Supervisory Committee shall continue until the conclusion of the annual Shareholders’ Meeting for the last business year which ends within two (2) years of the Director’s election.

3.
The term of office of each Director who is a member of the Supervisory Committee and has been elected to fill the vacancy of another Director who was a member of the Supervisory Committee and retired from his/her post before the expiry of his/her term of office shall expire at the expiration of the term of office of the retired Director who was a member of the Supervisory Committee.

Article 22.                   Substitute Directors

1.
In order to prepare for cases where there is a vacancy which results in a shortfall in the number of Directors provided in law or regulations as well as Articles of Incorporation, Substitute Directors may be elected at Shareholders’ Meetings.

2.	The provisions of paragraph (2) of Article 20 shall be applied mutatis mutandis to the quorum for a resolution for the election of a Substitute Director.

3.
The term of office of the Director who has been elected as a Substitute Director pursuant to paragraph (1) and has assumed the position of Director shall be the remaining term of office of the predecessor in office.

4.
A resolution for the election of a Substitute Director who is a member of the Supervisory Committee shall cease to be effective at the commencement of the annual Shareholders’ Meeting for the last business year ending within two (2) years of such resolution.

Article 23.                    Board of Directors

1.	The Board of Directors shall determine matters prescribed by law and regulations and Articles of Incorporation, as well as matters relating to the execution of important operations of the Company.

2.
Unless otherwise stipulated by law and regulations, the Chairman of the Board of Directors shall call the meetings of the Board of Directors and assume the role of chairperson in presiding over such meetings.

3.
If there is currently no Chairman of the Board of Directors or if circumstances prevent the Chairman of the Board of Directors from chairing a meeting, the President shall assume the role of chairperson.  If circumstances prevent the President from chairing a meeting, another Director shall stand in as chairperson according to the order of responsibility previously determined by the Board of Directors.

4.
Notice for convening a meeting of the Board of Directors shall be dispatched to each Director no later than four (4) days prior to the date of such meeting.  However, the period of notice may be shortened in the case of emergency.

5.	The meeting of the Board of Directors may be held without following the calling procedures if the consent of all Directors is obtained.

Article 24.                   Calling Notice for Supervisory Committee Meeting

1.
Notice for convening a meeting of the Supervisory Committee shall be dispatched to each member of the Supervisory Committee no later than three (3) days prior to the date of such a meeting.  However, the period of notice may be shortened in the case of emergency.

2.	The meeting of the Supervisory Committee may be held without following the calling procedures if the consent of all members of the Supervisory Committee is obtained.

Article 25.                   Omission of Resolution of Board of Directors

The Company shall deem a resolution to have been approved by the Board of Directors when the requirements set forth in Article 370 of the Companies Act are satisfied.

Article 26.                   Delegation to Directors

The Company may, pursuant to the provisions of Article 399-13, paragraph (6) of the Companies Act, delegate all or some decisions on the execution of important businesses (excluding matters set forth in items of paragraph (5) of the same Article) to Directors, by resolution of the Board of Directors.

Article 27.                   Representative Directors and Executive Directors

1.	The Board of Directors shall, by its resolution, elect Representative Directors.

2.	The Board of Directors may, by its resolution, appoint one (1) Honorary Chairman, one (1) Chairman, one (1) Vice Chairman, one (1) President and a number of Executive Vice Presidents.

Article 28.                   Regulations of the Board of Directors

Matters concerning the Board of Directors shall be in conformity with law and regulations and Articles of Incorporation, as well as with the regulations of the Board of Directors adopted by the Board of Directors.

Article 29.                   Regulations of the Supervisory Committee

Matters concerning the Supervisory Committee shall be in conformity with law and regulations and Articles of Incorporation, as well as with the regulations of the Supervisory Committee adopted by the Supervisory Committee.

Article 30.                   Remuneration

The remuneration, bonuses, or other economic benefits received by Directors from the Company in consideration of performance of their duties shall be determined by resolution of the Shareholders’ Meeting.  The remuneration of Directors who are members of the Supervisory Committee shall be decided separately from those of other Directors.

Article 31.                   Limitation of Liability of Directors

Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into an agreement with each of the Directors (excluding those who are Executive Directors, etc.) limiting the amount of liability for damages arising from negligence in the performance of his/her duties.  Provided that, the limit amount of the liability under the relevant agreement shall be the amount set by law and regulations.

SECTION V
ACCOUNTING

Article 32.                    Business Year

The business year of the Company shall commence on the 1st day of April of each year, and shall conclude on the 31st day of March of the following year.

Article 33.                      Record Date for Dividends of Surplus

1.	The record date for the payment of year-end dividends to the Company’s shareholders shall be the 31st day of March of each year.

2.	In addition to the preceding paragraph, the Company may distribute dividends of surplus by setting a record date.

Article 34.                    Interim Dividends

The Company may pay an interim dividend by resolution of the Board of Directors, setting the 30th day of September of each year as the record date.

Article 35.                   Period of Exclusion of Dividends

Where the dividend property is money, the Company shall be relieved of the obligation to pay any dividend property that remains unclaimed after the lapse of three (3) full years from the date on which the dividend property first becomes due and payable.

SUPPLEMENTARY PROVISIONS

Article 1.                      First Business Year

Notwithstanding the provisions of Article 32, the first business year of the Company shall commence on the day of incorporation of the Company, and shall conclude on March 31, 2016.

Article 2.                      Initial Remuneration for Directors

1.
Notwithstanding the provisions of Article 30, the aggregate amount of all remuneration for Directors to be paid to the initial Directors of the Company (excluding the Directors who are members of the Supervisory Committee) in money for the period from the day of incorporation of the Company to the conclusion of the first annual Shareholders’ Meeting (the “Initial Monetary Remuneration”) shall be not more than five hundred million yen per year (excluding salaries paid as the employee portion for the Directors who also work as employees).

2.
Notwithstanding the provisions of Article 30, the aggregate Initial Monetary Remuneration for all Directors who are members of the Supervisory Committee shall not amount to more than ninety million yen per year.

3.
Notwithstanding the provisions of Article 30, the remuneration, etc. for Directors of the Company (excluding the Outside Directors and the Directors who are members of the Supervisory Committee) and the executive officers (together with the Directors, the “Directors and Executive Officers”) based on the Stock Remuneration Plan (the “Plan”) which covers the period from the day of incorporation of the Company to the business year ending on March 31, 2018 shall be as follows:

(1)           Limit of the amount of money to be contributed by the Company

The Company will introduce the Plan which covers the period from the business year ending on March 31, 2016 to the business year ending on March 31, 2018.  The Company shall contribute up to a total aggregate of six hundred and eighty-seven million yen as remuneration for Directors and Executive Officers, and shall establish a trust, with the beneficiaries to be the Directors and Executive Officers who meet the beneficiary requirements (such trust is referred to as the “Trust”).

(2)	Method of calculation of and limit on the number of shares in the Company received by Directors and Executive Officers

The Company will, in June of each year during the trust period, award points to each of the Directors and Executive Officers which shall be calculated based on position and business performance achievements during the business year ending on the 31st day of March of each year during the trust period.

The Company will, around June 2018, calculate the number of accumulated points (the “Number of Accumulated Points”) for each of the Directors and Executive Officers, and will grant shares in the Company to each of the Directors and Executive Officers in a number in accordance with the Number of Accumulated Points.  One share will be granted per point.  If there is any event that causes an adjustment of the Number of Accumulated Points to be considered fair, such as a share split or a consolidation of shares, etc., during the trust period, the Company will make such adjustment in accordance with the split ratio or the consolidation ratio, etc.

The upper limit of the total number of Company shares that may be granted to the Directors and Executive Officers shall be three hundred and eighty thousand shares.

(3)	Timing of share grants to Directors and Executive Officers

The Directors and Executive Officers who meet the beneficiary requirements will, around June 2018, receive 50% of the Company shares corresponding to the Number of Accumulated Points (any fractions falling short of one unit of shares will be rounded down), and will receive a payment of the amount of cash equivalent to the rest of the Company shares after conversion into cash within the Trust.

Article 3.                      Deletion of Supplementary Provisions

1.	These supplementary provisions (other than Article 2, paragraph (3)) shall be deleted at the conclusion of the first annual Shareholders’ Meeting.

2.
Article 2, paragraph (3) of these supplementary provisions shall be deleted at the time when the Plan ends (or, if a proposal regarding the continuation of the Plan is submitted and approved at the annual Shareholders’ Meeting of the Company pertaining to the fiscal year ending on March 31, 2018, at the time of the conclusion of such Shareholders’ Meeting).

End

3.	Matters relating to fairness under the provisions of Article 773, Paragraph (1), 5 and 6 of the Companies Act
(1)	Matters relating to the number and allotment of shares

The Share Transfer is to establish one (1) Holding Company, being the wholly-owning parent company, by the independent action of the Company.  All of the shares of the Holding Company shall be allotted only to the shareholders of the Company immediately prior to the Share Transfer.  The share units of the Company and the Holding Company consist of 1,000 and 100 shares, respectively.  Therefore, if 0.1 common shares of the Holding Company are granted for each common share of the Company, then without changing the minimum investment unit, all of the shareholders of the Company shall hold the same number of voting rights of the Holding Company immediately after the Share Transfer as they held of the Company immediately before the Share Transfer.  The Company has therefore decided to issue 0.1 common shares of the Holding Company stock for each common share of the Company held by its shareholders.

In this way, the planned number of new shares to be granted by the Holding Company is 84,770,508 common shares.  However, if the total number of issued shares of the Company should change before the Share Transfer takes effect, the abovementioned number of new shares granted by the Holding Company shall be changed.  If fractions of less than one share occur in the common shares of the Holding Company that must be granted to the shareholders of the Company under the Share Transfer, in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations, the Company shall pay such shareholders an amount corresponding to the portion of fractional shares.

As stated above, the Share Transfer is a share transfer conducted independently by the Company.  As such, the number and allotment of shares has not been calculated by an independent institution.

The Company deems that the above share transfer ratio is reasonable, as basically, it does not give rise to any fluctuation in the share value.  As part of this decision, the Company also takes into account the increase in shareholder administration costs.

(2)	Matters relating to stated capital and reserves

The stated capital and reserves of the Holding Company to be newly established by the Share Transfer are as follows.

The amounts of stated capital and reserves have been determined in accordance with Article 52 of the Corporate Accounting Rules, and are judged to be fair given the purpose and scale of the Holding Company, and its capital policy and other conditions after its establishment.

(i)Amount of stated capital	40,000,000,000 yen
(ii)Amount of capital reserves	10,000,000,000 yen
(iii)Amount of retained earnings reserves	0 yen

4.	Events occurring after the last day of the Company’s business year and having a material impact on the status of the Company’s Assets
None.

5.	Matters concerning the Directors (excluding those who are members of the Supervisory Committee) of the Holding Company
The Directors (excluding those who are members of the Supervisory Committee) of the Holding Company shall be as follows.

Name (Date of Birth)	Career Summary and Status (Status of Significant Concurrent Position(s))		Number of Shares of the Company Held	Number of Shares of the Holding Company to Be Allocated
Yaichi Kimura (May 20, 1940)	April 1963	Joined Daikyo Oil Co., Ltd.
	June 1993	Director of the Company
	June 1996	Managing Director
	June 1998	Representative Senior Managing Director
	June 2001	Executive Vice President, Representative Director
	June 2004	President, Representative Director
	June 2010	President, Representative Director, Chief Executive Officer
	June 2012	Chairman, Representative Director (current position)	231,000	23,100
(Status of Significant Concurrent Position(s))
Director, COSMO OIL LUBRICANTS CO., LTD.
Director, COSMO OIL SALES CORPORATION
Director, Cosmo Energy Exploration & Production Co., Ltd.
Director, Qatar Petroleum Development Co., Ltd.
Director, ABU DHABI OIL CO., LTD.
Director, COSMO ENGINEERING CO., LTD.
Director, Eco Power Co., Ltd.
Keizo Morikawa (January 29, 1948)	April 1971	Joined Daikyo Oil Co., Ltd.
	June 2000	Director of the Company
	June 2002	Managing Director
	June 2004	Senior Managing Director
	June 2006	Representative Senior Managing Director
	June 2008	Executive Vice President, Representative Director
	June 2010	Representative Director, Executive Vice President
	June 2012	President, Representative Director, Chief Executive Officer (current position)	175,000	17,500
(Status of Significant Concurrent Position(s))
President, Representative Director, Cosmo Energy Exploration & Production Co., Ltd.
Director, Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. Director, MARUZEN PETROCHEMICAL CO., LTD.
Representative Director, UNITED PETROLEUM DEVELOPMENT CO., LTD.
Atsuto Tamura (March 20, 1953)	April 1975	Joined Daikyo Oil Co., Ltd.
	June 2002	General Manager, Project Development Dept. of the Company
	June 2003	Managing Director, Cosmo Research Institute
	June 2004	President, Representative Director, Cosmo Research Institute
	June 2006	Executive Officer, General Manager, Corporate Communication Dept. of the Company
	June 2008	Senior Executive Officer, General Manager, Corporate Communication Dept.	123,000	12,300
	June 2009	Managing Director
	June 2010	Director, Senior Executive Officer
	June 2013	Representative Director, Senior Managing Executive Officer (current position)
(Assignment at the Company)
Corporate Management Unit

Name (Date of Birth)	Career Summary and Status (Status of Significant Concurrent Position(s))		Number of Shares of the Company Held	Number of Shares of the Holding Company to Be Allocated
Hiroshi Kiriyama (June 20, 1955)	April 1979	Joined Daikyo Oil Co., Ltd.
	June 2004	General Manager, Supply & Demand Coordination Dept. of the Company
	June 2008	Executive Officer, General Manager, Corporate Planning Dept.
	June 2010	Executive Officer, General Manager, Corporate Planning Dept. and Change Promotion Dept.
	June 2011	Senior Executive Officer, General Manager, Corporate Planning Dept. and Change Promotion Dept.	86,000	8,600
	June 2012	Senior Executive Officer
	June 2013	Director, Senior Executive Officer (current position)
(Assignment at the Company)
Corporate Planning Unit
(Status of Significant Concurrent Position(s))
Director, Cosmo Energy Exploration & Production Co., Ltd.
Director, Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd.
Director, MARUZEN PETROCHEMICAL CO., LTD.
Yasushi Ohe (July 26, 1955)	April 1979	Joined Daikyo Oil Co., Ltd.
	June 2008	General Manager, Supply &Demand Coordination Dept. of the Company
	June 2009	Executive Officer, General Manager, Supply &Demand Coordination Dept.
	June 2012	Senior Executive Officer, General Manager, Crude Oil & Tanker Dept.
	June 2013	Senior Executive Officer	61,000	6,100
	June 2014	Director, Senior Executive Officer (current position)
(Assignment at the Company)
Project Development Business Unit
(Status of Significant Concurrent Position(s))
Director, COSMO MATSUYAMA OIL CO., LTD.
Director, COSMO OIL LUBRICANTS CO., LTD.
Representative Director, Hyundai Cosmo Petrochemical Co., Ltd.

Notes:	1.
Keizo Morikawa also serves as Representative Director of our affiliate UNITED PETROLEUM DEVELOPMENT CO., LTD., and the Company and the relevant company have transaction relationships such as the sale and purchase of crude oil, etc.

2.
Yasushi Ohe also serves as Representative Director of our affiliate Hyundai Cosmo Petrochemical Co., Ltd., and the Company and the relevant company have transaction relationships such as the sale and purchase of petroleum products, etc.

3.	No special interests exist between the Company and any of the other candidates for Director.

Name (Date of Birth)	Career Summary and Status (Status of Significant Concurrent Position(s))		Number of Shares of the Company Held	Number of Shares of the Holding Company to Be Allocated
Mohamed Al Hamli (December 31, 1952)	August 1980	Joined Abu Dhabi Marine Operating Company
	March 1997	General manager, Abu Dhabi National Oil Company for Distribution
	October 1998	Director, Marketing & Refining, Abu Dhabi National Oil Company	0	0
	November 2004	Minister of Energy, the United Arab Emirates
	February 2005	Deputy Chairman, International Petroleum Investment Company (current position)
	June 2010	Director of the Company (current position)
Mohamed Al Mehairi (December 6, 1975)	September 1999	Joined Abu Dhabi National Oil Company
	August 2006	Investment Manager, Invest Management Division, Investment Department, International Petroleum Investment Company
	July 2007	Division Manager, Evaluation & Execution Division, International Petroleum Investment Company
	July 2007	Board Member of Supervisory Board, Borealis (current position)	0	0
	March 2008	Vice Chairman, Pak-Arab Refinery Ltd. (current position)
	February 2009	Director Investment, International Petroleum Investment Company (current position)
	July 2009	Director, Nova Chemicals Corporation (current position)
	June 2012	Director of the Company (current position)
	July 2014	Director of Etihad Airways (current position)

Notes:	Matters with respect to the candidates for Outside Director (excluding Directors who are members of the Supervisory Committee) are as follows:
(1)	Mohamed Al Hamli and Mohamed Al Mehairi are candidates for Outside Director.
(2)	The reasons for choosing the candidates for Outside Director are as follows:
(i)
Mohamed Al Hamli has served as the Minister of Energy of the United Arab Emirates and the Company judges him capable of properly executing duties as Outside Director from an international viewpoint with respect to the petroleum industry.

(ii)
Mohamed Al Mehairi serves as Board Member of Supervisory Board of Borealis, Vice Chairman of Pak-Arab Refinery Ltd., and Director of Nova Chemicals Corporation. Therefore, the Company judges him capable of properly executing duties as Outside Director from an international viewpoint with respect to the petroleum industry.

(3)	Mohamed Al Hamli and Mohamed Al Mehairi served for Abu Dhabi National Oil Company (ADNOC) and ADNOC is the Company’s specified related operator.
(4)	The term of office as Outside Director of each candidate for Outside Director since assuming office is as follows:
(i)	Mohamed Al Hamli currently is an Outside Director of the Company, and his term of office as Outside Director will reach five (5) years at the close of this meeting.
(ii)	Mohamed Al Mehairi currently is an Outside Director of the Company, and his term of office as Outside Director will reach three (3) years at the close of this meeting.
(5)	Mohamed Al Mehairi is related in the third degree to an executing person of the Company’s specified related operator, Abu Dhabi National Oil Company.
(6)
Pursuant to the provision of Article 423, Paragraph 1 of the Companies Act, the Company has entered into agreements with Mohamed Al Hamli and Mohamed Al Mehairi, to limit the liability for damages. The limit of the liability under the relevant agreement shall be the minimum amount that is set by the provision of Article 425, Paragraph 1 of the said act. If Cosmo Energy Holdings Company, Limited is established, and Mohamed Al Hamli and Mohamed Al Mehairi are elected as Outside Director of the said company, the said company plans to enter into an agreement with them to limit the liability for damages under the same conditions.

(7)
In June 2011 the Company was subject to administrative action from the Ministry of Economy, Trade and Industry in the form of revocation of certification of Accredited Completion Inspection Executor and an Accredited Safety Inspection Executor for reasons including failure to comply with technical standards stipulated in the High Pressure Gas Safety Act. Mohamed Al Hamli was unaware of the aforementioned violations until the matter came to light. Mohamed Al Hamli has routinely emphasized the importance of safe, stable operations and rigorous compliance. In response to the said administrative action, he continues to give his opinion on the fundamental strengthening of the safety management system, etc., by outside expert consultants and on measures to prevent recurrence, overall safety inspections, etc., at Board of Directors Meetings.

6.	Matters concerning Directors who are members of the Supervisory Committee of the Holding Company
The Directors who are members of the Supervisory Committee of the Holding Company shall be as follows.

Name (Date of Birth)	Career Summary and Status (Status of Significant Concurrent Position(s))		Number of Shares of the Company Held	Number of Shares of the Holding Company to Be Allocated
Katsuhisa Ohtaki (February 17, 1956)	April 1978	Joined Daikyo Oil Co., Ltd.
	June 2005	General Manager, Sendai Branch Office of the Company
	June 2007	Executive Officer, General Manager, Industrial Fuel Marketing Dept.
	June 2009	Executive Officer, General Manager, Yokkaichi Refinery
	June 2011	Senior Executive Officer, General Manager, Yokkaichi Refinery	81,000	8,100
	March 2012	Senior Executive Officer, General Manager, Chiba Refinery
	June 2014	Director, Senior Executive Officer (current position)
(Assignment at the Company)
Risk Management Unit and Technology & Research Unit
Sakae Kanno (June 18, 1947)	April 1971	Joined The Kansai Electric Power Co., Inc.
	June 2001	Executive Officer, Office of Affiliates Management and Business Development, The Kansai Electric Power Co., Inc.
	June 2003	Managing Director, The Kansai Electric Power Co., Inc.
	June 2007	Executive Vice President and Director, The Kansai Electric Power Co., Inc.	0	0
	June 2011	Audit & Supervisory Board Member, The Kansai Electric Power Co., Inc. (current position)
	June 2013	Audit & Supervisory Board Member of the Company (current position)
Teruo Miyamoto (March 12, 1947)	April 1969	Joined Tokyo Electric Co., Ltd. (Currently Toshiba Tec Corporation)
	February 1997	Acting General Manager on Corporate Planning of General Affairs Group and Acting General Manager on International Affairs of General Affairs Group, Toshiba Tec Corporation
	June 1999	Deputy General Manager of General Affairs Department and Acting General Manager on Legal Affairs of General Affairs Group, Toshiba Tec Corporation
	June 2002	Full-time Audit & Supervisory Board Member, Toshiba Tec Corporation	0	0
	October 2009	Managing Director & Assistant Secretary General, Japan Audit & Supervisory Board Members Association
	October 2010	Executive Managing Director & Secretary General, Japan Audit & Supervisory Board Members Association
	October 2011	Representative Executive Managing Director & Secretary General, Japan Audit & Supervisory Board Members Association
	November 2014	Advisor, Japan Audit & Supervisory Board Members Association (current position)

Notes:	1.	No special interests exist between the Company and any of the other candidates for Director.
2.	Matters with respect to the candidates for Outside Director are as follows:
(1)	Sakae Kanno and Teruo Miyamoto are candidates for Outside Director.
(2)	Reasons for choosing the candidates for Outside Director, etc. are as follows:
(i)
Sakae Kanno has experience as a Director and Audit & Supervisory Board Member of The Kansai Electric Power Co., Inc., Therefore the Company judges him capable of properly executing duties as Outside Director who is a member of the Supervisory Committee from his wide-ranging viewpoint, which extends beyond the industry to which the Company and Cosmo Energy Holdings Company, Limited belong.

(ii)
Teruo Miyamoto has intricate knowledge of corporate accounting and corporate governance as well as abundant knowledge in legal affairs, gained through such experience as serving in important positions in the International Division and Legal Affairs Division of Toshiba Tec Corporation, and later as Executive Managing Director and Head of Secretariat of the Japan Audit & Supervisory Board Members Association.  Therefore the Company judges him capable of properly executing duties as Outside Director who is a member of the Supervisory Committee from his wide-ranging viewpoint, which extends beyond the industry to which the Company and Cosmo Energy Holdings Company, Limited belong.

(3)	Sakae Kanno is currently Outside Audit & Supervisory Board Member of the Company. He will reach two (2) years at the close of this meeting.
(4)
Sakae Kanno serves as an Audit & Supervisory Board Member at The Kansai Electric Power Co., Inc.  Although the Company has a trading relationship with said company that includes the sales of petroleum products, this trade is less than 0.2% of each company’s respective total net sales in the fiscal year under review.  Therefore, the Company judges the candidate possesses adequate independence.

(5)
Pursuant to the provision of Article 423, Paragraph 1 of the Companies Act, the Company has entered into agreements with Sakae Kanno, to limit the liability for damages.  The limit of the liability under the relevant agreement shall be the minimum amount that is set by the provision of Article 425, Paragraph 1 of the said act.  If Cosmo Energy Holdings Company, Limited is established, and Sakae Kanno and Teruo Miyamoto are elected as Outside Director of the said company, the said company plans to enter into an agreement with them to limit the liability for damages under the same conditions.

(6)
The Company has notified the Tokyo Stock Exchange of Sakae Kanno’s status as an independent Director as stipulated in the regulations of that exchange.  If Cosmo Energy Holdings Company, Limited is established and Sakae Kanno and Teruo Miyamoto are appointed as Outside Directors, it is planned that the Tokyo Stock Exchange will be notified of Sakae Kanno’s and Teruo Miyamoto’s status as independent Director.

(7)
Sakae Kanno is currently serving as Outside Audit & Supervisory Board Member of the Company, and if Cosmo Energy Holdings Company, Limited is established and Sakae Kanno is appointed as Outside Director of said company, it is planned that he will resign as Outside Audit & Supervisory Board Member of the Company.

7.	Matters concerning Substitute Directors who are members of the Supervisory Committee of the Holding Company
The Substitute Directors who are members of the Supervisory Committee of the Holding Company shall be as follows.

Name (Date of Birth)	Career Summary and Status (Status of Significant Concurrent Position(s))		Number of Shares of the Company Held	Number of Shares of the Holding Company to Be Allocated
Kenichi Taki (February 26, 1957)	April 1975	Joined Daikyo Oil Co., Ltd.
	June 2005	Acting General Manager, Accounting Dept. of the Company
	June 2008	General Manager, Internal Auditing Office
	June 2012	Executive Officer, General Manager of Accounting Dept.
	June 2014	Senior Executive Officer, General Manager, Accounting & Finance Dept. (current position)	41,000	4,100
(Assignment at the Company)
Assistant of Director for Corporate Management Unit (Status of Significant Concurrent Position(s))
Auditor, KYOEI TANKER CO., LTD.
Audit & Supervisory Board Member, QATAR PETROLEUM DEVELOPMENT CO., LTD.
Outside Audit & Supervisory Board Member, Hyundai Cosmo Petrochemical Co., Ltd.
Soichi Yukawa (April 20, 1949)	April 1972	Joined Tateisi Electric Manufacturing Co. (Currently OMRON Corporation)
	June 1999	Managing Executive Officer of OMRON Corporation
	June 2001	Chairman, OMRON Management Center of Europe and Chairman, OMRON Management Center of America	1,000	100
	June 2003	Senior Managing Executive Officer, OMRON Corporation and President, Electronic Components Business Company
	June 2009	Full-time Audit & Supervisory Board Member of OMRON Corporation (Until Jun. 2013)

Notes:	1.	No special interests exist between the Company and any of the other candidates for Substitute Director and Substitute Outside Director.
2.
Kenichi Taki is a candidate for Director as a substitute for Katsuhisa Ohtaki and Soichi Yukawa is a candidate for Outside Director as a substitute for Sakae Kanno or Teruo Miyamoto.  A resolution regarding the elections of both candidates, who are candidates for Substitute Director or Substitute Outside Director, may be rescinded by resolution of the Board of Directors with the consent of the Supervisory Committee, only before the candidates assume office.

3.	Matters with respect to the candidates for Substitute Outside Director are as follows:
(1)	Soichi Yukawa is a candidate for Substitute Outside Director.
(2)	Reasons for choosing the candidates for Substitute Outside Director are as follows:
The Company judges Soichi Yukawa capable of properly executing duties as Outside Director who is a member of the Supervisory Committee from his viewpoint as a corporate manager, based on his experience as Managing Officer and Audit & Supervisory Board Member of Omron Corporation and from his wide-ranging viewpoint, which extends beyond the industry to which the Company and Cosmo Energy Holdings Company, Limited belong, based on his extensive experience in corporate accounting and legal affairs.
(3)
If Cosmo Energy Holdings Company, Limited is established and Soichi Yukawa is appointed as Outside Director, it is planned that the Holdings Company will conclude an agreement with Soichi Yukawa to limit his liability for damages pursuant to Article 423, Paragraph 1 of the Companies Act that stipulates the minimum liability limit amount provided for in Article 425, Paragraph 1 of the same Act as the limit.

(4)
If Cosmo Energy Holdings Company, Limited is established and Soichi Yukawa is appointed as Outside Director, it is planned that the Tokyo Stock Exchange will be notified of Soichi Yukawa’s status as independent Director as stipulated in the regulations of that exchange.

8.	Matters concerning the Accounting Auditor of the Holding Company
The Accounting Auditor of the Holding Company shall be as follows.

(As of March 31, 2015)
Name	KPMG AZSA LLC
Location of the main office	1-2 Tsukudo-cho, Shinjuku-ku, Tokyo
History	July 1969	Asahi & Co. was established.
	July 1985	Asahi & Co. and SHINWA Audit Corporation merged to form ASAHI SHINWA & Co.
	October 1993	ASAHI SHINWA & Co. merged with Inoue Saito Eiwa Audit Corporation to form Asahi & Co.
	February 2003	KPMG audit division spun off from Shin Nihon & Co. to form AZSA & Co.
	April 2003	Asahi & Co. became a member firm of KPMG
	January 2004	Asahi & Co. merged with AZSA & Co. to form KPMG AZSA & Co.
	July 2010	KPMG AZSA & Co. became limited liable company to become KPMG AZSA LLC.

9.	Stock Remuneration Plan
In introducing the Stock Remuneration Plan (hereinafter the “Plan”) an organization called the Executive Remuneration Board Incentive Plan Trust (hereinafter the “BIP Trust”) will be adopted.  The BIP Trust is an incentive plan for executives developed by making reference to the performance-linked stock remuneration (performance share) system used in the U.S. Shares of the Holding Company acquired by the BIP Trust will be granted to Holding Company Directors and Core Business Company Directors in accordance with the degree to which performance targets are achieved.

(1)	BIP Trust Organization

(i) Resolution of the Shareholders' Meeting

[Trustor]

Holding Company

(viii) Uncompensated transfer and cancellation of residual shares (ix) Benefit payment of residual assets

Stock market

(iv) Payment

(iv) Holding

Company shares

Trust administrator

(vi) Order not to exercise voting rights

[Beneficiaries] Holding Company Directors, etc. Core Business Company Directors

(vii) Distribution of Holding Company shares and payment of benefits

(v) Dividend

(iii) Establish trusts

(ii) Establish share granting rules

[Trustee]

Trust bank

(bank as joint trustee)

BIP Trust

Holding Company shares and money

(i)
The Company will obtain a resolution of approval from this Shareholders’ Meeting regarding the establishment of the Holding Company by the Share Transfer, including the introduction of the Plan within the Articles of Incorporation of the Holding Company.  Moreover, each of the core business companies will obtain resolutions on the executives’ remuneration systems regarding the introduction of the Plan at their respective ordinary general meetings of shareholders.

(ii)	The Holding Company will establish share granting rules for the executives’ remuneration at the Board of Directors meeting in relation to the introduction of the Plan.
(iii)
Each core business company will contribute money to the Holding Company within the scope approved by the respective ordinary general meetings of shareholders in (1).  The Holding Company will entrust to a trust bank (trustee) money within the scope stipulated by the articles approved by the Shareholders’ Meeting in (1) in addition to the monetary contribution received from the respective Core Business Companies, and will establish a trust (hereinafter, the “Trust”) with the beneficiaries being Holding Company Directors, etc. and Core Business Company Directors who meet the beneficiary requirements.

(iv)
The trustee (the Trust) will acquire shares of the Holding Company from the stock market using funds provided by the contribution in (3) under the direction of the trust administrator.  The Holding Company shares in the Trust shall be allocated into accounts to be managed in accordance with the amounts of money contributed by the subject companies.

(v)	Dividends shall be paid for the shares of the Holding Company held in the Trust in the same way as for other Holding Company shares.

(vi)	The Holding Company shares held in the Trust shall not have their voting rights exercised during the trust term.
(vii)
During the trust term, the beneficiaries will receive Holding Company shares in accordance with the share granting rules of the Holding Company (moreover, pursuant to the provisions of the trust agreement, the beneficiaries may convert the Holding Company shares into cash within the Trust and receive a cash payment in lieu of shares.)  (*1)

(viii)
If residual shares are left over at the completion of the trust term because of failure to achieve performance targets, and so forth, they shall be transferred without compensation to the Holding Company, which plans to acquire them without paying compensation and then cancel them by a resolution of the Board of Directors.

(ix)
At the time when the Trust ends, the assets that remain after allocation to beneficiaries are to be returned to the Holding Company within the scope of the reserve for trust expenses, which the trust funds less the share acquisition funds.  Furthermore, any portion exceeding the reserve for trust expenses is to be donated to an organization with no conflict of interest with the Holding Company and its board members and the respective Core Business Companies and their Board Members.  (*2)

(2)	Details of the Plan
(i)	Overview of the Plan
The Plan is an incentive plan for granting Holding Company shares as executive remuneration in accordance with the degree of achievement of performance targets, etc. for each business year, covering the three (3) years (hereinafter the “Plan Period”) from the business year ending on March 31, 2016 to the business year ending on March 31, 2018.
(ii)	Shareholders’ Meeting resolution relating to the introduction of the Plan
At the Shareholder’s Meeting of the Holding Company, the establishment of the Holding Company by means of the Share Transfer will be resolved, including the inclusion in the articles of the Holding Company of the upper limits on the amount of money to be contributed to the Trust by the Holding Company, the upper limit of the number of shares to be granted to Directors, and other necessary matters.  Moreover, at the shareholders’ meetings of the respective Core Business Companies, the upper limits on the amounts of money to be contributed to the trust through the Holding Company and the upper limits on the numbers of shares to be granted will be respectively resolved, along with other necessary matters.
(iii)	Eligible persons for the Plan (beneficiary conditions)
The Holding Company Directors, etc. and Core Business Company Directors (hereinafter the “Eligible Persons”) who have satisfied the following beneficiary conditions shall receive a grant of Holding Company shares from the Trust around June, 2018, the number of which shall be in accordance with the number of accumulated points (as described in (v) below).
a)	Persons holding an ongoing appointment as a Holding Company Director, etc. or Core Business Company Director as of June 1, 2018 (*3) (*4)
b)	Persons that have not conducted certain illegal activities
c)	Persons that meet any other requirements considered necessary to achieve the objectives of the remuneration system
(iv)	Trust term
The trust term shall be approximately three years from November 6, 2015 (planned) until August 31, 2018.  Furthermore, if the continuation of the Plan is proposed and approved at the Ordinary General Meeting of Shareholders for the business year ending March 31, 2018, the Trust may be continued by changing the trust agreement and carrying out additional entrustment within the scope approved by the resolution of the Shareholders’ Meeting.
(v)	Holding Company Shares to be granted to Eligible Persons
The Holding Company Shares to be granted to Eligible Persons will be determined in each business year ending on the 31st day of March within the trust term by the number of points obtained by multiplying a predetermined number of base points for each rank by a performance-linked coefficient that varies in accordance with the level of performance achievement.  The number of points determined by the above will be awarded in June of each year within the trust term to people who are currently appointed as Eligible Persons as of the 1st of June each year.  The Eligible Persons will be granted a number of Holding Company shares in accordance with the number of accumulated points (hereinafter the “Number of Accumulated Points”) around June 2018.  One Holding Company share will be granted per point (*5).  Furthermore, the performance-lined coefficient will range between 0-200% at the Holding Company and 0-150% at Core Business Companies, depending on the level performance achievement.

The indicators for evaluating the level of performance achievement at both the Holding Company and the Core Business Companies shall be the consolidated performance indicators including ordinary income (excluding valuation gains and losses on inventory) net D/E ratio, and ROE.  Moreover, the Company plans to establish the Nomination and Remuneration Advisory Committee at the Holding Company as an advisory body for the Board of Directors.  Note that it is planned that a Nomination and Remuneration Committee in which the majority of members will be independent Outside Directors will be established in the Holding Company as an advisory organ of the Board of Directors.  The assessment of level of performance achievement will be determined by the Board of Directors after being deliberated by the Nomination and Remuneration Advisory Committee.
(vi)	Method and period for granting Holding Company shares to Holding Company Directors and the Core Business Company Directors
Eligible Persons who meet the beneficiary requirements will receive a grant of 50% of the Holding Company shares corresponding to their Number of Accumulated Points around June 2018, while the residual shares will be converted to cash within the Trust and the Eligible Persons shall receive a benefit of money in the amount corresponding to the converted shares.  Moreover, Eligible Persons who resign during the trust term (except for those who have resigned for personal circumstances or have been dismissed) shall, promptly after the resignation, receive a grant from the Trust of 50% of the number of Holding Company Shares corresponding to the Number of Accumulated Points awarded to them during their appointment, while the residual shares will be converted to cash within the Trust and the Eligible Persons shall receive a benefit of money in the amount corresponding to the converted shares.
(vii)	Planned Amount of truest funds to be contributed to the Trust and planned number of Holding Company shares to be granted from the Trust
The amount of trust funds to be contributed to the Trust by the Holding Company and the Core Business Companies, being three companies in total, during the trust term is to be limited, respectively, as follows.  Furthermore, the amount of trust funds contributed to the Trust is to be calculated by considering an appropriate balance with basic remuneration and adding trust remuneration and trust expenses.  Moreover, the total maximum number of shares that is deliverable from the Trust shall be determined with reference to the most recent share price level, etc., taking into account the total maximum amount of the trust money.  Note that the total maximum number of shares will be calculated on the assumption that the shares will be delivered by allotment of 0.1 share of common stock of the Holding Company for each 1 share of common stock of the Company that shareholders own due to the establishment of the Holding Company.
a.	Holding Company
Maximum amount of trust money contributed to the Trust:  ¥687 million (*6) (planned)
Maximum number of shares delivered from the Trust:  380 thousand shares (*7) (planned)
b.	Core Business Companies (total of 3 companies)
Maximum amount of trust money contributed to the Trust:  ¥538 million (planned)
Maximum number of shares delivered from the Trust:  300 thousand shares (planned)
(viii)	Method of Holding Company share acquisition by the Trust
For the initial acquisition of Holding Company shares by the Trust, the shares are to be acquired within the scope of the respective limits for share acquisition funds and number of shares allotted for each of the companies subject to (vii) above.
(ix)	Exercise of voting rights pertaining to Holding Company shares in the Trust
The voting rights for Holding Company shares in the Trust (that is, Holding Company shares that have yet to be granted to Holding Company Directors, etc. and Core Business Company Directors pursuant to (vi) above) shall not be exercised during the trust term in order to ensure their neutrality with respect to management.
(x)	Handling of dividends for Holding Company shares in the Trust
Dividends for the Holding Company shares in the Trust shall be received by the Trust and allocated to cover its trust remuneration and trust expenses.  After being allocated to trust remuneration and trust expenses, any dividend money that remains when the trust is finally ended is to be donated to an organization with no conflict of interest with the Holding Company and its board members and the respective Core Business Companies and their board members.

However, if the residual money is to continue to be used by the Trust pursuant to (xi) below, then it will be used as share acquisition funds.
(xi)	Handling of the Trust at the end of the trust term
If there are residual shares at the end of the trust term due to non-achievement of performance targets during the target period and so forth, then, if a proposal to continue the Plan has been presented and approved at the Holding Company’s Ordinary General Meeting of Shareholders for the business year ending on March 31, 2018, the Trust may be continued by changing the trust agreement and carrying out additional entrustment within the scope approved by the resolution of the Shareholders’ Meeting.  If the Trust is ended due to the ending of the trust term, then as a shareholder return policy, the Trust is to transfer any residual shares to the Holding Company without compensation, and the Holding Company is to cancel these shares by a resolution of its Board of Directors.

(*1)	If the Holding Company shares are completely removed from the trust through granting to beneficiaries, the Trust will finish before the completion of the trust term.
(*2)
At the Ordinary General Meeting of Shareholders for the business year ending March 31, 2018, provided that the proposal to continue the Plan has been discussed and approved, the Trust may be continued by changing the trust agreement and conducting additional entrustment within the scope approved by the resolution of the Shareholders’ Meeting.

(*3)
The Eligible Persons shall receive delivery from the Trust promptly after retirement of Holding Company Shares of the number that corresponds to the accumulated points that were bestowed during service in the case of retirement on or after June 1, 2016 (excluding the case of retirement due to personal circumstances or dismissal).

(*4)
If an Eligible Person dies during service on or after June 1, 2016, the heir of said Eligible Person shall receive payment from the Trust promptly after said death of the money of the converted equivalent amount of shares of the Holding Company of the number that corresponds to the accumulated points that were bestowed during service.

(*5)
If the Holding Company Shares belonging to the Trust are increased or decreased by a stock split, a gratis allotment of shares, a stock consolidation, and so forth, the Holding Company will revise the number of shares to be granted per point.

(*6)	This will be the net total of the funds for share acquisition by the Trust during the trust term, the trust remuneration, and the trust expenses. The same holds for each Core Business Company.
(*7)	This includes the number of holding company shares that are the target of the conversion processing stated in (vi) above. The same holds for each Core Business Company.

(Reference)
[Trust Agreement Details]
(1)	Type of trust	Monetary Trust other than a specified solely administered monetary trust (Third Party Beneficiary Trust)
(2)	Purpose of the trust	Granting incentives to Holding Company Directors, etc. and Core Business Company Directors
(3)	Trustee	The Holding Company
(4)	Trustee	Trust bank (bank as joint trustee)
(5)	Beneficiaries	Persons satisfying the beneficiary requirements among Holding Company Directors, etc. and Core Business Company Directors
(6)	Trust Administrator	A third-party with no conflict of interest with the respective subject companies (certified public accountant)
(7)	Trust agreement date	November 6, 2015 (planned)
(8)	Trust term	November 6, 2015 (planned) – August 31, 2018 (planned)
(9)	System period	December 1, 2015 (planned) to August 31, 2018 (planned) (Awarding of points to commence from June 1, 2016)
(10)	Exercise of voting rights	Voting rights shall not be exercised.
(11)	Type of shares to be acquired	Common shares of the Holding Company
(12)	Amount of trust funds	1,225 million yen (planned) (including trust remuneration and trust expenses)
(13)	Share acquisition period	November 10, 2015 (planned) – December 10, 2015 (planned) (Excluding the five working days prior to the financial closing dates (including interim and quarterly financial closing dates))
(14)	Share acquisition method	Acquisition from the stock market
(15)	Rights holder	The Holding Company
(16)	Residual assets
The residual assets that may be received by the Holding Company as the rights holder shall be within the scope of the reserve for trust expenses, which the trust funds less the share acquisition funds.

[Details of administration relating to the trust and shares]
(1)	Trust-related administration	A trust bank is to be the trustee of the trust BIP and will conduct trust-related administration.
(2)	Share-related administration	A securities company is to conduct the administration related to the distribution of the Company shares to the beneficiaries based on the administration services contract.

End

Proposal No. 2:	Election of Ten (10) Directors

The term of office of all Directors will expire at the close of this General Meeting of Shareholders.  Therefore, it is proposed that ten (10) Directors be elected.
The candidates for Director are as follows.

Candidate No.	Yaichi Kimura (May 20, 1940)	* Career Summary and Status		* Status of Significant Concurrent Position(s)
1	April 1963	Joined Daikyo Oil Co., Ltd.	Director, COSMO OIL SALES CORPORATION
Director, Cosmo Energy Exploration & Production Co., Ltd.
Director, Qatar Petroleum Development Co., Ltd.
Director, ABU DHABI OIL CO., LTD.
Director, COSMO ENGINEERING CO., LTD.
Director, COSMO OIL LUBRICANTS CO., LTD.
Director, Eco Power Co., Ltd.
Reappointment		June 1993	Director of the Company
		June 1996	Managing Director
		June 1998	Representative Senior Managing Director
		June 2001	Executive Vice President, Representative Director
		June 2004	President, Representative Director
		June 2010	President, Representative Director, Chief Executive Officer	* Number of Shares of the Company Held
		June 2012	Chairman, Representative Director (current position)	231,000

Candidate No.	Keizo Morikawa (January 29, 1948)	* Career Summary and Status		* Status of Significant Concurrent Position(s)
2		April 1971	Joined Daikyo Oil Co., Ltd.
Director, Cosmo Energy Exploration & Production Co., Ltd.
Director, Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd.
Director, MARUZEN PETROCHEMICAL CO., LTD.
Representative Director, UNITED PETROLEUM DEVELOPMENT CO., LTD.

Reappointment		June 2000	Director of the Company
		June 2002	Managing Director
		June 2004	Senior Managing Director
		June 2001	Representative Senior Managing Director
		June 2004	Executive Vice President, Representative Director
		June 2010	Representative Director, Executive Vice President	* Number of Shares of the Company Held
		June 2012	Director, Chief Executive Officer (current position)	175,000

Candidate No.	Atsuto Tamura (March 20, 1953)	* Career Summary and Status		* Assignment at the Company
3		April 1975	Joined Daikyo Oil Co., Ltd.	Corporate Management Unit
Reappointment		June 2002	General Manager, Project Development Dept. of the Company	* Status of Significant Concurrent Position(s)
		June 2003	Managing Director, Cosmo Research Institute
		June 2004	President, Representative Director, Cosmo Research Institute
		June 2006	Executive Officer, General Manager, Corporate Communication Dept. of the Company
		June 2008	Senior Executive Officer, General Manager, Corporate Communication Dept.
		June 2009	Managing Director
		June 2010	Director, Senior Executive Officer	* Number of Shares of the Company Held
		June 2013	Representative Director, Senior Managing Executive Officer (current position)	123,000

Candidate No.	Hisashi Kobayashi (November 12, 1954)	* Career Summary and Status		* Assignment at the Company
4		April 1977	Joined DaikyAo Oil Co., Ltd.	Supply Business Unit
Reappointment		June 2004	General Manager, Osaka Branch Office of the Company	* Status of Significant Concurrent Position(s)
		June 2006	Executive Officer, General Manager, Sales Control Dept.	Director, COSMO ENGINEERING CO., LTD.
		June 2008	Senior Executive Officer, General Manager, Sales Control Dept.
		June 2010	Senior Executive Officer
		June 2011	Director, Senior Executive Officer	* Number of Shares of the Company Held
		June 2014	Director, Senior Managing Executive Officer (current position)	119,000

Candidate No.	Hiroshi Kiriyama (June 20, 1955)	* Career Summary and Status		* Assignment at the Company
5		April 1979	Joined Daikyo Oil Co., Ltd.	Corporate Planning Unit
Reappointment		June 2004	General Manager, Supply & Demand Coordination Dept. of the Company	* Status of Significant Concurrent Position(s)
		June 2008	Executive Officer, General Manager, Corporate Planning Dept.	Director, Cosmo Energy Exploration & Production Co., Ltd. Director, Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. Director, MARUZEN PETROCHEMICAL CO., LTD.
		June 2010	Executive Officer, General Manager, Corporate Planning Dept. and Change Promotion Dept.
		June 2011	Senior Executive Officer, General Manager, Corporate Planning Dept. and Change Promotion Dept.
		June 2012	Senior Executive Officer	* Number of Shares of the Company Held
		June 2013	Director, Senior Executive Officer (current position)	86,000

Candidate No.	Katsuhisa Ohtaki (February 17, 1956)	* Career Summary and Status		* Assignment at the Company
6		April 1978	Joined Daikyo Oil Co., Ltd.	Risk Management Unit and Technology & Research Unit
Reappointment		June 2005	General Manager, Sendai Branch Office of the Company	* Status of Significant Concurrent Position(s)
		June 2007	Executive Officer, General Manager, Industrial Fuel Marketing Dept.
		June 2009	Executive Officer, General Manager, Yokkaichi Refinery
		June 2011	Senior Executive Officer, General Manager, Yokkaichi Refinery
		March 2012	Senior Executive Officer, General Manager, Chiba Refinery	* Number of Shares of the Company Held
		June 2014	Director, Senior Executive Officer (current position)	81,000

Candidate No.	Muneyuki Sano (November 1, 1956)	* Career Summary and Status		* Assignment at the Company
7		April 1979	Joined Daikyo Oil Co., Ltd.	Sales Business Unit
Reappointment		June 2006	General Manager, Osaka Branch Office of the Company	* Status of Significant Concurrent Position(s)
		June 2008	Executive Officer, General Manager, Wholesale Marketing Dept.	Director, COSMO OIL SALES CORPORATION
		June 2009	Executive Officer, General Manager, Industrial Fuel Marketing Dept.
		June 2012	Senior Executive Officer, General Manager, Finance Dept.
		June 2013	Senior Executive Officer	* Number of Shares of the Company Held
		June 2014	Director, Senior Executive Officer (current position)	75,000

Candidate No.	Yasushi Ohe (July 26, 1955)	* Career Summary and Status		* Assignment at the Company
8		April 1979	Joined Daikyo Oil Co., Ltd.	Project Development Business Unit
Reappointment		June 2008	General Manager, Supply &Demand Coordination Dept. of the Company	* Status of Significant Concurrent Position(s)
		June 2009	Executive Officer, General Manager, Supply & Demand Coordination Dept.	Director, COSMO MATSUYAMA OIL CO., LTD. Director, COSMO OIL LUBRICANTS CO., LTD. Representative Director, Hyundai Cosmo Petrochemical Co., Ltd.
		June 2012	Senior Executive Officer, Manager, Crude Oil & Tanker Dept.
		June 2013	Senior Executive Officer	* Number of Shares of the Company Held
		June 2014	Director, Senior Executive Officer (current position)	61,000

(Notes)	1.
Keizo Morikawa also serves as Representative Director of our affiliate UNITED PETROLEUM DEVELOPMENT CO., LTD., and the Company and the relevant company have transaction relationships such as the sale and purchase of crude oil, etc.

2.
Yasushi Ohe also serves as Representative Director of our affiliate Hyundai Cosmo Petrochemical Co., Ltd., and the Company and the relevant company have transaction relationships such as the sale and purchase of petroleum products, etc.

3.	No special interests exist between the Company and any of the other candidates for Director.

<Candidates for Outside Director>

Candidate No.	Mohamed Al Hamli (December 31, 1952)	* Career Summary, Status at the Company and Significant Concurrent Position(s)
9		August 1980	Joined Abu Dhabi Marine Operating Company	February 2005	Deputy Chairman, International Petroleum Investment Company (current position)
Reappointment		March 1997	General manager, Abu Dhabi National Oil Company for Distribution	June 2010	Director of the Company (current position)
		October 1998	Director, Marketing & Refining, Abu Dhabi National Oil Company	* Number of Shares of the Company Held
		November 2004	Minister of Energy, the United Arab Emirates	0
* Reasons for choosing the person as candidate for Outside Director
Mohamed Al Hamli served as Minister of Energy of the United Arab Emirates and the Company judges him capable of properly executing duties as Outside Director from an international viewpoint with respect to the petroleum industry.

Candidate No	Mohamed Al Mehairi (December 6, 1975)	* Career Summary, Status at the Company and Significant Concurrent Position(s)
10		September 1999	Joined Abu Dhabi National Oil Company	March 2008	Vice Chairman, Pak-Arab Refinery Ltd. (current position)
Reappointment		August 2006	Investment Manager, Invest Management Division, Investment Department, International Petroleum Investment Company	February 2009	Director Investment, International Petroleum Investment Company. (current position)
		July 2007	Division Manager, Evaluation & Execution Division, International Petroleum Investment Company	July 2009	Director, Nova Chemicals (current position)
		July 2007	Board Member of Supervisory Board, Borealis (current position)	June 2012	Director of the Company (current position)
				July 2014	Director of Etihad Airways (current position)
* Number of Shares of the Company Held
0
* Reasons for choosing the person as candidate for Outside Director
Mohamed Al Mehairi serves as Board Member of Supervisory Board of Borealis, Vice Chairman of Pak-Arab Refinery Ltd., and Director of Nova Chemicals Corporation. Therefore, the Company judges him capable of properly executing duties as Outside Director from his international viewpoint with respect to the petroleum industry.

(Notes)	1.	Mohamed Al Hamli and Mohamed Al Mehairi served for Abu Dhabi National Oil Company (ADNOC) and ADNOC is the Company’s specified related operator.
2.	The term of office of Mohamed Al Hamli as Outside Director since assuming office will reach five (5) years at the close of this meeting.
3.	The term of office of Mohamed Al Mehairi as Outside Director since assuming office will reach three (3) years at the close of this meeting.
4.	Mohamed Al Mehairi is related in the third degree to an executing person of the Company’s specified related operator, Abu Dhabi National Oil Company.
5.
Pursuant to the provision of Article 423, Paragraph 1 of the Companies Act, the Company has entered into agreements with Mohamed Al Hamli and Mohamed Al Mehairi, to limit the liability for damages.  The limit of the liability under the relevant agreement shall be the minimum amount that is set by the provision of Article 425, Paragraph 1 of the said act.  If Mohamed Al Hamli and Mohamed Al Mehairi are reelected as Outside Director, the Company will renew the current agreement with them to limit the liability for damages under the same conditions.

Proposal No. 3:	Election of Five (5) Audit & Supervisory Board Members

The terms of office of all Audit & Supervisory Board Members will expire at the conclusion of this Ordinary General Meeting of Shareholders.  Therefore, it is proposed that five (5) Audit & Supervisory Board Members be elected.
The proposal at the Meeting had already been agreed upon by the Audit & Supervisory Board.
The candidates for Audit & Supervisory Board Member are as follows.

Candidate No.	Hideo Suzuki (March 1, 1956)	* Career Summary and Status at the Company and Significant Concurrent Position(s)
1		April 1978	Joined Daikyo Oil Co., Ltd.
(Status of Significant Concurrent Position(s))
Audit & Supervisory Board Member, COSMO OIL SALES CORPORATION Audit & Supervisory Board Member, SOGO ENERGY CORPORATION
Audit & Supervisory Board Member, Cosmo Energy Exploration & Production Co., Ltd. Audit & Supervisory Board Member, Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd.
Audit & Supervisory Board Member, QATAR PETROLEUM DEVELOPMENT CO., LTD.
Outside Audit & Supervisory Board Member, ABU DHABI OIL CO., LTD.
Audit & Supervisory Board Member, ECOPOWER CO., LTD.
Audit & Supervisory Board Member, UNITED PETROLEUM DEVELOPMENT CO., LTD.

Reappointment		June 2005	General Manager, Card Business Planning Dept. of the Company
		June 2007	General Manager, Audit Office
		June 2008	Executive Officer, General Manager, Secretariat
		June 2010	Full-time Audit & Supervisory Board Member (current position)

* Number of Shares of the Company Held
82,000

Candidate No.	Hideto Matsumura (August 1, 1952)	* Career Summary and Status at the Company and Significant Concurrent Position(s)		* Assignment at the Company
2		April 1975	Joined Maruzen Oil Co., Ltd.	(Status of Significant Concurrent Position(s)) Audit & Supervisory Board Member, COSMO ENGINEERING CO., LTD.
Reappointment		June 2005	General Manager, Sakaide Refinery of the Company
		June 2006	Executive Officer, General Manager, Sakaide Refinery
		June 2007	Executive Officer, General Manager, Refining & Technology Dept.
		June 2008	Senior Executive Officer, General Manager, Refining & Technology Dept.
		June 2009	Managing Director
		June 2010	Director, Senior Executive Officer
		June 2013	Director, Senior Managing Executive Officer	* Number of Shares of the Company Held
		June 2014	Full-time Audit & Supervisory Board Member (current position)	120,000

<Candidates for Outside Audit & Supervisory Board Member>

Candidate No.	Hirokazu Ando (October 10, 1951)	* Career Summary, Status at the Company and Significant Concurrent Position(s)
3		June 1978	Joined The Sanwa Bank, Ltd.	(Status of Significant Concurrent Position(s)) Audit & Supervisory Board Member, COSMO MATSUYAMA OIL CO., LTD. Audit & Supervisory Board Member, COSMO OIL LUBRICANTS CO., LTD.
Reappointment - Independent Director/Auditor		October 1997	General Manager, Sales Control Dept.
		April 1998	General Manager, Network Development Dept.
		February 2000	General Manager, EC Business Dept.
		April 2001	Executive Officer, General Manager, Human Resources Dept.	* Number of Shares of the Company Held
		January 2002	Executive Officer, General Manager, Corporate Planning Dept., of UFJ Holdings, Inc. (Currently Mitsubishi UFJ Financial Group, Inc.)	26,000
		June 2003	Full-time Audit & Supervisory Board Member of the Company (current position)
* Reasons for choosing the person as candidate for Outside Audit & Supervisory Board Member
Hirokazu Ando has an experience as Executive Officer and General Manager of Corporate Planning Department of UFJ Holdings, Inc., (currently Mitsubishi UFJ Financial Group, Inc.). Therefore, the Company judges him capable of properly executing duties as Outside Audit & Supervisory Board Member from his wide-ranging viewpoint beyond the industry to which the Company belongs.

Candidate No.	Yoshitsugu Kondo (June 18, 1943)	* Career Summary, Status at the Company and Significant Concurrent Position(s)
4		April 1969	Registered as attorney at law
Reappointment		November 1980	Established Central Law Office
		October 2003	Joint Representative, Sano Kondo Law Offices (current position)
		June 2006	Audit & Supervisory Board Member of the Company (Currently Sano Law Offices) (current position)

* Number of Shares of the Company Held
0
* Reasons for choosing the person as candidate for Outside Audit & Supervisory Board Member
Although Yoshitsugu Kondo has no direct experience in company management, he is familiar with corporate legal affairs and has a wealth of knowledge about corporate governance as a lawyer. Therefore, the Company judges him capable of properly executing duties as Outside Audit & Supervisory Board Member.

Candidate No.	Sakae Kanno (June 18, 1947)	* Career Summary and Status at the Company and Significant Concurrent Position(s)
5		April 1971	Joined The Kansai Electric Power Co., Inc.
Reappointment - Independent Director/Auditor		June 2001	Executive Officer, Office of Affiliates Management and Business Development, The Kansai Electric Power Co., Inc.
		June 2003	Managing Director, The Kansai Electric Power Co., Inc.
		June 2007	Executive Vice President and Director, The Kansai Electric Power Co., Inc.
		June 2011	Audit & Supervisory Board Member, The Kansai Electric Power Co., Inc. (current position)
		June 2013	Audit & Supervisory Board Member of the Company (current position)	* Number of Shares of the Company Held
0
* Reasons for choosing the person as candidate for Outside Audit & Supervisory Board Member
Sakae Kanno has experience as a Director and Audit & Supervisory Board Member at The Kansai Electric Power Co., Inc. Therefore, the Company judges him capable of properly executing duties as Outside Audit & Supervisory Board Member from his wide-ranging viewpoint, which extends beyond the industry to which the Company belongs.

(Notes)	1.
Yoshitsugu Kondo serves as joint representative of Sano Law Offices and the Company has executed a Legal Retainer Agreement with the firm.  No special interests exist between the Company and any of the other candidates for Audit & Supervisory Board Member.

2.	Matters with respect to the candidates for Outside Audit & Supervisory Board Member are as follows:
(1)	The term of office as Outside Audit & Supervisory Board Member since assuming office of:
(i)	Hirokazu Ando will reach twelve (12) years at the close of this meeting.
(ii)	Yoshitsugu Kondo will reach nine (9) years at the close of this meeting.
(iii)	Sakae Kanno will reach two (2) years at the close of this meeting.
(2)	Independence of candidates for Outside Audit & Supervisory Board Member
(i)
Hirokazu Ando served as Executive Officer and General Manager of Corporate Planning Dept. of UFJ Holdings, Inc. (currently Mitsubishi UFJ Financial Group, Inc.).  Although Mitsubishi UFJ Financial Group, Inc. has a business relationship with the Company, 11 years have already passed since Hirokazu Ando retired from office as Executive Officer of the said Group in June 2003, and the Company’s borrowings from The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a member of the said Group, account for less than 7.2% of the Company’s consolidated total assets.  Therefore, the Company judges that Hirokazu Ando possesses sufficient independence.

(ii)
Although there are transaction relationships such as the sale and purchase of petroleum products between the Company and The Kansai Electric Power Co., Inc., where Sakae Kanno serves as an Audit & Supervisory Board Member, the amount of the said relationships accounted for less than 0.2% of the net sales of the Kansai Electric Power Co., Inc. and the Company, respectively, in the fiscal year under review.  Therefore, the Company judges that Sakae Kanno possesses sufficient independence.

(3)
Pursuant to the provision of Article 423, Paragraph 1 of the Companies Act, the Company has entered into agreements with Yoshitsugu Kondo and Sakae Kanno, to limit the liability for damages.  The limit of the liability under the relevant agreement shall be the minimum amount that is set by the provision of Article 425, Paragraph 1 of the said act.  If Yoshitsugu Kondo and Sakae Kanno are reelected as Outside Audit & Supervisory Board Member, the Company will renew the same agreement with them to limit the liability for damages under the same conditions.

(4)
The Company has notified the Tokyo Stock Exchange that Hirokazu Ando, Yoshitsugu Kondo and Sakae Kanno are Independent Directors/Auditors as stipulated in the regulations of the exchange.  If Hirokazu Ando and Sakae Kanno are reelected as Outside Audit & Supervisory Board Member, the Company will continue both of their statuses as Independent Directors/Auditors.

(5)
In June 2011 the Company was subject to administrative action by the Ministry of Economy, Trade and Industry in the form of revocation of certification in relation to the Accredited Completion Inspection Executor and Accredited Safety Inspection Executor for reasons including failure to comply with technical standards stipulated in the High Pressure Gas Safety Act.

Hirokazu Ando and Sakae Kanno were unaware of the aforementioned violations until the matter came to light.  Both of them have routinely emphasized the importance of safe, stable operations and rigorous compliance.  In response to the said administrative action, in cooperation with another Audit & Supervisory Board Members, they both requested that the Board of Directors thoroughly carry out recurrence prevention measures, addressed the status of these measures as a priority audit item, and followed them up accordingly.
(6)
If Cosmo Energy Holdings Company, Limited is established and Sakae Kanno assumes office as an Outside Director of the said company, he will resign from office as an Outside Audit & Supervisory Board Member of the Company.

(Attached Documents)
BUSINESS REPORT (From April 1, 2014 to March 31, 2015)

1.	Business Overview
(1)	Review of Operations of the Group

Business Environment

The Japanese economy continued to show gradual recovery during the fiscal year under review, with improvement in the employment and income environment fueled by ongoing initiatives including agile fiscal policy of the government and monetary easing measures of the Bank of Japan.  This was all despite sluggishness apparent in the first half largely brought about by weak personal consumption, along with a climate of recoiling demand in the wake of an earlier surge of last minute spending before Japan’s consumption tax hike took effect, and rising prices.

Domestic demand for petroleum products fell overall compared with the previous fiscal year.  Although results for diesel fuel remained unchanged compared with the previous year amid firm transportation demand, results for gasoline, kerosene, and heavy fuel oil A sagged largely due to the consumption tax hike, fuel efficiency improvements, a relatively warm winter, and shifts toward use of alternative fuels.  Meanwhile, results for heavy fuel oil C used by thermal power plants to generate electricity also decreased.

With respect to crude oil prices, the price for Dubai crude oil began the fiscal year in the $104 per barrel range then subsequently climbed briefly to the $111 per barrel range, spurred by turmoil in Libya, Iraq and other parts of the Middle East, before ultimately ending the year in the $53 per barrel range following a substantial downturn in the price stemming from factors such as heightened shale oil production in the U.S. and OPEC holding off on moves to curb its output.

As for exchange rates, the Japanese yen ended the fiscal year at the ¥120 per dollar level, up from ¥103 at the start of the year amid an environment conducive to a weaker yen and stronger U.S. dollar, due to factors such as added monetary easing implemented by the Bank of Japan and expectations for an interest rate hike fed by the U.S. economic recovery.

Looking at domestic product prices, in the first half of the fiscal year prices held to fixed levels largely due to the crude oil price holding firm and a more favorable supply-demand balance thanks to a greater number of scheduled maintenance work required by oil distributors.  In the latter half, prices followed a general downward trajectory despite signs of a rebound at year-end.

In this business environment, the Cosmo Oil Group continued taking steps that involved promoting cooperation, collaboration and integration with partners in its respective areas of business and geographic regions of operation, as well as streamlining operations, underpinned by the Group’s efforts to pursue the four basic policy objectives and six related programs outlined under its Fifth Consolidated Medium-Term Management Plan, launched in fiscal 2013 and in its second year as of the fiscal year under review.  Meanwhile, the Group has also been keeping pace with concerted efforts to enhance corporate profitability and heighten corporate value.

I.	Regain profitability in the refining and marketing sector	II.	Secure stable income from investments made during the previous medium-term management plan
Programs:		Programs:
1)	Further enhancement of safe refinery operation and stable supply	4)	Oil exploration and production business
2)	Extensive rationalization focusing mainly on supply division	5)	Petrochemical business
3)	Strengthening the retail business	6)	Renewable energy business
III.	Further strengthen alliances with International Petroleum Investment Company (IPIC) and Hyundai Oilbank Co., Ltd.	IV.	Further enhance CSR management

Petroleum Business

■	Steady progress toward cooperation, collaboration and integration involving the oil refining, LPG import & wholesale and lubricant businesses
■	Active development of an innovative petroleum sales business model of providing car life value

1)	Further enhancement of safe refinery operation and stable supply
As for our safety management systems, to effect a transformation in terms of achieving a more safety-oriented workplace culture and job environment in our refinery operations, we held regular Refinery Safety Reform Committee meetings, chaired by the President, took steps to improve occupational accident prevention and facilities maintenance practice levels, and worked to reinforce safety management by ensuring thorough implementation of PDCA (plan-do-check-act) cycles at our refineries.  Moreover, the Cosmo Oil Group Corporate Action Policy was overhauled in September, with the matter of “safety” positioned in the first chapter with the aim of clearly conveying the Cosmo Oil Group’s managerial platform calling for safe operations and stable supply, thereby heightening safety awareness among employees of the Cosmo Oil Group.

With respect to systems for ensuring stable supply, we conducted drills at the Sakai Refinery on the basis of our plan for cooperation in oil supply at times of disaster simulating a scenario of an earthquake with its epicenter in the Nankai Trough, while at the head office we conducted business continuity plan (BCP) drills simulating an earthquake epicentered directly below Metropolitan Tokyo.  Such initiatives have enabled us to improve our disaster response capabilities on the basis of efforts that include identifying issues to be covered by our operations manuals, such as placing the utmost emphasis on human life, preventing secondary disaster and ensuring stable petroleum product supply should a major disaster strike.

2)	Extensive rationalization focusing mainly on supply division
As for the Chiba Refinery, we engaged in a series of discussions with TonenGeneral Sekiyu K.K. which culminated in conclusion of a basic contract in December for collaboration between our respective refineries in Chiba, with the aim of operating those refineries as internationally competitive top-notch domestic facilities.  Then in January, we established Keiyo Seisei JV G.K. as the joint operating company under that contract.  Since then, we have been forging ahead in reviewing possibilities for installing pipelines linking the two facilities with the aim of boosting earnings by around ¥10.0 billion annually.

In the LPG import and wholesale operations, Gyxis Corporation has been actively pursuing business expansion with the aim of becoming a competitive, top-notch LPG distributor in Japan, following its establishment in April 2015 on the basis of an agreement for integration concluded in August among Showa Shell Sekiyu K.K., Sumitomo Corporation, TonenGeneral Sekiyu K.K. and the Company.

In the lubricants business, we restructured the lubricants supply framework and further streamlined operations by arranging to have the Tsurumi Lube Oil Blending Plant of EMG Marketing G.K., a subsidiary of TonenGeneral Sekiyu K.K., take on lubricant product manufacturing that had previously been handled by the Chiba Plant of Cosmo Oil Lubricants Co., Ltd.

As detailed above, we made steady progress in promoting cooperation, collaboration and integration with various business partners in our respective areas of business and geographic regions.

3)	Strengthening the retail business
In our retail business, we have been aggressively implementing a variety of measures under our “Cosmo B-cle Vision” aiming to transform our business model from one of petroleum distribution hinging on fuel sales to one whereby we provide car life value by tailoring solutions to consumers.

We have been pursuing opportunities Initiatives involving our groundbreaking Cosmo Smart Vehicle, one of such measures offering product and service lineup whereby we address wide-ranging customer needs with respect to motor vehicle lifestyles, included rolling-out of our Smart B-cle Shop one-stop solutions which encompass vehicle refueling, “COSMO B-cle LEASE” auto leasing featuring a full range of domestic vehicle models, vehicle sales, car insurance plans, vehicle inspection and maintenance services, and vehicle purchasing.  We opened the initial Smart B-cle Shop outlet in AEON Mall Tendo in Yamagata Prefecture, as part of our aim of forming a partnership and strengthening relations with the Aeon Group.  Since then, we have gone on to expand to 110 locations nationwide where we actively work to serve customer needs.  We have also opened a next-generation service station at AEON Mall Kisarazu in Chiba Prefecture, complete with offerings available at Smart B-cle Shop locations, plus solar panels and electric vehicle (EV) rechargers.

The “COSMO B-cle LEASE” business, a pivotal element of the Cosmo Smart Vehicle operations, concluded more than 7,500 vehicle lease contracts for the year, for an accumulated total of over 19,000 such contracts since its inception.  These results were largely underpinned by its popularity in the senior citizen market segment and female drivers who are attracted to the ease at which “COSMO B-cle LEASE” enables them to take advantage of maintenance and other overall services for a set monthly fee.

With respect to the “Cosmo The Card” business, the number of valid membership cards increased by 110 thousand over the previous year to 4,310 thousand, as a result of efforts made to provide greater convenience by increasing the number of retail stores that accept WAON electronic money payment.

In addition to these measures, in the R&D realm we were awarded The Japan Petroleum Institute Award for Technological Progress for fiscal 2013, jointly with the Japan Petroleum Energy Center, on the basis of high marks received for technological development of a residue hydrodesulfurization catalyst capable of handling heavier feedstocks that are processed using direct desulfurization units.

Furthermore, as a means of strengthening our alliance with Hyundai Oilbank Co., Ltd. of South Korea, we took steps that included concluding a memorandum of understanding geared toward heightening refinery safety and reliability, holding a Plant Technical Committee meeting to enhance safety and reliability at refineries of both companies, and pursuing initiatives to fortify the competitive strengths of our refineries.

As a result of the above, the Company’s combined sales volume for all oil types was 35,722 thousand kiloliters, down 5.8% from the previous year.  Meanwhile, net sales in the petroleum business were ¥2,997.0 billion, down 13.5% from the previous year, and segment loss (ordinary loss) was ¥93.5 billion.

Oil Exploration and Production Business

■	Further expansion geared toward achieving growth on the basis of strategic comprehensive alliance with CEPSA

4)	Oil exploration and production business
In the oil exploration and production business, a source of consistent profits among the Company’s business portfolio and the business field where the Company has inherent advantages built up over the last half century, we took aggressive action toward further enhancing our global competitive strengths and achieving dramatic earnings growth.

The Cosmo Oil Group boasts the largest crude oil production volume of any Japanese company functioning as an operator in the Middle East, and Abu Dhabi Oil Co., Ltd., Qatar Petroleum Development Co., Ltd. and United Petroleum Development Co., Ltd. continued to maintain stable and safe operations in the Middle East during the year.  Meanwhile, Abu Dhabi Oil Co., Ltd. worked to strengthen and expand the oil exploration and production business through its efforts of unwaveringly taking on development of the Hail Field with the aim of launching production in fiscal 2016. The Hail Field offers promise production levels potentially comparable to Abu Dhabi Oil Co., Ltd.’s three on-stream oil fields (the Mubarraz, Umm Al Anbar and Neewat Al Ghalan Fields).

Qatar Petroleum Development Co., Ltd. aims to expand production through operations involving side-track operations of its existing oil wells (new drilling of horizontal wells) along with performing wellbore tests of untapped layers in the A-Structure North oil field now in operation.

United Petroleum Development Co., Ltd. took on measures that could help bring about greater production volume, including studies on developing untapped layers in the currently operating El-Bunduq oil field.

Among our efforts to “further strengthen alliances with International Petroleum Investment Company (IPIC)”, we transferred a portion of our shareholdings in Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd., which handles oil exploration and production business of the Cosmo Oil Group, to IPIC’s wholly owned subsidiary Compañía Española de Petróleos, S.A.U. (CEPSA; Spanish integrated energy company) based on the strategic comprehensive alliance with CEPSA, thereby enhancing and expanding that partnership.

The Company and CEPSA reached agreement with respect to jointly obtaining new oil field concessions and expanding operations, as Abu Dhabi family companies with IPIC as a common shareholder.  Accordingly, we intend to build a sound collaborative framework in that regard with the aim of achieving further growth, while looking into opportunities for engaging in joint operations and sharing technical know-how.

As a result of the above, net sales in the oil exploration and production business was ¥82.3 billion, down 7.1% from the previous year, and segment income (ordinary income) was ¥47.5 billion.

Petrochemical Business

■	Highest ever sales volume achieved amid a still severe business environment

5)	Petrochemicals business
Despite a business environment that remains severe given factors such as the petrochemical products market, the Cosmo Oil Group managed to achieve its highest ever volume of mixed xylene sales due to efforts on the part of the Company and its subsidiaries Cosmo Matsuyama Oil Co., Ltd. and CM Aromatics Co., Ltd. to ensure consistent supply of the product to Hyundai Cosmo Petrochemical Co., Ltd. (HCP), a joint venture between the Company and Hyundai Oilbank Co., Ltd. (HDO) of South Korea. However, aiming to fortify competitive strengths in terms of HCP’s equipment for producing BTX (benzene, toluene, xylene), amid a realization that any near-term improvement in the operating environment seems unlikely, a task force set up jointly with HDO forged ahead with initiatives that included increasing production of mixed xylene, investing in equipment to rationalize production, and cutting costs by optimizing facility operations.

Meanwhile, Maruzen Petrochemical Co., Ltd. secured revenues by running its ethylene production facilities at high capacity amid a relatively firm market for the product.  Going forward, we aim to become a top-ranked center for olefin products in the Asia region.  To that end, the Cosmo Oil Group will take steps to bolster our ability to compete internationally through efforts that include making heightening our capacity to export petrochemical products by drawing on shipping piers at the Company’s Chiba Refinery.  At the same time, we intend to build more extensive alliances with Kyokuto Petroleum Industries, Ltd. as well as Sumitomo Chemical Co., Ltd., both of which the group we are working on in the Chiba region.

Moreover, given the likelihood of falling demand for petroleum products in Japan, we are earnestly looking into opportunities that involve shifting more toward petrochemical products that provide substantial added value, from oil fractions where potential oversupply is a concern and fuel oil and gas fractions for domestic consumption.

As a result of the above, net sales in the petrochemical business were ¥55.1 billion, up 6.8% from the previous year, and segment loss (ordinary loss) was ¥7.6 billion.

Other

■	Launch of new wind power generators in two locations raised overall generation capacity to 180,000 kW

6)	Renewable energy business
In the business of wind-power generation, Eco Power Co., Ltd. has been actively engaged in developing new wind power generation facilities.  As a result of those efforts, the Hirogawa Hidakagawa Wind Farm (Wakayama Prefecture) and the Aizu Wakamatsu Wind Farm (Fukushima Prefecture) launched commercial wind turbine operations earlier than initially scheduled, thereby increasing its overall power generation capacity to 180,000 kW, from 150,000 kW previously.  Moreover, Eco Power’s existing wind power generation facilities have been continuously performing well.  This has resulted in revenue gains over five consecutive years and income on par with the previous year, while also contributing to the promotion of renewable energy sources.  In addition, construction of a wind farm in the town of Watarai in Mie Prefecture is on course for launch of commercial operations in fiscal 2016. We have also taken on interests in offshore wind power operations in the Port of Akita and the Port of Noshiro in Akita Prefecture and power grid development projects in Hokkaido and Akita Prefecture and pursued possibilities for future business ventures.

In the mega solar business, CSD Solar G.K., established as a joint venture with other companies, has been making steady progress in preparing for commercial launch of solar power facilities in eight locations nationwide, while starting commercial operations at five sites, including CSD Solar’s Hitachi Solar Power Plant.

As for the ALA (5-Amino Levulinic Acid) business, we released the added-volume Penta Garden PRO-1400 product to our new lineup of Penta Garden PRO home gardening fertilizers containing ALA formulated to aid photosynthesis and facilitate growth of plants located indoors or in shaded areas lacking proper sunlight.  We also set our sights on sales of our new ALA Garden Turf liquid fertilizer containing ALA specially formulated for treating turf at golf courses, soccer stadiums and other such locations.  Consequently, we gained orders for product to be used at Ajinomoto Stadium in Tokyo and Ibaraki Golf Club in Ibaraki Prefecture, and have been working to achieve further sales channel expansion involving possibilities such as competition venues for the upcoming 2020 Tokyo Olympic Games.

We also took steps to boost profitability generated by our other businesses such as those involving trading and leasing of real estate facilities, construction and maintenance of oil-related facilities, and agency services for damage insurance.  Consequently, we achieved net sales in the other business category of ¥75.7 billion, down 4.7% from the previous year, and segment income (ordinary income) of ¥4.4 billion.

Corporate Social Responsibility (CSR)
■	Redoubling focus on socially responsible management to earn people’s trust and satisfy expectations

The Cosmo Oil Group handles petroleum products that form an integral part of customer lifestyles and vitality.  As such, we remain committed to managing operations as a socially responsible corporation that earns the trust of its stakeholders such as customers, shareholders, and member of communities, and lives up to their expectations.  Moreover, the aim of “seeking sustainable corporate growth and increased corporate value over the mid- to long-term,” which is the primary thrust of Japan’s Corporate Governance Code newly established by the Tokyo Stock Exchange, acts as an essential part of our operations.  To achieve our overall objective of “earning public trust and always making a positive contribution to society,” as set forth in the CSR Initiative Policy, the Cosmo Oil Group will focus its efforts on pursuing the five priority initiatives listed below.

Ensuring strict safety management
July, we established a safety standard, embodied by a new “COSMO” acronym standing for:  Compliance (follow the rules), Open (keep an open mind and remain attentive to other people and one’s surroundings), the 5Ss (take five basic safety steps), Maintenance (keep equipment and your psychological well-being in sound working order), and Oval (expand your awareness of safety so that it encompasses those around you). Meanwhile, on the basis of the safety standard, all employees of the Cosmo Oil Group adopted specific worker behaviors geared toward ensuring safety.
Working with integrity
We administered a CSR questionnaire and provided related feedback to managers, thereby enabling us to better work toward addressing on-site risk and improving workplace environments.  We also provided corporate ethics training to all Cosmo Oil Group employees, thereby heightening ethical standards which form the foundation for ensuring that we conduct business with integrity.
Enhancing human rights/personnel policies
The Cosmos project was launched primarily with Cosmo Oil’s female workforce, and has enabled us to improve working conditions of women employed by the Company so that they are better able to flourish and develop their careers.  To that end, the Cosmos Project has involved compiling views expressed by many of our female employees in that regard, and then providing the Company with strategies that will enable the Cosmo Oil’s much needed female employees to continue to play active roles in the workplace.  In addition, drawing on this opportunity, we have decided to establish a Diversity Promotion Office which will be tasked with enabling us to make better use of all of our employees, who bring diversity in terms of their abilities, values and ideas.

Promoting environmental initiatives
Under the Cosmo Oil Group “Living with Our Planet” slogan, we have been assessing our business activities in terms of loads they place on the environmental, while actively taking on challenges that include curbing emissions of greenhouse gases generated by our operations, reducing and recycling waste, and promoting green procurement.
Implementing better internal and external communication
We kept up our efforts entailing environmental education activities that draw on employee involvement, through initiatives focused on the concepts of education of children for the future development of society, conservation of the global environment, and cultural development.  In that regard, activities have included the Cosmo Earth Conscious Act Clean Campaign, which involves clean-up activities mainly around Mt. Fuji and also throughout Japan, thereby enabling participants gain familiarity with the natural environment in those locations, and Cosmo Forest community woodland preservation activities.

Given the business environment and management activities as previously described, net sales decreased significantly to ¥3,035.8 billion, down 14.2% from the previous year during the fiscal year under review.
Furthermore, recording of significant inventory valuation losses (¥116.1 billion) impacted by a sharp drop in crude oil prices substantially increased cost of sales, resulting in operating loss and ordinary loss of ¥38.4 billion and ¥49.6 billion, respectively.  Net loss for the period totaled ¥77.7 billion.
Meanwhile, consolidated segment income excluding inventory valuation losses recorded due to lower crude oil prices totaled ¥66.5 billion, a significant improvement of ¥40.8 billion from the previous year.

[Business Segment Information]	(Millions of yen)
	Petroleum Business	Oil Exploration and Production Business	Petrochemical Business	Other	Adjustments	Consolidated
Net Sales	2,996,965	82,348	55,070	75,683	-174,249	3,035,818
Segment Income	-93,463	47,538	-7,623	4,423	-514	-49,640

Regrettably, the Company has decided to forgo payment of a dividend due to negative retained earnings.

(2)	Issues to be Addressed

With respect to the business environment going forward, the Japanese economy looks poised for a self-sustaining recovery, against a background of factors that include increasing personal consumption fueled by cheap oil and rising wages, along with more capital investment among corporations due to lower corporate tax and other tax reductions, amid expectations for growth in the global economy underpinned by improving U.S. business conditions.  As for the petroleum industry, despite expectations of some recovery in demand given the low cost of oil, it seems likely that the unfavorable business environment will persist going forward given factors such as falling domestic demand stemming from fuel efficiency improvements and consumers shifting to alternative fuels due to energy conservation and environmental concerns, along with mid- to long-range challenges such as those that will involve facing competition in efforts to tap growing overseas demand primarily in Asia.

In consideration of this economic environment, we will continue to steadily pursue the four basic policy objectives and six related programs of the Fifth Consolidated Medium-Term Management Plan, while taking steps to bolster profitability while carrying forward initiatives from last year with respect to reducing interest-bearing debt to improve our financial standing.

I. Regain profitability in the oil refining and marketing sector — In terms of production, we will establish an efficient supply framework involving our three refineries, thereby ensuring ongoing operational safely in providing stable supplies of product, while also working to build on our competitive strengths regarding refineries through joint operations involving the Chiba Refinery operations with TonenGeneral Sekiyu K.K. In sales, we will initiate an innovative business model that involves providing car life value, while taking steps to win new customers through cross-industry alliances with the Aeon Group and other such companies and further growth in “Cosmo The Card” issuance, and also creating more robust retail operations centered on the individual vehicle leasing business.  With respect to the administrative domain, we will streamline operations and strengthen capabilities by consolidating back-office operations of Cosmo Oil Group companies, with such efforts centered on Cosmo Business Associates Co., Ltd.

Furthermore, in the LPG business, we will forge ahead with the cooperation of partner companies in rationalizing and streamlining our framework for LPG supply and sales through LPG importer and wholesaler Gyxis Corporation established in April 2015, and LPG retailers, while also working to achieve cooperation, collaboration and integration with various business partners in our respective areas of business and geographic regions.

II. Secure stable income from investments made during the previous medium-term management plan — Under the second management plan objective, we will consistently promote crude oil production and development in the Middle East, while pursuing initiatives to achieve expansion in the oil exploration and production business, such that will entail working to speed up development work in the Hail Field in order to launch production in FY 2016. Meanwhile, with respect to wind power in the renewable energy business, we will keep existing wind-power generation equipment running at high capacity by building a framework that integrates operations, maintenance and other such functions, while steadily working on construction of the Watarai site in Mie Prefecture now under development, and furthermore reviewing possibilities for building additional wind power generators.  In solar power, meanwhile, with the aim of launching commercial operations ahead of schedule, we will also move steadily forward with construction of the three solar power projects that are underway — the Kasumi site in Yokkaichi, Mie Prefecture, the Ogishima site in Yokohama, Kanagawa Prefecture, and the Omishima site in Imabari, Ehime Prefecture.

III. Further strengthen alliances with International Petroleum Investment Company (IPIC) and Hyundai Oilbank Co. Ltd. — Under our third management plan objective, we will form a more extensive strategic comprehensive CEPSA alliance, which has been strengthened as a result of a partial transfer of shares in Cosmo Oil subsidiary Cosmo Abu Dhabi Energy Exploration & Production. Co., Ltd. Meanwhile, we will acquire new interests, which stands as the key item for consideration within the three-company working group involving Cosmo Oil, Compañía Española de Petróleos, S.A.U. (CEPSA) and Abu Dhabi National Oil Company (ADNOC), while also concentrating our efforts on opportunities involving sales support in sulfur trading, crude oil marketing and petrochemical business ventures.

IV. Further enhance CSR management — Under the fourth management plan objective, based on our belief that promotion of CSR management is essential for the Group’s sustainable growth and enhancement of its corporate value, we will work toward achieving the objective of “earning public trust and always making a positive contribution to society” by such means as continuing our proactive environmental contribution activities, in accordance with the Cosmo Oil Group Management Vision and the CSR Initiative Policy.

Now at the midway point of our Fifth Consolidated Medium-Term Management Plan, we have our sights set on becoming a “Vertically Integrated Global Energy Company” at the top of our class.  Accordingly under the plan, the Cosmo Oil Group will continue aiming to achieve earnings recovery in the oil refining and marketing sector, while transforming the business portfolio, and transitioning to a holding company structure to hasten efforts in that regard, by shifting business resources with the respective business fields such as resource development, retail, and wind power as drivers of growth.
We look forward to the continued support and guidance of our shareholders as we move ahead toward achieving these objectives.

(3)	Production and Order Acceptance
1)	Consolidated Production and Order Acceptance
Name of Business Segment	Production Volume	Changes from FY2013
Petroleum Business	Millions of yen	%
Gasoline/Naphtha	484,376	-6.1
Kerosene/Diesel Fuel	669,121	-1.8
Heavy Fuel Oil	264,309	-14.3
Other	98,891	-13.5
Subtotal	1,516,698	-6.4
Oil Exploration and Production Business	26,995	-19.6
Petrochemical Business	24,035	17.2
Total	1,567,728	-6.3

(Notes)	1.	Domestic fuel is not included.
2.	Production volume includes portions consigned to other companies and excludes portions consigned from other companies.
3.	Amount above does not include consumption taxes.
4.	Amount above does not include production volume between segments.

Name of Business Segment	Amount of Orders	Changes from FY2013	Outstanding Orders	Changes from FY2013
	Millions of yen	%	Millions of yen	%
Other	6,253	77.4	3,736	-27.0

(Note)	Amount above does not include consumption taxes.

2)	Non-consolidated Production and Order Acceptance
Oil Type	FY2014	FY2013	Changes from FY2013
	Thousand kl/t	Thousand kl/t	%
Gasoline/Naphtha	6,738	6,813	-1.1
Kerosene/Diesel Fuel	9,296	8,641	7.6
Heavy Fuel Oil	4,155	4,185	-0.7
Other	1,773	2,002	-11.4
Total	21,964	21,643	1.5

(Notes)	1.	Production volume includes portions consigned to other companies and excludes portions consigned from other companies.
2.
In addition to the above-mentioned production, domestic purchase (current year 8,714 thousand kiloliters, previous year 9,981 thousand kiloliters) and overseas purchase (current year 5,193 thousand kiloliters, previous year 6,313 thousand kiloliters) were carried out.

(4)	Sales
1)	Consolidated Sales
Name of Business Segment	Sales Volume	Changes from FY2013
Petroleum Business	Millions of yen	%
Gasoline/Naphtha	1,445,821	-8.6
Kerosene/Diesel Fuel	895,421	-15.5
Heavy Fuel Oil	333,189	-23.3
Other	269,500	-21.2
Subtotal	2,943,933	-13.9
Oil Exploration and Production Business	46,109	-36.2
Petrochemical Business	20,839	-2.2
Other	24,936	1.2
Total	3,035,818	-14.1

(Notes)	1.	Gasoline tax and local gasoline tax are included in amount for gasoline.
2.	Amount above does not include consumption taxes.
3.	Amount above does not include volume of sales between segments.

2)	Non-consolidated Sales
Oil Type	FY2014	FY2013	Changes from FY2013
	Thousand kl/t	Thousand kl/t	%
Gasoline/Naphtha	15,172	15,814	-4.1
Kerosene/Diesel Fuel	12,972	13,679	-5.2
Heavy Fuel Oil	5,120	5,877	-12.9
Other	2,457	2,560	-4.0
Total	35,722	37,932	-5.8

(5)	Capital Investments
The Group spent a total of ¥70.4 billion on capital investments during the fiscal year under review, primarily in the following:

- Cosmo Oil
Some refineries:	Construction of petroleum refining and shipping facilities (petroleum business)
Nationwide:	New establishment and remodeling of service stations (petroleum business)
- Subsidiaries	Qatar Petroleum Development Co., Ltd.
Qatar:	Acquisition of recoverable accounts under production sharing (oil exploration and production business)
- Subsidiaries	Abu Dhabi Oil Co., Ltd.
Abu Dhabi (United Arab Emirates):
Construction of production facilities (oil exploration and production business)
- Subsidiaries	Eco Power Co., Ltd.
Wakayama Prefecture:	New establishment of wind mills (other)
Fukushima Prefecture:	New establishment of wind mills (other)
Mie Prefecture:	New establishment of wind mills (other)

(6)	Financing Activities
The Company conducted no financing activities during the current consolidated fiscal year by means of capital increase or bond issuance.

(7)	Business Transfers, Absorption-type Demerger, and Incorporation-type Demerger
Effective from November 28, 2014, the Company’s subsidiary Cosmo Energy Exploration & Production Co., Ltd. established Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. under simplified incorporation-type demerger, thereby succeeding its shareholdings of Abu Dhabi Oil Co., Ltd. to the newly established entity.
Effective from April 1, 2015, the Company implemented simplified absorption-type demerger, thereby succeeding rights and obligations regarding LPG import & wholesale owned by the Company to the Company’s subsidiary, COSMO PETROLEUM GAS CO., LTD.

(8)	Acquisition or Disposition of Shares or Other Equities or Stock Acquisition Rights, etc. of Other Companies
Effective from December 12, 2014, the Company’s subsidiary Cosmo Energy Exploration & Production Co., Ltd. transferred a portion of its shares of subsidiary Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. to CEPSA International B.V.

(9)	Assets, Profit and Loss for Recent Four Fiscal Years
1)	Consolidated Assets, Profit and Loss

(Billions of yen)
	The 106th Term FY2011	The 107th Term FY2012	The 108th Term FY2013	The 109th Term FY2014
Net Sales	3,109.7	3,166.7	3,537.8	3,035.8
Ordinary Income	61.4	48.4	41.8	-49.6
Net Income	-9.1	-85.9	4.3	-77.7
Net Income per Share (yen)	-10.72	-101.39	5.13	-91.77
Total Assets	1,675.1	1,743.5	1,696.8	1,428.6
Net Assets	337.4	256.9	261.1	207.5

(Notes)	1.	Net income per share is calculated on the basis of average number of shares issued and outstanding during the year (excluding the average number of treasury shares held during the year).
2.	Please refer to “Section 1. Business Overview, (1) Review of Operations of the Group” for the operating results for the 109th Term.

2)	Non-consolidated Assets, Profit and Loss
(Billions of yen)
	The 106th Term FY2011	The 107th Term FY2012	The 108th Term FY2013	The 109th Term FY2014
Net Sales	2,757.9	2,788.2	3,163.9	2,773.4
Ordinary Income	19.6	-28.7	1.7	-75.6
Net Income	-9.7	-111.6	28.8	-70.2
Net Income per Share (yen)	-11.41	-131.70	34.02	-82.85
Total Assets	1,563.9	1,552.9	1,484.5	1,191.4
Net Assets	261.1	143.2	171.5	102.2

(Note)	Net income per share is calculated on the basis of average number of shares issued and outstanding during the year (excluding the average number of treasury shares held during the year).

(10)	Principal Business Lines (as of March 31, 2015)
The principal business of the Group are the Petroleum Business, including imports and exports, refining, storage, and sales of crude oil and petroleum products, the Oil Exploration and Production Business, including exploration and production of crude oil, etc., and the Petrochemical Business, including manufacture and sales of petrochemical products.  In other businesses, the Group is engaged in wind power, construction of oil-related facilities, and insurance agency business, etc.

(11)	Principal Offices and Plants (as of March 31, 2015)
1)	The Company
Head Office	1-1-1, Shibaura, Minato-ku, Tokyo
Branch Offices	Sapporo / Sendai / Tokyo / Kanto-Minami (Tokyo) / Nagoya / Osaka / Hiroshima / Takamatsu / Fukuoka
Refineries	Chiba (Ichihara-shi) / Yokkaichi / Sakai
Laboratories	Research & Development Center (Satte-shi)
Overseas Bases	Middle East (United Arab Emirates) / Doha (Qatar) / Beijing (China)

(Reference)
Facilities scale of the Company
Crude oil processing capacity	452 thousand barrels per day
Number of oil storage depots (including 33 bailed oil storage depots)	36
Number of affiliated service stations	3,167

2)	Major Subsidiaries and Affiliates
(Subsidiaries) COSMO PETROLEUM GAS CO., LTD.	(Head Office)	Minato-ku, Tokyo
COSMO MATSUYAMA OIL CO., LTD.	(Head Office) (Plant)	Minato-ku, Tokyo Matsuyama-shi
COSMO OIL LUBRICANTS CO., LTD.	(Head Office) (Plant)	Minato-ku, Tokyo Chiba (Ichihara-shi) / Yokkaichi / Shimotsu (Kainan-shi) / Osaka
SOGO ENERGY CORPORATION	(Head Office)	Minato-ku, Tokyo
COSMO ENERGY EXPLORATION & PRODUCTION CO., LTD.	(Head Office)	Minato-ku, Tokyo
COSMO ABU DHABI ENERGYVEXPLORATION & PRODUCTION CO., LTD.	(Head Office)	Minato-ku, Tokyo
QATAR PETROLEUM DEVELOPMENT CO., LTD.	(Head Office) (Mining Plant)	Minato-ku, Tokyo Doha (Qatar)
ABU DHABI OIL CO., LTD.	(Head Office) (Mining Plant)	Minato-ku, Tokyo Abu Dhabi (United Arab Emirates)
COSMO ENGINEERING CO., LTD.	(Head Office)	Shinagawa-ku, Tokyo
ECO POWER CO., LTD.	(Head Office)	Shinagawa-ku, Tokyo
(Affiliates) HYUNDAI COSMO PETROCHEMICAL CO., LTD.	(Head Office)	Seoul (Korea)
MARUZEN PETROCHEMICAL CO., LTD.	(Head Office)	Chuo-ku, Tokyo
	(Plant) Chiba	(Ichihara-shi) / Yokkaichi
UNITED PETROLEUM DEVELOPMENT CO., LTD.	(Head Office) (Branch)	Chiyoda-ku, Tokyo Abu Dhabi (United Arab Emirates) / Doha (Qatar)

(12)	Major Subsidiaries and Affiliates (as of March 31, 2015)
1) Major Subsidiaries and Affiliates
Company Name	Paid-in Capital	Ratio of Voting Rights	Principal Business Lines
(Subsidiaries)	100 million yen	%
COSMO PETROLEUM GAS, LTD.	110	100.0	Import, storage and sales of LPG
COSMO MATSUYAMA OIL CO., LTD.	35	100.0	Manufacture and sales of petrochemical products / Storage, receiving and shipping works of petroleum / Lease of oil storage facilities
COSMO OIL LUBRICANTS CO., LTD.	16	100.0	Research and development, manufacture, and sales of lubrication oils and grease / Analysis and test of petroleum
COSMO OIL SALES CORPORATION	1	100.0	Sales of oil products
SOGO ENERGY CORPORATION	5	99.9	Sales of oil products and various energy products / Operation of service stations
COSMO ENERGY EXPLORATION & PRODUCTION CO., LTD.	100	100.0	Planning in the energy exploration and production business
COSMO ABU DHABI ENERGY EXPLORATION & PRODUCTION CO., LTD.	0.04	80.0	Planning in the energy exploration and production business
QATAR PETROLEUMDEVELOPMENT CO., LTD.	31	75.0	Development, production and sales of crude oil
ABU DHABI OIL CO., LTD.	101	64.1	Development, production and sales of crude oil
COSMO ENGINEERING CO., LTD.	4	99.9	Design, procurement and construction of oil refining facilities and other facilities
ECO POWER CO., LTD.	72	89.1	Wind power business
(Affiliates) HYUNDAI COSMO PETROCHEMICAL CO., LTD.	582.2 billion KRW	50.0	Manufacture and sales of petrochemical products
MARUZEN PETROCHEMICAL CO., LTD.	100	43.9	Manufacture and sales of petrochemical products
UNITED PETROLEUMDEVELOPMENT CO., LTD.	20	45.0	Development, production and sales of crude oil

(Notes)	1.	The Company’s ratio of voting rights includes a portion of indirect holding via subsidiaries.
2.	As of April 1, 2015, the company name of Cosmo Petroleum Gas Co., Ltd. has been changed to Gyxis Corporation as a result of business integration, with the Company holding voting rights of 25.0%.

2)	Review and Results of Business Combinations

(Review of Business Combinations)

-	Cosmo Petroleum Gas Co., Ltd. carried out a capital increase, bringing its capital stock as of September 2014 to ¥11.0 billion.
-
In November 2014, Cosmo Energy Exploration & Production Co., Ltd. established Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. under simplified incorporation-type demerger, thereby succeeding its shareholdings of Abu Dhabi Oil Co., Ltd. to the newly established entity.

-	Cosmo Energy Exploration & Production Co., Ltd. sold a portion of its shares of Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. in December 2014.
-
The Group consists of 39 consolidated subsidiaries (unchanged) and 22 companies under the equity method (a decrease of two companies from the previous year) including the major subsidiaries and affiliates as listed in 1) above.

(Results of Business Combinations)
Consolidated net sales for the fiscal year under review amounted to ¥3,035.8 billion, and consolidated net loss for the period was ¥77.7 billion.

3)	Status of Other Significant Business Combinations
The Company and IPIC performed a comprehensive and strategic business alliance and Infinity Alliance Limited, IPIC’s wholly owned subsidiary, invests in the Company.

(13)	Employees (as of March 31, 2015)
1)	Employees of Cosmo Oil Group

Name of Business Segment	Number of Employees(Persons)		Year-on-year Change(Persons)
Petroleum Business	4,962	(2,926)	246 (decreased)
Oil Exploration and Production Business	289	(54)	27 (increased)
Petrochemical Business	153	(5)	9 (decreased)
Other	955	(169)	96 (increased)
Total	6,359	(3,154)	132 (decreased)
(Notes)	1. 2.	Number of employees indicates the number of employees in operation. Number in parenthesis in the number of employees column indicates the average employment number of temporary employees.

2)	Employees of the Company

Number of Employees(Persons)	Year-on-year Change(Persons)	Average Length of Service
1,643	194 (decreased)	20 years and 6 months
(Note)	Seconded employees (1,074), temporary employees and part-timers are not included in the number of employees.

(14)	Principal Lenders (as of March 31, 2015)

(Billions of yen)
Lenders	Borrowed Amount
Mizuho Bank, Ltd.	125.0
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	100.4
Japan Oil, Gas and Metals National Corporation	91.3
Sumitomo Mitsui Banking Corporation	42.4
Mitsubishi UFJ Trust and Banking Corporation	40.2
Mitsubishi UFJ Trust and Banking Corporation	40.2
(Note)	In addition to the above, there were borrowings via syndicated loans (¥101.9 billion in total).

(15)	Other Significant Matters concerning Current Status of the Group
Settlement was reached on February 16, 2015, in regard to the Claim for Damage Compensation for Keiyo Sea Berth sea bottom underground crude oil piping at the Chiba Refinery of the Company, where part of the piping floated to the surface of the sea.

2.	Share Information (as of March 31, 2015)

(1)	Total Number of Shares Authorized to be Issued:	1,700,000,000 shares

(2)	Total Number of Shares Issued and Outstanding:	847,705,087 shares
	(of which, number of treasury shares:	317,633 shares)

(3)	Number of Shareholders:	39,312

(4)	Major Shareholders (Top 10)

Name of Shareholders	Number of Shares Held (thousands)	Investment Ratio(%)
Infinity Alliance Limited	176,000	20.76
Royal Bank of Canada Trust Company (Cayman) Limited	38,938	4.59
Japan Trustee Services Bank, Ltd. (Trust Account)	37,613	4.43
Mizuho Bank, Ltd.	31,531	3.72
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	19,750	2.33
The Kansai Electric Power Co., Inc.	18,600	2.19
Mitsui Sumitomo Insurance Company, Limited	17,678	2.08
Aioi Nissay Dowa Insurance Co., Ltd.	15,803	1.86
Sompo Japan Nipponkoa Insurance Inc.	15,792	1.86
Cosmo Oil Client Stock Ownership	14,981	1.76
(Note)	Investment ratio is calculated by excluding the number of treasury shares.

3.	Executives of the Company
(1)	Directors and Audit & Supervisory Board Members (as of March 31, 2015)

Position	Name	Responsibilities
Chairman, Representative Director	Yaichi Kimura
President, Representative Director, Chief Executive Officer	Keizo Morikawa
Representative Director, Senior Managing Executive Officer	Atsuto Tamura	Responsible for Corporate Management Unit
Director, Senior Managing Executive Officer	Hisashi Kobayashi	Responsible for Supply Business Unit
Director, Senior Executive Officer	Hiroshi Kiriyama	Responsible for Corporate Planning Unit
Director, Senior Executive Officer	Katsuhisa Ohtaki	Responsible for Risk Management Unit and Technology & Research Unit
Director, Senior Executive Officer	Muneyuki Sano	Responsible for Sales Business Unit
Director, Senior Executive Officer	Yasushi Ohe	Responsible for Project Development Business Unit
Director	Mohamed Al Hamli
Director	Mohamed Al Mehairi
Full-time Audit & Supervisory Board Member	Hirokazu Ando
Full-time Audit & Supervisory Board Member	Hideo Suzuki
Full-time Audit & Supervisory Board Member	Hideto Matsumura
Audit & Supervisory Board Member	Yoshitsugu Kondo
Audit & Supervisory Board Member	Sakae Kanno

(Notes)	1.	Directors Mohamed Al Hamli and Mohamed Al Mehairi are Outside Directors.
2.	Audit & Supervisory Board Members Hirokazu Ando, Yoshitsugu Kondo, and Sakae Kanno are Outside Audit & Supervisory Board Members.
3.	Audit & Supervisory Board Members Hirokazu Ando, Yoshitsugu Kondo, and Sakae Kanno have been notified to the Tokyo Stock Exchange as Independent Directors/Auditors.
4.	Katsuhisa Ohtaki, Muneyuki Sano and Yasushi Ohe were newly elected as Directors and assumed the position on June 24, 2014.
5.	Hideto Matsumura, Isao Kusakabe and Hirohiko Ogiwara retired as Directors at the expiration of their term on June 24, 2014.
6.	Hideto Matsumura was newly elected as Audit & Supervisory Board Member and assumed the position on June 24, 2014.
7.	Kazuto Ichikawa resigned as Audit & Supervisory Board Member on June 24, 2014.

8.	Executive Officers

Position	Name	Responsibilities
Senior Executive Officer	Koji Goto	General Manager, Chiba Refinery
Senior Executive Officer	Kenichi Taki	Assistant of Director for Corporate Management Unit, and General Manager, Accounting & Finance Dept.
Senior Executive Officer	Kiyoshi Kumazawa	Assistant of Director for Supply Business Unit, and General Manager, Supply Dept.
Executive Officer	Hirohiko Kato	General Manager, Industrial Fuel Marketing Dept.
Executive Officer	Hiroo Iura	General Manager, Tokyo Branch Office
Executive Officer	Yasuaki Iwata	Assistant of Director for Supply Business Unit, and General Manager, Production & Technology Dept.
Executive Officer	Kaoru Sato	General Manager, Refinery Safety Dept.
Executive Officer	Kozo Ogasawara	General Manager, Yokkaichi Refinery
Executive Officer	Koji Moriyama	General Manager, Corporate Planning Dept.
Executive Officer	Masayoshi Noji	General Manager, Power & Gas Business Dept.
(Note)	Power & Gas Business Dept. has been renamed Power Dept. on April 1, 2015

(2)	Amount of Compensation to Directors and Audit & Supervisory Board Members

Category	Number of Persons Remunerated	Amount of Compensation
Directors (of which, Outside Directors)	13 (2)	Millions of yen 333 (24)
Audit & Supervisory Board Members (of which, Outside Audit & Supervisory Board Members)	6 (3)	94 (44)
Total	19	427

(Notes)	1.
The amount includes the compensation to three Directors and one Audit & Supervisory Board Member who retired from the positions at the conclusion of the 108th Ordinary General Meeting of Shareholders held on June 24, 2014.

2.
The amount of compensation to Directors was set by resolution at up to ¥750 million per year (the salary for employees for those who also work as Directors is not included) at the 101st Ordinary General Meeting of Shareholders held on June 28, 2007.

3.	The amount of compensation to Audit & Supervisory Board Members was set by resolution at up to ¥9 million per month at the 89th Ordinary General Meeting of Shareholders held on June 29, 1995.

(3)	Significant Concurrent Positions of Directors and Audit & Supervisory Board Members

Name	Corporate Name	Title
Yaichi Kimura	COSMO PETROLEUM GAS CO., LTD.	Director
	COSMO OIL LUBRICANTS CO., LTD.	Director
	COSMO OIL SALES CORPORATION	Director
	COSMO ENERGY EXPLORATION & PRODUCTION	Director
	CO., LTD.	Director
	QATAR PETROLEUM DEVELOPMENT CO., LTD.	Director
	ABU DHABI OIL CO., LTD.	Director
	COSMO ENGINEERING CO., LTD.	Director
	ECO POWER CO., LTD.	Director
Keizo Morikawa	COSMO ENERGY EXPLORATION & PRODUCTION CO., LTD.	Director
	COSMO ABU DHABI ENERGY EXPLORATION & PRODUCTION CO., LTD.	Director
	MARUZEN PETROCHEMICAL CO., LTD.	Director
	UNITED PETROLEUM DEVELOPMENT CO., LTD.	President, Representative Director
Hisashi Kobayashi	COSMO ENGINEERING CO., LTD.	Director
Hiroshi Kiriyama	COSMO ENERGY EXPLORATION & PRODUCTION CO., LTD.	Director
	COSMO ABU DHABI ENERGY EXPLORATION & PRODUCTION CO., LTD.	Director
	MARUZEN PETROCHEMICAL CO., LTD.	Director
Muneyuki Sano	COSMO OIL SALES CORPORATION	Director
Yasushi Ohe	COSMO PETROLEUM GAS CO., LTD.	Director
	COSMO MATSUYAMA OIL CO., LTD.	Director
	COSMO OIL LUBRICANTS CO., LTD.	Director
	Hyundai Cosmo Petrochemical Co., Ltd.	Representative Director
Mohamed Al Hamli (Outside Director)	International Petroleum Investment Company	Deputy Chairman , Outside Director
Mohamed Al Mehairi (Outside Director)	International Petroleum Investment Company Etihad Airways	Director Investment Director
Hirokazu Ando (Outside Audit & Supervisory Board Member) Audit & Supervisory Board Member	COSMO MATSUYAMA OIL CO., LTD. COSMO OIL LUBRICANTS CO., LTD.	Audit & Supervisory Board Member
Hideo Suzuki	COSMO OIL SALES CORPORATION	Audit & Supervisory Board Member
	SOGO ENERGY CORPORATION	Audit & Supervisory Board Member
	COSMO ENERGY EXPLORATION & PRODUCTION CO., LTD.	Audit & Supervisory Board Member
	COSMO ABU DHABI ENERGY EXPLORATION & PRODUCTION CO., LTD.	Audit & Supervisory Board Member
	QATAR PETROLEUM DEVELOPMENT CO., LTD.	Audit & Supervisory Board Member
	ABU DHABI OIL CO., LTD.	Outside Audit & Supervisory Board Member
	ECO POWER CO., LTD.	Audit & Supervisory Board Member
	UNITED PETROLEUM DEVELOPMENT CO., LTD.	Audit & Supervisory Board Member
Hideto Matsumura	COSMO PETROLEUM GAS CO., LTD.	Audit & Supervisory Board Member
	COSMO ENGINEERING CO., LTD	Audit & Supervisory Board Member

Yoshitsugu Kondo (Outside Audit & Supervisory Board Member)	Sano Law Offices	Attorney at law
Sakae Kanno (Outside Audit & Supervisory Board Member)	THE KANSAI ELECTRIC POWER CO., INC.	Audit & Supervisory Board Member

(Notes)	1.
Keizo Morikawa also serves as Representative Director of the Company’s affiliate United Petroleum Development Co., Ltd., and the Company and the relevant company are in transaction relationships for such as the sale and purchase of crude oil, etc.

2.
Yasushi Ohe also serves as Representative Director of the Company’s affiliate Hyundai Cosmo Petrochemical Co., Ltd., and the Company and the relevant company are in transaction relationships for such as the sale and purchase of petroleum products, etc.

3.
Mohamed Al Hamli serves as Outside Director of International Petroleum Investment Company and Mohamed Al Mehairi serves as business executive of the relevant company, and it is the parent company of one of the Company’s major shareholders.

4.	Mohamed Al Mehairi serves as Director of Etihad Airways, and the Company and the relevant company are in transaction relationships for such as the sale and purchase of petroleum products, etc.
5.	Mohamed Al Mehairi is related in the third degree to a business executive of the Company’s specified related operator, Abu Dhabi National Oil Company.
6.	Yoshitsugu Kondo serves as joint-representative of Sano Law Offices, and the Company has executed a Legal Retainer Agreement with the firm.
7.
Sakae Kanno concurrently serves as an Audit & Supervisory Board Member at The Kansai Electric Power Co., Inc., which is a major shareholder of the Company.  The Company and Kansai Electric Power also have a business relationship that includes buying and selling transactions involving petroleum products.

(4)	Outside Directors and Outside Audit & Supervisory Board Members
1)	Major Activities in the Fiscal Year

Record of Attendance
Name	Board of Directors Meeting	Audit & Supervisory Board Meeting	Status of Expression of Opinions
Mohamed Al Hamli (Outside Director)	8 out of 9 times	-	Asked questions and expressed opinions as needed from an international viewpoint regarding the petroleum industry
Mohamed Al Mehairi (Outside Director)	7 out of 9 times	-	Asked questions and expressed opinions as needed from an international viewpoint regarding the petroleum industry
Hirokazu Ando (Outside Audit & Supervisory Board Member)	9 out of 9 times	10 out of 10 times	Made efforts to grasp the overall management as a Full-time Audit & Supervisory Board Member and asked questions and expressed opinions as needed
Yoshitsugu Kondo (Outside Audit & Supervisory Board Member)	9 out of 9 times	10 out of 10 times	Asked questions and expressed opinions as needed mainly from his specialist viewpoint as lawyer
Sakae Kanno (Outside Audit & Supervisory Board Member)	9 out of 9 times	10 out of 10 times	From the perspective of his abundant experience and knowledge concerning corporate management, asked questions and expressed opinions as needed

2)	Outline of the Terms and Conditions of Agreements for Limitation of Liability

Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company has entered into agreements with two Outside Directors, Mohamed Al Hamli and Mohamed Al Mehairi, and with two Outside Audit & Supervisory Board Members, Yoshitsugu Kondo and Sakae Kanno to limit the liability for damages under Article 423, Paragraph 1 of the said act.

The limitation of the liability for damages under the relevant agreement is the minimum liability amount set forth in Article 425, Paragraph 1 of the Companies Act.

4.	Accounting Auditor
(1)	Name of Accounting Auditor	KPMG AZSA LLC

(2)	Amount of Compensation, etc., pertaining to the Fiscal Year Under Review to Accounting Auditor

(Millions ofYen)
Amount of Compensation
Amount of Compensation, etc., to be Paid to the Accounting Auditor pertaining to the Fiscal Year Under Review	124
Amount of Moneys and Other Property Benefits to be Paid to the Accounting Auditor by the Company and Its Subsidiaries	243

(Notes)	1.
The audit agreement entered into by the Company and the Accounting Auditor does not clearly distinguish the amount of compensation, etc. for audit under the Companies Act and that for audit under the Financial Instruments and Exchange Act, and those cannot be substantially distinguished from each other.  Therefore, the aforementioned amount of compensation, etc. to be paid to the Accounting Auditor pertaining to the current fiscal year indicates the total amount of these.

2.
Our subsidiaries Cosmo Oil (U.K.) Plc., Cosmo Oil International Pte., Ltd., Cosmo Oil of U.S.A., Inc. and Cosmo Oil (Shanghai) Co., Ltd. undergo audits by audit corporations other than the Account Auditor of the Company.

(3)	Guidelines for Decisions on Dismissal or Non-reappointment of Accounting Auditor

The Audit & Supervisory Board will decide on dismissal or non-reappointment of the Accounting Auditor after comprehensively considering the independence, reliability and status of performance of duties of the Accounting Auditor as prescribed in laws and regulations or standards.
The Audit & Supervisory Board will decide on details of proposals related to the dismissal or non-reappointment of the Accounting Auditor to be submitted to a General Meeting of Shareholders, if it deems it necessary to do so, such as in cases in which performance of duties by the Accounting Auditor is hindered.  Also, the Audit & Supervisory Board will dismiss the Accounting Auditor if it judges that any of the items stipulated in Article 340, Paragraph 1 of the Companies Act is applicable to the Accounting Auditor, based on the consent of all Audit & Supervisory Board Members.  In this case, an Audit & Supervisory Board Member appointed by the Audit & Supervisory Board will report the fact of dismissal and the reasons thereof at the first General Meeting of Shareholders convened after the dismissal.
(Note)
Following the enforcement of the “Act for Partial Amendment of the Companies Act” (Act No. 90 of 2014) on May 1, 2015, the decision-making body for proposals related to the dismissal or non-reappointment of the Accounting Auditor has been changed from the Board of Directors to the Audit & Supervisory Board.

5.	Basic Policies on Internal Control Systems (as of March 31, 2015)

In order to put into practice the management concepts and corporate action policy of the Cosmo Oil Group, and to execute duties appropriately and efficiently, the Company has established the following basic policies with respect to the preparation of a system for execution of duties by Directors and employees, system for risk management and internal auditing to support it, and a system to ensure effective auditing by Audit & Supervisory Board Members.

1)
System to Ensure that Execution of Duties by Directors and Employees is in Compliance with Laws and Regulations, and Articles of Incorporation (Article 362, Paragraph 4, Item 6 of the Companies Act, Article 100, Paragraph 1, Item 4 of the Ordinance for Enforcement of the Companies Act)

<Management Concepts and Corporate Action Policy>
-
The Company will formulate Cosmo Oil Group Management Vision, and establish Corporate Action Policy with respect to corporate ethics (Cosmo Oil Group Corporate Action Policy), and prepare a promotion system, including establishment of the CSR Promotion Committee (chaired by the President) as an organization to administer overall CSR activities and internal controls, in order to establish the corporate ethics of the Group and help Directors and employees put these ethics into practice.

-
The CSR Promotion Committee will prepare manuals on corporate ethics, and carry out training, etc., thus working toward thorough compliance with laws and regulations and fostering and improvement of ethical awareness.

<Report at Meetings>
-
The Company will establish the Board of Directors Meeting Rules and Executive Officers’ Committee Rules, and prepare a system under which reports on the status of execution of duties by each Director are made in Meetings.

<Separation of Execution of Duties and Supervision>
-	The Company will introduce an Executive Officer System, for separation of execution of duties and supervision, and for enhancement of the supervisory function of the Board of Directors.
<Operations Rules, etc.>
-
The Company will establish the operational rules, etc. which prescribe the organization, posts, command and control system, and duty sharing, etc., and decision making authority rules to provide for basic matters with respect to operation of decision-making system, and prepare a system under which execution of duties will be in compliance with these rules, and review such rules and systems constantly in response to changes in the management environment.

<Enhancement of Internal Audit>
-
The Company will prepare a system to ensure effective implementation of internal audits, and implement audits that possesses high level of expertise and sense of ethics by the Internal Auditing Office.

<Acquisition, Use and Conveyance of Information>
-
The Company will establish a corporate ethics consultation window (Help Line) with measures to prevent penalization of whistleblowers such as ensuring whistleblower anonymity, and will also establish a Customer Center, as a window to deal with inquiries, etc. from customers, and prepare a system to acquire and use information widely from inside and outside the Company.

-
The Company will determine basic matters with respect to risk management, and prepare systems for swift and accurate conveyance of information to the management as well as timely and proper transmission of information to outside the Company

<IT Handling>
-	In order to achieve the above purposes, the Company will deal with the advance of IT properly, and use IT effectively and efficiently.

2)	Rules and Other Systems concerning Management of Risk of Loss (Article 100, Paragraph 1, Item 2 of the Ordinance for Enforcement of the Companies Act)
-
The Company will determine basic matters with regard to risk management (establishment of Risk Management Rules, Risk Measures Rules, etc.), and establish a Risk Management Committee for smooth and effective promotion of risk management, for assessment and reexamination of management risks, and for taking proper measures.

3)	Systems to Ensure Efficient Execution of Duties by Directors (Article 100, Paragraph 1, Item 3 of the Ordinance for Enforcement of the Companies Act)
-
The Board of Directors Meetings shall be held once per month in principle in accordance with the Board of Directors Meeting Rules, and determine matters prescribed in the laws and regulations and the Articles of Incorporation, and management policies and other material matters relevant to management, and also supervise execution of duties by directors.

-
The Executive Officers’ Committee shall be held once a week in principle in accordance with the Executive Officers’ Committee Rules, and shall be a decision making organ for execution of duties, discussing basic policies and material matters relevant to execution of duties in accordance with management policies determined at Board of Directors Meetings.

-
The Company shall establish the Operational Rules, etc., which prescribe the organization, posts, command and control system, and duty sharing, etc., and work toward efficient execution of duties through the establishment of a responsibility system for execution of duties in accordance with the decision making authority rules.

-
Targets the Company should achieve shall be clarified upon determination of the management plan based on management policies, and a yearly plan for the overall company, departments, offices and business offices, etc. shall be formulated and management of performance shall be carried out.

4)	System with regard to Information Retention and Management pertaining to Execution of Duties by Directors (Article 100, Paragraph 1, Item 1 of the Ordinance for Enforcement of the Companies Act)
-
In accordance with the internal rules with respect to information management, such as Board of Directors Meeting Rules and Information Management Rules, etc., information pertaining to execution of duties by Directors shall be properly retained and managed.

5)
System to Ensure Appropriateness of Business in the Cosmo Oil Group, consisting of the Company and Its Subsidiaries (Article 100, Paragraph 1, Item 5 of the Ordinance for Enforcement of the Companies Act)

-
The Company will establish the Cosmo Oil Group Management Vision and Corporate Action Policy, and other necessary rules, etc. and appoint a corporate ethics promotion manager (president) in each company of the Group, for preparation of a system as a united Group to ensure business appropriateness.

-
The Company will prepare a system concerning internal auditing as a group, such as audit implementation or support of internal auditing of each company by the Internal Auditing Office as to job performance status of group companies.

6)
Matters concerning Employees to Assist the Duties of Audit & Supervisory Board Members in Case the Appointment thereof is Requested by Audit & Supervisory Board Members, and Matters concerning Independence of the Relevant Employees from Directors (Article 100, Paragraph 3, Items 1, 2 of the Enforcement Regulations of the Companies Act)

-
For enhancement of audit functions, Audit & Supervisory Board Secretariat will be established under the Audit & Supervisory Board, and employees dedicated to such work will be arranged, and for the personnel transfer and personnel appraisal of these employees, the consent of the Audit & Supervisory Board Members shall be obtained to ensure the independence of the relevant employees.

7)
System for Reporting to Audit & Supervisory Board Members by Directors and Employees, and Other Systems for Reporting to Audit & Supervisory Board Members, and Other Systems to Ensure Effectiveness of Audits by Audit & Supervisory Board Members (Article 100, Paragraph 3, Items 3, 4 of the Ordinance for Enforcement of the Companies Act)

-
Directors and employees shall report to Audit & Supervisory Board Members on statutory matters and (1) material matters that affect the management and results of the Group, (2) overview of activities of Internal Auditing Office and Audit & Supervisory Board Members and Audit Offices of affiliates, (3) overview of activities with respect to internal controls of the Group, and (4) status of operation and whistle blowing at Help Line.

-
Meetings among Audit & Supervisory Board Members, the President, primary departments and office managers, and Audit & Supervisory Board Members of affiliates will be held on regular basis to prepare systems to ensure audit effectiveness.

-	Sufficient collaboration among Audit & Supervisory Board Members, Internal Auditing Office and the Accounting Auditor shall be promoted.

6.	Basic Policies on Internal Control Systems (Revised on April 21, 2015)

In order to put into practice the management concepts and corporate action policy of the Cosmo Oil Group, and to execute duties appropriately and efficiently, the following basic policies on internal control systems have been established with respect to the preparation of a system for execution of duties by Directors and employees of the Company and its group companies, system for risk management and internal auditing to support it, and a system to ensure effective auditing by Audit & Supervisory Board Members.

1)
System to Ensure that Execution of Duties by Directors and Employees is in Compliance with Laws and Regulations, and Articles of Incorporation (Article 362, Paragraph 4, Item 6 of the Companies Act, Article 100, Paragraph 1, Item 4 of the Ordinance for Enforcement of the Companies Act)

<Management Concepts and Corporate Action Policy>
-	The Company formulates Cosmo Oil Group Management Vision, and establishes Corporate Action Policy with respect to corporate ethics (Cosmo Oil Group Corporate Action Policy).
-
The Company will prepare the CSR Promotion Committee, chaired by the President, and various executive committees (Corporate Ethics Committee, Risk Management Committee, Cosmo Oil Group Safety Promotion Committee, Global Environment Committee, Human Rights Committee, and Quality Assurance Committee) as organizations to administer overall CSR activities and internal controls, and Directors and employees will appropriately operate the systems to promote sound business activities.

-
The CSR Promotion Committee will prepare manuals on corporate ethics, and carry out training, etc., thus working toward thorough compliance with laws and regulations and fostering and improvement of ethical awareness.

<Report at Meetings>
-	The Company will establish the Board of Directors Meeting Rules and Executive Officers’ Committee Rules, and reports on the status of execution of duties by each Director will be made in Meetings.
<Separation of Execution of Duties and Supervision>
-	The Company will introduce an Executive Officer System, for separation of execution of duties and supervision, and for enhancement of the supervisory function of the Board of Directors.
<Operations Rules, etc.>
-
The Company will establish the operational rules, etc. which prescribe the organization, posts, command and control system, and duty sharing, etc., and decision making authority rules to provide for basic matters with respect to operation of decision-making system, and prepare a system under which execution of duties will be in compliance with these rules, and review such rules and systems constantly in response to changes in the management environment.

<Enhancement of Internal Audit>
-
The Company will prepare a system to ensure effective implementation of internal audits, and implement audits that possesses high level of expertise and sense of ethics by the Internal Auditing Office.

<Acquisition, Use and Conveyance of Information>
-
The Company will establish the Cosmo Oil Group corporate ethics consultation window (Corporate Ethics Help Line) both inside and outside the Group with measures to prevent penalization of whistleblowers such as ensuring whistleblower anonymity, and will also establish a Customer Center, as a window to deal with inquiries, etc. from customers, and prepare a system to acquire and use information widely from inside and outside the Company.

-
The Company will determine basic matters with respect to risk management, and swift and accurate conveyance of information will be made to the management and timely and proper transmission of information will be made to outside the Company.

<IT Handling>
-	In order to achieve the above purposes, the Company will deal with the advance of IT properly, and use IT effectively and efficiently.
<Stance Against Anti-Social Forces >
-	The Company shall never become involved in anti-social forces or groups that are a menace to social order and safety, and take a resolute stance against them.

2)	Rules and Other Systems concerning Management of Risk of Loss (Article 100, Paragraph 1, Item 2 of the Ordinance for Enforcement of the Companies Act)
-
The Company will determine basic matters with regard to risk management such as crisis management (establishment of Risk Management Rules and Crisis Management Rules), and through the Risk Management Committee, it will conduct assessment and reexamination of various risks facing the Group and take proper measures.

3)	Systems to Ensure Efficient Execution of Duties by Directors (Article 100, Paragraph 1, Item 3 of the Ordinance for Enforcement of the Companies Act)
-
The Board of Directors Meetings shall be held once per month in principle in accordance with the Board of Directors Meeting Rules, and determine matters prescribed in the laws and regulations and the Articles of Incorporation, and management policies and other material matters relevant to management, and also supervise execution of duties by directors.

-
The Executive Officers’ Committee shall be held once a week in principle in accordance with the Executive Officers’ Committee Rules, and shall be a decision making organ for execution of duties, discussing basic policies and material matters relevant to execution of duties in accordance with management policies determined at Board of Directors Meetings.

-
The Company shall establish the Operational Rules, etc., which prescribe the organization, posts, command and control system, and duty sharing, etc., and work toward efficient execution of duties through the establishment of a responsibility system for execution of duties in accordance with the decision making authority rules.

-
Targets the Company should achieve shall be clarified upon determination of the management plan based on management policies, and a yearly plan for the overall company, departments, offices and business offices, etc. shall be formulated and management of performance shall be carried out.

4)	System with regard to Information Retention and Management pertaining to Execution of Duties by Directors (Article 100, Paragraph 1, Item 1 of the Ordinance for Enforcement of the Companies Act)
-
In accordance with the internal rules with respect to information management, such as Board of Directors Meeting Rules and Information Management Rules, etc., information pertaining to execution of duties by Directors shall be properly retained and managed.

5)
System to Ensure Appropriateness of Business in the Cosmo Oil Group, consisting of the Company and Its Subsidiaries (Article 100, Paragraph 1, Item 5, a, b, c, d of the Ordinance for Enforcement of the Companies Act)

-
The Company will regularly hold meetings with each of its group companies concerning the overall operations of the Cosmo Oil Group companies and share important information.  In addition, the Company will secure appropriate business operations of the Cosmo Oil Group by requiring approval by the Company or reporting to the Company in accordance with the group company management rules for certain execution of business.

-
The Company will demand reports by the group companies on the status of their execution of various measures relating to risk management, and compliance with laws and regulations, etc. in accordance with the rules established by the Company.  In addition, the Company will undertake such efforts as improving and revising the various measures.

-
The Company will make the group companies construct the systems necessary to efficiently conduct the execution of business by Directors, etc. that are modeled on the Company’s systems or that are suited to the organizations, etc. of the group company.  In addition, the Company will formulate business plans for the Cosmo Oil Group and clarify the targets that the Company and the group companies should aim to achieve.

-
The Company will appoint a corporate ethics promotion manager (to be performed by the group company president) in the group companies, hold CSR Promotion Liaison Meetings, and work toward thorough compliance of laws and regulations and fostering and improvement of ethical awareness in each group company.

-
The Company will prepare a system concerning internal auditing as a group, such as audit implementation or support of internal auditing of each company by the Internal Auditing Office as to job performance status of the group companies.

6)
Matter concerning Independence from Directors of the Employees Assisting the Duties of Audit & Supervisory Board Members and Matters concerning Securing of Effectiveness of Orders to the Relevant Employees (Article 100, Paragraph 3, Items 1, 2, 3 of the Ordinance for Enforcement of the Companies Act)

-	The approval of Audit & Supervisory Board Members shall be obtained concerning selection, transfer, and change of treatment of employees assisting the duties of Audit & Supervisory Board Members.
-	The authority to give instructions and commands to employees assisting the duties of Audit & Supervisory Board Members will be held by the Audit & Supervisory Board Member.

7)	Systems for Reporting to the Audit & Supervisory Board Members (Article 100, Paragraph 3, Item 4 of the Ordinance for Enforcement of the Companies Act)
-
Directors and employees shall report to Audit & Supervisory Board Members on statutory matters and (1) material matters that affect the management and results of the Group, (2) overview of activities of Internal Auditing Office and Audit & Supervisory Board Members and Audit Offices of the group companies, (3) overview of activities with respect to internal controls of the Group, and (4) status of operation and whistle blowing at the Cosmo Oil Group Corporate Ethics Help Line.

-
The Directors, etc. and employees of the Company and the group companies will respond swiftly and appropriately when they are requested by Audit & Supervisory Board Members to report on a matter regarding business execution or other important matter.

8)
System for Ensuring a Person Reporting to Audit & Supervisory Board Members Does Not Receive Unfair Treatment Due to Making that Report (Article 100, Paragraph 3, Item 5 of the Ordinance for Enforcement of the Companies Act)

-	The Company will establish regulations and respond appropriately to ensure unfair treatment is not received due to the making of a report to Audit & Supervisory Board Members.

9)
Procedures for Advanced Payment or Reimbursement of Costs, and Policies for Treatment of Other Costs or Obligations Incurred through the Performance of Duties of Audit & Supervisory Board Members (Article 100, Paragraph 3, Item 6 of the Ordinance for Enforcement of the Companies Act)

-
Costs recognized as necessary for the Audit & Supervisory Board Member’s performance of duties will be budgeted and when there is a claim for such payment in advance, a swift response will be given to such claims except in the cases when such claims are inappropriate.

-	Costs for the expenses of emergencies or extraordinary events will be met by responding to a subsequent claim for reimbursement.

10)	System for Ensuring Other Audits of Audit & Supervisory Board Members are Performed Effectively (Article 100, Paragraph 3, Item 7 of the Ordinance for Enforcement of the Companies Act)
-
The Audit Standard and Audit Implementation Plan decided by the Audit & Supervisory Board will be respected and cooperation will be given to ensure a smooth execution of audit and preparation of audit environment.

-
Meetings among Audit & Supervisory Board Members, the President, primary departments and office managers, and Audit & Supervisory Board Members of the group companies will be held on regular basis to prepare systems to ensure audit effectiveness.

-	Sufficient collaboration among the Accounting Auditor, Audit & Supervisory Board Members and Internal Auditing Office shall be promoted.

Consolidated Balance Sheet
Fiscal Year 2014 (As of March 31, 2015)
(Unit: million yen)
Item	Amount	Item	Amount
Assets	1,428,628	Liabilities	1,221,107
Current assets	621,578	Current liabilities	603,860
Cash and deposits	95,171	Notes and accounts payable-trade	182,417
Notes and accounts receivable-trade	202,469	Short-term loans payable	179,512
Merchandise and finished goods	131,430	Accounts payable-other	100,529
		Accrued volatile oil and other petroleum taxes	97,786
Work in process	273
		Income taxes payable	11,234
Raw materials and supplies	125,086	Accrued expenses	8,828
Accounts receivable-other	36,073	Deferred tax liabilities	39
Deferred tax assets	7,920	Provision for business structure improvement	2,705
Other	23,265	Other	20,807
Allowance for doubtful accounts	-113	Noncurrent liabilities	617,247
Noncurrent assets	806,545	Bonds payable	37,700
Property, plant and equipment	615,432	Long-term loans payable	475,659
Buildings and structures, net	109,306	Deferred tax liabilities	25,517
Oil storage depots, net	28,954	Deferred tax liabilities for land revaluation	26,981
Machinery, equipment and vehicles, net	141,943	Provision for special repairs	10,090
Land	310,040	Provision for business structure improvement	566
Leased assets, net	506	Provision for environmental measures	3,748
Construction in progress	18,708	Net defined benefit liability	8,833
		Other	28,148
Other, net	5,973
		Net assets	207,520
Intangible assets	49,459
Software	2,692	Shareholders’ equity	132,010
Goodwill	2,183	Capital stock	107,246
Other	44,584	Capital surplus	16,967
Investments and other assets	141,653	Retained earnings	7,942
Investment securities	118,788	Treasury shares	-145
Long-term loans receivable	1,359	Accumulated other comprehensive income	35,183
Long-term prepaid expenses	2,716	Valuation difference on available-for-sale securities	5,505
Deferred tax assets	2,779	Deferred gains or losses on hedges	749
Other	16,592	Revaluation reserve for land	21,249
Allowance for doubtful accounts	-583	Foreign currency translation adjustment	10,568
Deferred assets	504	Remeasurements of defined benefit plans	-2,890
Bond issuance cost	504	Minority interests	40,326
Total assets	1,428,628	Total liabilities and net assets	1,428,628

Consolidated Statements of Income
Fiscal Year 2014 (From April 1, 2014 to March 31, 2015)

(Unit: million yen)
Item	Amount
I Net sales		3,035,818
II Cost of sales		2,944,919
Gross profit		90,899
III Selling, general and administrative expenses		129,346
Operating loss		38,447
1V Non-operating income
Interest income	234
Dividend income	649
Rent income on noncurrent assets	969
Amortization of negative goodwill	1,127
Equity in earnings of associates	29
Gain on sales of scraps	989
Other	3,729	7,729
V Non-operating expenses
Interest expenses	12,778
Foreign exchange losses	801
Other	5,343	18,922
Ordinary loss		49,640
VI Extraordinary income
Gain on sales of noncurrent assets	586
Gain on sales of investment securities	184
Gain on sales of shares of subsidiaries and associates	14,319
Subsidy income	4,358	19,449
Vll Extraordinary loss
Loss on sales of noncurrent assets	512
Loss on disposal of noncurrent assets	4,962
Impairment loss	2,843
Loss on valuation of investment securities	157
Business structure improvement expenses	4,901
Other	1,030	14,407
Loss before income taxes and minority interests		44,599
Income taxes-current	34,474
Income taxes-deferred	△4,655	29,818
Loss before minority interests		74,417
Minority interests in income		3,311
Net loss		77,729

Consolidated Statements of Changes in Equity
Fiscal Year 2014 (from April 1, 2014 to March 31, 2015)
(Unit million yen)
	Shareholders’ Equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at April 1, 2014	107,246	16,967	87,461	-143	211,531
Cumulative effects of changes in accounting policies			72		72
Restated balance	107,246	16,967	87,534	-143	211,604
Changes of items during the period
Dividend of surplus			-1,694		-1,694
Net loss			-77,729		-77,729
Reversal of revaluation reserve for land			-167		-167
Purchase of treasury shares				-2	-2
Disposal of treasury shares		-0		0	0
Net changes of items other than shareholders’ equity
Total changes of items during the period	-	-0	-79,591	-2	-79,593
Balance at March 31, 2015	107,246	16,967	7,942	-145	132,010

	Accumulated other comprehensive income
	Valuation difference on available-for- sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income	Minority interests	Total net assets
Balance at April 1, 2014	2,887	1,372	18,929	5,818	-8,612	20,395	29,214	261,142
Cumulative effects of changes in accounting policies							0	72
Restated balance	2,887	1,372	18,929	5,818	-8,612	20,395	29,215	261,215
Changes of items during the period
Dividends of surplus								-1,694
Net loss								-77,729
Reversal of revaluation reserve for land			167			167		-
Purchase of treasury shares								-2
Disposal of treasury shares								0
Net changes of items other than shareholders’ equity	2,618	-622	2,152	4,749	5,722	14,619	11,111	25,731
Total changes of items during the period	2,618	-622	2,319	4,749	5,722	14,787	11,111	-53,694
Balance at March 31, 2015	5,505	749	21,249	10,568	-2,890	35,183	40,326	207,520

Notes to Consolidated Financial Statements
In the consolidated balance sheet, consolidated statements of income and consolidated statements of changes in equity of Cosmo Oil Co., Ltd. (the “Company”) represented in the million yen unit, figures less than 1 million yen are rounded down.

(Notes concerning Important Items that Provide the Basic Information for the Development of the Consolidated Financial Statements)

1. Items concerning the Scope of Consolidation for Reporting
(1) Number of consolidated subsidiaries:  39

Abu Dhabi Oil Co., Ltd.	Akita Wind Power Laboratory Co., Ltd.	Ikata Eco Park Co., Ltd.	Cosmo ALA Co., Ltd.
EcoPower Co., Ltd.	Eco World Kuzumaki Wind Power Co., Ltd.	Qatar Petroleum Development Co., Ltd.	Kansai Cosmo Logistics Co., Ltd.
Cosmo Abu Dhabi Energy Exploration &
Cosmo Oil Ashmore Ltd.	Production Co., Ltd.	Cosmo Energy Exploration & Production Co., Ltd.	Cosmo Engineering Co., Ltd.
Cosmo Oil International Pte. Ltd.	Cosmo Oil of U.S.A., Inc.	Cosmo Oil (U.K.) Plc.	Cosmo Oil Europe B.V.
Cosmo Kaiun Co., Ltd.	Cosmo Computer Center Co., Ltd.	Cosmo Petroleum Gas Co., Ltd.	Cosmo Oil (Shanghai) Co., Ltd.
Cosmo Oil Sales Corp.	Cosmo Oil Lubricants Co., Ltd.	Cosmo Research Institute	Cosmo Techno Yokkaichi Co., Ltd.
Cosmo Trade & Service Co., Ltd.	Cosmo Business Associates Co., Ltd.	Cosmo Property Service Corp.	Cosmo Petro Service Co., Ltd.
Cosmo Matsuyama Oil Co., Ltd.	Cosmo Delivery Service Co., Ltd.	Sakaide Cosmo Kosan Co., Ltd.	CM Aromatics Co., Ltd.
Sogo Energy Corporation	Tachikawa Wind Power Laboratory Co., Ltd.	Dangamine Wind Farm Co., Ltd.	Choshi Wind Farm Co., Ltd.
Hokuto Kogyo Co., Ltd.	Yokkaichi LPG Terminal Co., Ltd.	Wakkanai Wind Farm Co., Ltd.

Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. was included in the scope of the consolidated subsidiaries of the Company, since it became a subsidiary of the company through a simple incorporation-type split during FY2014.  Also, Hasaki Wind Firm was excluded from the scope of the consolidated subsidiaries of the Company, since it absorbed by EcoPower Co., Ltd.
(2) Major Non-consolidated Subsidiaries:
Tohoku Cosmo Gas Co., Ltd.
Reason for exclusion from accounting consolidation:
The Company has 16 subsidiaries that were excluded from its consolidated subsidiaries because they are small businesses and their respective total assets, net sales, and net income/loss and retained earnings (both amounts equivalent to what is accounted for under the equity method) have no material impact on the consolidated financial statements of the Company.
2. Items concerning the Application of the Equity Method
(1) Number of Non-consolidated Subsidiaries Accounted for Using the Equity Method:  16
Major subsidiaries:  Tohoku Cosmo Gas Co., Ltd.
(2) Number of Associated Companies Accounted for Using the Equity Method:  6
Maruzen Petrochemical Co., Ltd., United Petroleum Development Co., Ltd., Tozai Oil Terminal Co., Ltd., Okinawa CTS Corp.,
GotoKishiku Wind Power Laboratory Co., Ltd. and Hyundai Cosmo Petrochemical Co., Ltd.
(3) Major Business Entities of Associated Companies Not Accounted for Using the Equity Method:
Ogishima Oil Terminal Co., Ltd., Kasumi Sanbashi Kanri Co., Ltd.
Reasons for Exclusion from the Application of the Equity Method:
The equity method does not apply to the above associates because their net income/loss and retained earnings (both amounts equivalent to what is accounted for under the equity method) have little impact on the consolidated financial statements of the Company on an individual basis, nor have any material impact on them on an aggregate basis.
(4) Special Remarks Necessary to Make concerning the Procedures of the Application of the Equity Method:
As for the subsidiaries and associates which are subject to the application of the equity method and which have different accounting periods from that of the Company, such business entities’ financial statements for their accounting periods are used for reporting herein.
3. Items concerning the Accounting Periods of the Consolidated Subsidiaries
Of the 39 consolidated subsidiaries, Abu Dhabi Oil Co., Ltd., Qatar Petroleum Development Co., Ltd., Cosmo Oil Ashmore
Ltd., Cosmo Oil International Pte. Ltd., Cosmo Oil (U.K.) Plc., Cosmo Oil Europe B.V., Cosmo Oil (Shanghai) Co., Ltd. and Cosmo Energy Exploration & Production Co., Ltd. adopt a fiscal year ending December 31 and Akita Wind Power Laboratory Co., Ltd. adopts a fiscal year ending February 28, respectively.
The consolidated financial statements herein have been developed by using their financial reports as of December 31, 2014 or February 28, 2015 and any material transactions arising between end of their fiscal year and consolidated fiscal year, the date for the consolidated settlement of accounts for the Company, are reflected on the consolidated financial statements herein by making necessary adjustments.

4. Items concerning the Accounting Standards
(1) Significant Asset Valuation Standards and Methods
1) Securities:
a. Securities held to maturity:	Stated at amortized cost method
b. Other securities:
- Securities available for sale with fair market value:
Stated at fair value based on market values applicable on the date of consolidated settlement of accounts (in which all differences between the carrying amounts and the fair values are reported as a separate component of net assets, while the cost of securities sold is calculated by the moving average method)

- Securities with no available fair market value:	Stated at cost determined by the moving average method
2) Inventories:
Principally stated at cost determined by the weighted average method (however, the amounts of inventories stated in the balance sheet were computed by using the method that book values are reduced to reflect declines in profitability)

3) Derivative financial instruments:	Stated at fair value

(2) Significant Depreciable Assets and Depreciation Methods
1) Property, Plant and Equipment (except lease assets):
The straight line method is mainly adopted to calculate depreciation expenses for these asset items.  The number of years of their useful lives and their residual value are calculated based on the criteria defined under the Corporation Tax Law of Japan.
However, the number of years of useful lives of the machinery and equipment, structures and Oil storage depots, of the property, plant and equipment owned by the Company, is calculated based on the number of years of their economic useful lives, which better reflect their use status respectively and the economic useful life of 15 years is adopted for the Company’s service stations by taking their actual past performances into consideration.  As for Abu Dhabi Oil Co., Ltd., a consolidated subsidiary of the Company, adopts the number of years for useful life as defined in the concession agreements and economic useful life by taking into account the durability and other conditions of the assets currently owned.  As for EcoPower Co., Ltd., a consolidated subsidiary of the Company, and its subsidiaries, an economic useful life of 20 years is mainly adopted for the windmills operated by them.
2) Intangible Assets (except lease assets):
The straight line method is mainly adopted to calculate depreciation expenses for these asset items.  The number of years of their useful lives is calculated based on the criteria defined under the Corporate Income Tax Law of Japan, providing that amortization expenses for the software used by the Company is calculated on the straight line method over the period of its availability in-house (5 years).
3) Lease Assets:
Leased assets involving finance lease transactions under which the ownership of the leased assets is transferred to lessees:
The method to calculate depreciation expenses for such assets is the same as that applied to noncurrent assets owned by the Company.
Leased assets involving finance lease transactions under which the ownership of the leased assets is not transferred to lessees:
The method to calculate depreciation for such assets is the straight line method with their residual values being zero over their leased periods used as the number of years for useful life.
Out of finance lease transactions other than those under which the ownership of the leased assets is considered to be transferred to lessees, such transactions, of which the lease term each commenced before the initial year of the application of the ASBJ Statement No. 13”Accounting Standards for Lease Transactions”, are continuously accounted for in conformity with the accounting process applicable to operating lease transactions.
4) Long-term Prepaid Expenses:
The equal installment method is adopted to calculate depreciation expenses for these account items over the period defined under the Corporate Income Tax Law of Japan.

(3) Accounting Process Applied to Deferred Assets
Bond Issuance Cost:
The cost for bond issuance is amortized in the straight line method over the term of redemption.

(4) Standards for Recording Significant Allowance/Provisions
1) Allowance for doubtful accounts
An estimated amount of irrecoverable debts is set aside against any potential losses on the failure to collect the accounts receivable.
a.	Ordinary accounts receivable:	The amount of allowance calculated at the actual ratio of bad debts
b.	Highly doubtful receivables and claims in bankruptcy and reorganization, etc.:	The amount of allowance calculated based on the evaluation of financial situations of individual accounts involved.
2) Provision for special repairs
A provision is set aside to cover expenses arising from the inspection and repairs of the oil tanks subject to the open regular inspection in compliance with the Fire Service Law of Japan, and an amount equal to the estimated cost of periodically required repairs was added to the provision for FY2014.
As for Cosmo Matsuyama Oil Co., Ltd., one of the subsidiaries of the Company, a certain amount of money to cover expenses arising from regular repairs of the machinery and equipment of its refinery was recorded for FY2014 in addition to the above charge.
3) Provision for business structure improvement
The Company recorded the estimated amount of a provision to cover expenses and losses that were expected to be incurred in the near future following the closure of the refinery and the legal measures associated with the operations of the refinery.
4) Provision for environmental measures
The Company recorded the estimated amount of a provision to cover expenses to treat contaminated soil.
It also recorded the estimated amount of a provision to cover expenses to treat the PCB waste in accordance with the Law
Concerning Special Measures Against Polychlorinated Biphenyl Waste.

(5) Other Important Items Necessary to Develop Consolidated Financial Statements
1) Standards for Recognition of Construction Revenue and Cost
As for recognition of revenues from constructions undertaken by the Company, the percentage of completion method (the percentage of construction is estimated based on the method of the ratio of actual cost incurred to total estimated cost) is applied to construction contracts in process in which the outcome of the construction activity is deemed certain by the end of FY2014, while the completed contract method is applied to other construction contracts.
2) Accounting Process for Consumption Tax, etc.
As for how to account for national and local consumption taxes, all domestic transactions are accounted for by excluding these tax amounts from the amounts thereof.
3) Accounting Process for Cost Recovery under Production Sharing
Some of its consolidated subsidiaries account for crude oil exploration and development and other related costs spent under the production sharing agreements.  After the inception of crude oil production, they recover these costs by receiving products under the same agreements.  They are stated in the “Other” item of the “Investment and other assets” account on the consolidated balance sheet herein.
4) Application of the consolidated tax payment system
The consolidated tax payment system is applied.
5) Standards for Recording Net defined benefit liability
“Net defined benefit liability” is recorded at an estimated amount of projected benefit obligation after deducting the fair value of pension assets as of March 31, 2015 to cover retirement and severance benefits payable to employees.
Past-service costs are recognized as an expense item at an amount prorated in the straight line method over a certain number of years (8 - 10 years) within the average of the remaining years of service to be performed by the employees at the time of accrual.
Actuarial gains and losses are recognized in expenses as an amount prorated in the straight line method over a certain number of years (8 - 10 years), which is within the average of the estimated remaining years of service to be performed by the employees at the time of accrual, commencing with the consolidated fiscal year following the accrual time.
Unrecognized actuarial gains and losses and past-service costs are recognized as “Remeasurements of defined benefit plans” in accumulated other comprehensive income of net assets in the balance sheets after adjusting for tax effects.
The liabilities of employee retirement benefits, which is expected employee retirement benefits attribute to the end of the financial year, is calculated by a method using a benefit formula.

5. Items concerning Amortization of Goodwill
Goodwill items are in principle amortized in accordance with the equal installment method over 5 years, providing that small amount ones are amortized in a lump sum.

(Changes in Accounting Policies)
Application of Accounting Standard for Retirement Benefits, etc.
From FY2014, the company is applying the main clause of Paragraph 35 of the Accounting Standard for Retirement Benefits (the Accounting Standards Board of Japan (ASBJ) Statement No.26 May 17, 2012, hereinafter referred to as the “Retirement Benefits Accounting Standard”) and the main clause of Paragraph 67 of the Guideline on Accounting Standard for Retirement Benefits (ASBJ Guidance No.25, March 26, 2015, hereinafter referred to as the “Guidance on Retirement Benefits”).  The calculation method for retirement benefit obligations and service costs has been revised, and the method of attributing expected benefits to periods has been changed from a straight-line method to a method using a benefit formula.  The method for determining the discount rate has also been changed.
The Retirement Benefits Accounting Standard etc. is applied in accordance with the transitional treatment stipulated in Paragraph 37 of the Retirement Benefits Accounting Standard, and at the beginning of the fiscal year under review, the effects of the change in the calculation method for retirement benefit obligations and service costs were reflected in retained earnings.
This policies change have an insignificant effect on the consolidated financial statements and the segment information.

(Notes to Changes in Representation Methods)
Consolidated Statements of Income
“Gain on sales of scraps” included in “Other” assets of the “Non-operating income” section of the Consolidated Statements of Income for FY2013 are stated as a separate account item in the Consolidated Statements of Income for FY2014 due to an increase in their importance.

(Notes to Consolidated Balance Sheet)
1. Accumulated depreciation for property, plant and equipment	¥746,401 million
2. Pledged Assets
Breakdown of Assets Pledged as Collateral and Amounts thereof:
Property, plant and equipment	¥337,714 million
Cash and deposits	¥752 million
Investment securities	¥133 million
Other	¥2,159 million
Secured Liabilities:
Long-term loans payable (including repayments due within the next year)	¥43,884 million
Debts related to transactions with banks	¥20,995 million
3. Contingencies
Guaranty Liabilities
Hyundai Cosmo Petrochemical Co., Ltd.	¥8,275 million
(Liabilities to guarantee their borrowings from financial institutions)
Others (Liabilities to guarantee their borrowings from financial institutions, etc.)	¥1,319 million
Liabilities incidental to trust debt assumption of corporate bonds
The liabilities associated with the following corporate bonds have been transferred based on the trust debt assumption of corporate bonds established with banks, etc.  Accordingly, the transferred liabilities of such corporate bonds and the payment amount under this agreement have been offset; however, the Company’s duty to the bondholders to redeem corporate bonds continues until the time of such redemption.

Issue	transfer amount (in million yen)
21st unsecured corporate bonds	22,000
23rd unsecured corporate bonds	10,000

4. Items concerning Revaluation of Land
The Company and three of its consolidated subsidiaries revalued their land properties used for business under the “Law concerning Revaluation Reserve for Land” (Law No. 34 issued on March 31, 1998).  The income tax portion on variances due to revaluation is stated in the “Deferred tax liabilities for land revaluation” account in the “Liabilities” section on the Consolidated Balance Sheet and the revaluation variances, net of the income tax portion, are stated in the “Revaluation reserve for land” account in the “Net Assets” section on the Consolidated Balance Sheet.
▪	Revaluation method
The land sites for the refineries were valued in accordance with the appraisal provided in Paragraph 5 of Article 2 of the “Enforcement Ordinance for the Law concerning the Revaluation Reserve for Land” (Government Ordinance No. 119 issued on March 31, 1998), and other land sites were valued by referring to the road ratings provided in Paragraph 4 of Article 2 of the “Enforcement Ordinance for the Law concerning the Revaluation Reserve for Land,” as well as making some rational adjustments.
▪	Date of Revaluation
March 31, 2002 (and December 31, 2001 completed by one consolidated subsidiary)
▪	The total amount of the revalued land at fair value as of March 31, 2015 is smaller than their total carrying amount after revaluation and the difference amounted to:

¥85,832 million

5. Financial Covenants
Out of borrowings, borrowings amounting to ¥102,161 million (including those payable within the next year) come with financial covenants with the acceleration clause which will be activated with respect to such liabilities under certain loan contracts.
(Financial covenants vary from different loan contracts, but key covenants are stated as follows):

	Repayment Deadline	Loan Balance	Financial Covenants
(1)	September 30, 2024	¥45,000 million	1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
			2)	The Company shall maintain the amount of net assets at ¥156.6 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.
(2)	November 30, 2017	¥25,000 million	1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
			2)	The Company shall maintain the amount of net assets at ¥198.9 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.
(3)	March 30, 2017	¥4,700 million	1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
			2)	The Company shall maintain the amount of net assets at ¥198.9 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.

(Notes to Consolidated Statements of Changes in Equity)
1. Types and Number of Outstanding Shares and Treasury Shares as of March 31, 2015
Outstanding shares	Ordinary shares	847,705,087 shares
Treasuryshares	Ordinary shares	669,281 shares

2. Distribution of Surplus
Dividend payment amount

(Resolution adopted by)	Type	Total dividend amount (¥ mil)	Dividend per share (¥)	Record date	Effective date
Shareholders’ Meeting held on June 24, 2014	Ordinary shares	1,694	2	March 31, 2014	June 25, 2014

(Notes to Financial Products)
1. Information on the Status of Financial Products
The Group procures funds mainly necessary to undertake the oil refining and marketing and oil exploration and production businesses based on the capital spending plans therefore.  Temporary extra funds are invested in highly safe financial instruments, while short-term working funds are raised through borrowings from financial institutions, etc.
The Group also keeps credit risks involving customers with respect to notes and accounts receivable-trade and accounts receivable-other lower by managing them in accordance with its credit management scheme.  Investment securities are mainly equity securities, out of which listed shares are reviewed on a quarterly basis to keep track of their fair value.
Most of notes and accounts payable, trade, and accrued expenses, etc. are due within the next year.
Loans payable and bonds payable are used to raise working funds (mainly short-term) and capital spending funds (long-term) and interest rate swap contracts are purchased to reduce interest rate fluctuations on some long-term loans to get interest payable fixed.
The Group uses foreign currency forward contracts and currency option contracts to hedge risks due to the effect of currency exchange rate fluctuations, and also uses crude oil and petroleum product swap contracts and commodity forward contracts in open market to hedge risks stemming from commodity price fluctuations.  The Group trades derivatives within the range of actual demand in accordance with its internal control rules, and The Group has a policy of not executing speculative derivative transactions.
2. Information about Fair Value of Financial Products, etc.
The book value of the following items on the consolidated balance sheet, their fair value and the variance between the two amounts as of March 31, 2015 are stated as follows:

 (Millions of yen)
	Book value on the consolidated balance sheet *	Fair value*	Difference
(1) Cash and deposits	95,171	95,171	–
(2) Notes and accounts receivable-trade	202,469	202,469	–
(3) Investment securities
1) Securities of held to maturity	53	57	3
2) Other securities	18,144	18,144	–
(4) Accounts receivable-other	36,073	36,073	–
(5) Notes and accounts payable-trade	(182,417)	(182,417)	–
(6) Short-term loans payable	(179,512)	(179,512)	–
(7) Accounts payable-other	(100,529)	(100,529)	–
(8) Accrued volatile oil and other petroleum taxes	(97,786)	(97,786)	–
(9) Income taxes payable	(11,234)	(11,234)	–
(10) Bonds payable	(37,700)	(38,216)	516
(11) Long-term loans payable	(475,659)	(483,868)	8,209
(12) Derivative transactions	2,589	2,589	–
* Items recorded in the liabilities section are stated in ( ).
(Note)	How to calculate the fair value of financial products and information about securities and derivative transactions are stated as follows：
(1)	Cash and deposits, (2) Notes and accounts receivable-trade and (4) Accounts receivable-other
They are settled on a short-term basis and their fair values are roughly equal to their book value, so that they are stated at book value.
(3)	Investment securities
As for their fair value, equity securities are stated at fair value on the trade exchanges they are listed.
Non-marketable equity securities (“¥100,590 million Other securities”) are not listed item (3) above, because there were extremely difficult to figure out the fair value.
(5)	Notes and accounts payable-trade, (6) Short-term loans payable, (7) Accounts payable-other, (8) Accrued volatile oil and other petroleum taxes, (9) Income taxes payable.
They are settled on a short-term basis and their fair values are roughly equal to their book value, so that they are stated at book value.
(10)	Bonds payable
The fair value of a corporate bond is calculated by discounting the sum of its principal and interest at an interest rate at which a similar corporate bond is assumed to be issued in the market.

(11)	Long-term loans payable
The fair value of a long-term loan is calculated by discounting the sum of its principal and interest at an interest rate at which a similar, new loan is assumed to be made.
(12)	Derivative transactions
The fair value of a derivative contract is calculated based on the price provided by the financial institution, etc. from which it was purchased and its final value in the forward market.
A specially treated interest rate swap is accounted for as an integral part of the long-term loan, or the subject of hedging, so that the fair value of the swap is stated by being included in the fair value of the long-term loan (Please refer to Items (11) above).

(Notes to Leasehold Properties and Other Real Estate)
1. Information about the Current Status of Leasehold Properties and Other Real Estate
The Company and some subsidiaries own leasehold service stations, office buildings and other properties in Tokyo and other areas, and they also own idle properties which are not expected to be utilized in the future.
2. Information on the Fair Value of the Leasehold Properties Held

(Millions of yen)
Book value on the consolidated balance sheet	Fair value
34,460	36,373

(Note 1)	The book value of each property on the consolidated balance sheet is its acquisition cost less cumulative depreciated expenses therefore.
(Note 2)
The fair value of major properties as of the end of the current fiscal year is the amount based on the statement of the property appraisal standard provided by the external licensed appraiser, while the fair value of other properties is determined by referring to the amount based on the property appraisal standard.

As for properties of less importance, certain assessed amounts or the amounts based on the measurement indices which are considered as reflecting appropriate market prices are regarded as the fair value of such properties, while the appropriate book value of some buildings and other depreciated assets is regarded as their fair value.

(Notes to Per-Share Information)
1. Net assets per share	¥197.39
2. Net loss per share	¥91.77

(Significant Subsequent Events)
(Approval at annual general Shareholders’ meeting for transformation to a holding company)
Cosmo Oil Co., Ltd. resolved at Board of Directors meeting held on May 12, 2015 to incorporate “Cosmo Energy Holdings Co., Ltd. (hereinafter the “Holding Company”)” as a pure holding company (wholly owing parent company) through a share transfer to be solely conducted by the Company (hereinafter the “Share Transfer”),and to implement group reorganization aimed at the transformation to a group structure that has three core operating companies under the Holding Company.
The transformation to a holding company is subject to approval by prescribed producers such as the general shareholder meeting and of the relevant public offices, etc., and it will be implemented after get the permissions.

1. Objective
Cosmo Group will make for the transformation to a holding company with the following objectives:
1) Strengthen Business Competitiveness / Realize Stable Profits of the Holding Company
Each operating company, by clearly defining responsibilities and authority, aims to expedite decision-making as well as to enhance the expertise and motivation of employees, which will enable each operating company to conduct business execution quickly responding to changes in business environment and increase its corporate value.
The Holding Company aims to improve its financial standing by establishing profit base and to realize stable dividends.
2) Accelerate the Enhancement of Group Management and Shift Management Resources
In order to realize optimal management resource distribution centripetally from a group-wide perspective, “monitoring of the group’s management” will be separated from “business execution” and the holding company will focus on determination of the group’s management policy.
3) Promote an Alliance in Each Business Line
We will pursue a flexible and swift alliance strategy (collaboration, cooperation, integration) by business line responding to changes in economic and business environments by establishing organizational structure by business domain.

This transformation to the holding company structure is subject to the approval of the annual shareholders meeting of the Company, which is scheduled to be held on June 23, 2015.  The shares of the Company will be de-listed in accordance with the Share Transfer; however, an application is scheduled to be made to list the shares of the newly incorporated Holding Company (the wholly owning parent company) on the Tokyo Stock Exchange.  The listing date will depend on the inspection by the Tokyo Stock Exchange; however, the listing is scheduled to take place as of October 1, 2015, which is the registration date for the incorporation of the Holding Company (effective date of the Share Transfer).

2. Procedures for the Transformation to the Holding Company-Structure and the Future Plans
The Company plans to move to the holding company structure through the method set forth below.
【Step 1】
As a result of the incorporation of the Holding Company as of October 1, 2015 (scheduled date), through the Share Transfer, the Company will become a wholly owned subsidiary company of the Holding Company.  In addition, Cosmo Oil Marketing Co., Ltd. will start the business as of October 1, 2015 (scheduled date) by transferring marketing-related business centered on the Service Station of the Company to the marketing business preparatory company, which is the subsidiary of the Company, through absorption-type company split.
The corporate governance system of the Holding Company will be a Company with Audit and Supervisory Committee (defined as “kansa-tou iinkai secchi kaisha”), from the perspective of the enhancement of corporate governance.
【Step 2】
The Company will establish a business structure comprised of the Holding Company and three core operating companies such as Oil exploration, Oil supply, and Oil sale by transferring of its business of managing subsidiaries to the Holding Company by way of absorption-type company split (which is scheduled for January 1, 2016).  Later, in order to strengthen the group’s competitiveness and to expedite implementation of growth strategies, the Company will continue to carry out a strategic reorganization taking into account the business characteristics of each group company and changes in market environment.

3. Outline of the Share Transfer
(1) Share Transfer Schedule

Record Date of Annual Meeting of Shareholders:	Tuesday March 31, 2015
Board Directors meeting for the approval of the Preparation of the Share Transfer Plan:	Tuesday May 12, 2015
Annual shareholders meeting for the approval of the Preparation of the Share Transfer plan:	Tuesday June 23, 2015 (scheduled date)
De-listing date:	Monday September 28, 2015 (scheduled date)
Registration date for the incorporation of the Holding Company (Effective date of the Share Transfer):	Thursday October 1, 2015 (scheduled date)
Listing of the Holding Company’s shares:	Thursday October 1, 2015 (scheduled date)
The above schedule may be changed where necessary in the course of the above procedures or for other reasons.
(2) Method of the Share Transfer
A sole share transfer with the Company as the wholly owned subsidiary company in share transfer and the Holding Company as the wholly owning parent company incorporated through the share transfer.

(3) Descriptions of Allocation concerning Share Transfer (Share Transfer Ratio)
	Cosmo Energy Holdings Co., Ltd. (Wholly owning parent company incorporated through the Share Transfer; the Holding Company)	Cosmo Oil Co., Ltd. (Wholly owned subsidiary company in the Share Transfer; the Company )
Share transfer ratio	0.1	1

Note:
1)	Share transfer ratio:
To the common shareholders of the Company who are registered in the final shareholders registry as of the day prior to the Share Transfer’s effective date, 0.1 share of common stock of the Holding Company will be issued for each share of common stock of the Company they hold.
2)	Share trading unit:
The Holding Company will adopt a share trading unit system whereby one share trading unit is 100 shares.
3)	Grounds for Calculating the Share Transfer ratio:
In the Share Transfer, the Holding Company (the wholly owning parent company) will be incorporated through a share transfer conducted solely by the Company, and the shares of the Holding Company will be allocated only to the shareholders of the Company immediately before the Share Transfer.  Since the number of shares constituting one unit of common shares of the Company and the Holding Company are one thousand (1,000) shares and one hundred (100) shares, respectively, the minimum investment unit will not be changed if 0.1 share of common stock of the Holding Company are allocated for each share of common stock of the Company.  In this case, the shareholders of the Company will hold, immediately after the Share Transfer, voting rights in the Holding Company in the number equivalent to the number of the Company’s voting rights it held immediately before the Share Transfer.
4)	Results of the calculation, the method for calculating and the basis for calculation by third party institutions:
For the above reason in 3), no calculation of share transfer ratio was conducted by any third party institution.
5)	Number of new shares to be delivered as a result of the Share Transfer (scheduled):
84,770,508 shares (scheduled)

The above number of new shares to be delivered by the Holding Company may fluctuate if the total number of issued shares of the Company before the Share Transfer is effective.  With respect to treasury shares held by the Company as of the effective date of the Share Transfer, 0.1 share of common stock of the Holding Company are allocated for each treasury share of common stock of the Company.  As a result, the Company will temporarily hold the common stock of the Holding Company, and the method of disposal thereof will be announced when determined.
(4)	Treatment of Share Options and Bonds with Share Options in accordance with the Share Transfer
The Company issues no share options and bonds with share options.
(5)	New Listing of Holding Company’s Shares
The Company plans to apply to newly list the shares of the Holding Company, which is to be newly incorporated, on the Tokyo Stock Exchange First Section (technical listing).  The listing date is scheduled to be October 1, 2015 (Thursday).  As the Company will be the wholly owned subsidiary company of the Holding Company as a result of the Share Transfer, the Company is scheduled to be de-listed from the Tokyo Stock Exchange on Monday September 28, 2015, prior to the listing of the Holding Company.
The de-listing date may change as it is to be determined in accordance with the rules of the Tokyo Stock Exchange.

4. Future Outlook
The Company will be the wholly owned subsidiary company of the Holding Company in accordance with the Share Transfer.
Accordingly, the business results of the Company will be reflected in the consolidated business results of the Holding Company, the wholly owning parent company.  The Share Transfer is expected to have a negligible effect on the business results

(Important large loan)
The company new financing by means of a subordinated loan on April 1, 2015.

1. Purposes
The corporate group is taking all steps to achieve the targets of the “5th Consolidated Medium Term Management Plan.”  The subordinated loan is expected to further improve and strengthen the Company’s balance sheet.
Loan proceeds will be allocated towards business operations, and also to repay interest-bearing debt, in order to boost enterprise value through earnings growth and a stronger balance sheet.

2. Overview of Loan Terms
(1) Financing Amount	60 billion yen
(2) Execution Date	March 30, 2015
(3) Disbursement Date	April 1, 2015
(4) Final Repayment Date
March 31, 2075
The Company has the option to partially or wholly repay the loan at each interest payment date on or after March 31, 2020.  In addition, the Company may partially or wholly repay the loan if any of the following occur:  (i) the Company becomes subject to extremely unfavorable tax implications which cannot be reasonably solved, (ii) the credit rating agency announces a reduction on the interpreted amount of this loan having partial equity value, (iii) the Company agrees with all lenders and agents listed on (11).

(5) Replacement Article
If the Company decides to repay the loan prior to the final repayment date, the Company shall do so, subject to issuing new shares and/or obtaining a loan with similar terms at least 6 months before the early repayment date.

(6) Interest Rate
The variable interest rate will be based on 6-month EuroYen LIBOR for the period from April 1, 2015 to and excluding March 31, 2020.  The variable interest will increase by another 1.00% for subsequent periods from March 31, 2020 onwards.

(7) Interest Payment Date	The first payment date will be on September 30, 2015. Each subsequent payment will be made on March 31 and September 30 of each year until March 31, 2075.
(8) Interest Restriction	Interest payable on the Subordinated Loan may be deferred whether partially or wholly at discretion of the Company.
(9) Subordinated Clause
If a decision to commence liquidation proceedings, bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings has been made, lenders of this subordinated loan may only receive repayment after the full amount of all credits excluding subordinated obligations are paid.  This loan will not cause any disadvantage to any existing lenders of non-subordinated loans.

(10) Interpretation of this Loan towards equity value by Rating Agency	Japan Credit Rating Agency, Ltd. : Equity value “Middle”・50
(11) Investor of this Loan (Lender) (TBD)	Mizuho Bank, Ltd. The Bank of Tokyo-Mitsubishi UFJ, Ltd. Sumitomo Mitsui Banking Corporation

(Formation of the jointly controlled entity)
1. The outline of the transaction
(1) Name of the business and the description of their business
Name of the business:	Import LP gas
Line of the business:	LP gas import and procurement, operating the shipping terminal, distributing goods, domestic wholesale and foreign trade business.
(2) Date of business combination
April 1, 2015
(3) Legal form of business combination
Showa Shell Sekiyu K.K., Sumitomo Corporation, TonenGeneral Sekiyu K.K. and Enessance Holdings Co., Ltd. (established in 2008 by Showa Shell and Sumitomo Corporation with equity stakes of 51% and 49%, respectively) will carry out absorption-type spin-offs of their LP gas import and wholesale operations and integrate these operations, with Cosmo Petroleum Gas Co., Ltd. (a wholly-owned subsidiary of Cosmo) as the receiving company.
(4) Name of the company upon business combination
Gyxis Corporation
(5) Other material items related tradings outline

The LP gas import and wholesale operations (LP gas import/procurement, shipping terminal operation, logistics, and domestic wholesaling) and overseas trading operations of the four corporate groups will be consolidated into an integrated structure to create one of Japan’s top-class LP gas import and wholesale companies.
(6) The reason for determining a jointly controlled entity
As for formation of a jointly controlled entity, Cosmo Oil Co., Ltd., Showa Shell Sekiyu K.K., Sumitomo Corporation and TonenGeneral Sekiyu K.K. executed a contract agreement for to become a jointly controlled entity, and other dominance relationships are practically non-existent.
For this reason, the business combination was determined as the formation of jointly controlled entity.
2. Outline of Accounting Treatments Execute
Under “Accounting Standard for Business Combinations (Accounting Standards Board of Japan (ASBJ) Statement No.21, revised on September 13, 2013)” and “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures (ASBJ Guidance No.10, revised on September 13, 2013),” the Company will treat business combinations as formations jointly controlled entity.
Cosmo Oil Co., Ltd., Showa Shell Sekiyu K.K., Sumitomo Corporation and TonenGeneral Sekiyu K.K. have 20,000 stock in Gyxis Corporation respectively (25% of total number of stock issued), and Gyxis Corporation become an associate company of Cosmo Oil Co., Ltd. which is applicable to the Equity Method.

(Notes to Business Combinations, etc.)
＜Common Control Transaction, etc.＞
1. The outline of the transaction
(1) Name of the business and the description of their businesses
Name of the business:	The crude oil exploration and production businesses through holding of shares of Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd.
Line of the business :
Promotion and management of the said business through holding of shares of Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd., planning and execution of new oil and gas operations in the Emirate of Abu Dhabi, The United Arab Emirate, and all related affairs.

(2) Date of business combination
November 28, 2014

(3) Legal form of business combination
Incorporation-type company split of Cosmo Energy Exploration & Production Co., Ltd., with Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. as the continuing company.

(4) Name of the company upon business combination
Cosmo Abu Dhabi Energy Exploration & Production Co., Ltd. (a consolidated subsidiary of Cosmo Oil Co., Ltd.)

(5) Outline of Accounting Process Execute
The Company will spin off the oil exploration and production business in Abu Dhabi through holding share of Cosmo
Abu Dhabi Energy Exploration & Production Co., Ltd.,, aimed to further increase business in Abu Dhabi.

2. Outline of Accounting Treatments Executed
Under “Accounting Standard for Business Combinations (Accounting Standards Board of Japan (ASBJ) Statement No. 21, revised on December 26, 2008)” and “Guidance on Accounting Standard for Business Combinations and Accounting
Standard for Business Divestitures (ASBJ Guidance No. 10, revised on December 26, 2008),” the Company treated business combinations as transactions under common control.
(Other Information)
1. Business Structure improvement expenses
The expenses for the oil factory closure and fixed expenses, etc. incurred during the period of suspension of part of machinery operations due to the supply and demand adjustment for the shift to the three-oil-factory system are included as business structure improvement expenses in the extraordinary losses in the consolidated statement of income, which consist primarily of the following.

Expenses for the oil factory closure	1,211million
Fixed expenses, etc. incurred during the period of suspension of machinery operations	3,690million

The amount of business structure improvement expenses includes ¥1,211million transferred to the provision for business structure improvement.
2. Other Extraordinary Losses
Losses due to the Company’s oil storage closure and expenses for the dissolution of the employees’ pension fund, of which some of the consolidated subsidiaries are members, are included in the extraordinary losses in the consolidated statements of income, which consist primarily of the following.

Losses due to oil storage closure	632million
Expenses for the dissolution of the employees’ pension fund	397million

Balance Sheet
Fiscal Year 2014 (As of March 31, 2015)
(Unit:  million yen)
Item	Amount	Item	Amount
Assets	1,191,372	Liabilities	1,089,123
Current assets	514,337	Current liabilities	566,053
Cash and deposits	16,770	Accounts payable-trade	219,446
Notes receivable-trade	58	Short-term loans payable	83,945
Accounts receivable-trade	178,980	Current portion of long-term loans payable	37,509
Merchandise and finished goods	106,761	Accounts payable-other	87,864
Raw materials and supplies	116,949	Accrued volatile oil and other petroleum taxes	97,786
Short-term loans receivable	15	Income taxes payable	57
Short-term loans receivable from subsidiaries and associates	14,379	Advances received	3,750
Accounts receivable-other	62,404	Deposits received	20,436
Deferred tax assets	4,765	Provision for business structure improvement	2,705
Other	13,306	Other	12,552
Allowance for doubtful accounts	-55	Noncurrent liabilities	523,069
Noncurrent assets	676,530	Bonds payable	37,700
Property, plant and equipment	496,074	Long-term loans payable	431,656
Buildings, net	18,423	Deferred tax liabilities	252
Structures, net	49,736	Deferred tax liabilities for land revaluation	24,879
Oil storage depots, net	28,473	Long-term deposits received	9,004
Machinery and equipment, net	109,504	Provision for special repairs	8,511
Land	274,782	Provision for retirement benefits	1,510
Lease assets, net	368	Provision for business structure improvement	566
Construction in progress	12,565	Provision for environmental measures	3,515
Other associates	2,219	Provision for loss on business of subsidiaries and associates	751
Intangible assets	2,725	Other	4,720
Software	1,858	Net assets	102,249
Other	867	Shareholders’ equity	80,756
Investments and other assets	177,730	Capital stock	107,246
Investment securities	17,240	Capital surplus	16,967
Shares of subsidiaries and associates	98,207	Legal capital surplus	16,966
Long-term loans receivable	115	Other capital surplus	0
Long-term loans receivable from subsidiaries and associates	51,901	Retained earnings	-43,361
Long-term deposits	7,229	Legal retained earnings	169
Other	3,306	Other retained earnings	-43,530
Allowance for doubtful accounts	-205	Retained earnings brought forward	-43,530
Allowance for loss on investments in subsidiaries and associates	-64	Treasury shares	-96
		Valuation and translation adjustments	21,493
Deferred assets	504	Valuation difference on available-for-sale securities	2,176
Bond issuance cost	504	Deferred gains or losses on hedges	1,027
		Revaluation reserve for land	18,289
Total assets	1,191,372	Total liabilities and net assets	1,191,372

Statements of Income
Fiscal Year 2014 (From April 1, 2014 to March 31, 2015)

(Unit:  million yen)
Item	Amount
I Net sales		2,773,390
II Cost of sales		2,778,402
Gross loss		5,011
III Selling, general and administrative expenses		72,500
Operating loss		77,512
IV Non-operating income
Interest income	867
Interest on securities	0
Dividend income	15,342
Rent income on noncurrent assets	1,091
Other	3,822	21,124
V Non-operating expenses
Interest expenses	10,642
Interest on bonds	1,280
Foreign exchange losses	2,500
Other	4,838	19,261
Ordinary loss		75,649
VI Extraordinary income
Gain on sales of noncurrent assets	471
Gain on sales of investment securities	175
Subsidy income	4,358
Gain on reversal of allowance for loss on investments in subsidiaries and associates	68	5,073
VII Extraordinary loss
Loss on sales of noncurrent assets	613
Loss on disposal of noncurrent assets	4,346
Impairment loss	248
Loss on valuation of investment securities	157
Provision of allowance for loss on investments in subsidiaries and associates	38
Provision for loss on business of subsidiaries and associates	307
Business structure improvement expenses	4,901
Other	632	11,245
Loss before income taxes		81,820
Income taxes-current	-5,464
Income taxes-deferred	-6,144	-11,609
Net loss		70,210

Statements of Changes in Equity
Fiscal Year 2014 (From April 1, 2014 to March 31, 2015)

(Unit:  million yen)
	Shareholders’ equity
		Capital surplus			Retained earnings
	Capital stock	Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Treasury shares	Total shareholders’ equity
Balance at April 1, 2014	107,246	16,966	0	16,967	-	28,937	28,937	-94	153,056
Cumulative effects of changes in accounting policies						-188	-188		-188
Restated balance	107,246	16,966	0	16,967	-	28,748	28,748	-94	152,868
Changes of items during the period
Dividends of surplus					169	-1,864	-1,694		-1,694
Net loss						-70,210	-70,210		-70,210
Reversal of revaluation reserve for land						-204	-204		-204
Purchase of treasury shares								-2	-2
Disposal of treasury shares			-0	-0				0	0
Net changes of items other than shareholders' equity
Total changes of items during the period	-	-	-0	-0	169	-72,279	-72,109	-2	-72,112
Balance at March 31, 2015	107,246	16,966	0	16,967	169	-43,530	-43,361	-96	80,756

	Valuation and translation adjustments
	Valuation difference on available-for- sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and translation adjustments	Total net assets
Balance at April 1, 2014	808	1,490	16,114	18,414	171,470
Cumulative effects of changes in accounting policies					-188
Restated balance	808	1,490	16,114	18,414	171,282
Changes of items during the period
Dividends of surplus					-1,694
Net loss					-70,210
Reversal of revaluation reserve for land			204	204	-
Purchase of treasury shares					-2
Disposal of treasury shares					0
Net changes of items other than shareholders' equity	1,367	-463	1,970	2,874	2,874
Total changes of items during the period	1,367	-463	2,174	3,079	-69,032
Balance at March 31, 2015	2,176	1,027	18,289	21,493	102,249

Notes to Financial Statements
1. In the non-consolidated balance sheet, non-consolidated statement of income and non-consolidated statement of changes in equity of Cosmo Oil Co., Ltd. (the “Company”), figures less than 1 million yen are rounded down.

2. Notes to Items regarding Significant Accounting Policies
(1) Standards and Methods for Valuation of Securities
Securities held to maturity:	Stated at amortized cost method
Stocks issued by subsidiaries and associated companies:	Stated at cost determined by the moving average method
Other securities:
Securities available for sale with fair market value:  Stated at fair value based on market values applicable on the date of settlement of accounts (in which all differences between the carrying amounts and the fair values are reported as a separate component of net assets, while the cost of securities sold is calculated by the moving average method)
Securities with no available fair market value:  Stated at cost determined by the moving average method

(2) Standards and Methods for Valuation of Inventories

Principally stated at cost determined by the weighted average method or the specific identification method (however, the amounts of inventories stated in the balance sheet were computed by using the method that book values are reduced to reflect declines in profitability).

(3) Valuation of Net Amounts of the Assets and Liabilities by Derivative Transactions:
Stated at fair value
(4) Methods for Depreciation of Noncurrent Assets
Property, Plant and Equipment	The straight-line method
(except lease assets)
The number of years of useful lives of the machinery and equipment, structures and oil storage depots, of the property, plant and equipment owned by the Company, is calculated based on the number of years of their economic useful lives, which better reflect their use status, respectively.  For the Company’s service stations, the economic useful life of 15 years is adopted by taking their actual past performances into consideration.

Intangible Assets	The straight- line method

The number of years of their useful lives is calculated based on the criteria defined under the Corporate Income Tax Law of Japan, providing that amortization expenses for the software used by the Company is calculated on the straight line method over the period of its availability in-house (5 years).

Leased Assets	Leased assets involving finance lease transactions under which the ownership of the leased assets is transferred to lessees:
The method to calculate depreciation expenses for such assets is the same as that applied to noncurrent assets owned by the Company.
Leased assets involving finance lease transactions under which the ownership of the leased assets is not transferred to lessees:
The method to calculate depreciation for such assets is the straight line method with their residual values being zero over their leased periods used as the number of years for useful life.

Out of finance lease transactions other than those under which the ownership of the leased assets is considered to be transferred to lessees, such transactions, of which the lease term each commenced before the initial year of the application of the ASBJ Statement No. 13 “Accounting Standards for Lease Transactions,” are continuously accounted for in conformity with the accounting process applicable to operating lease transactions.

(5) Accounting Process Applied to Deferred Assets.
Bond issuance cost	The cost for bond issuance is amortized in the straight line method over the term of redemption.

(6) Standards for Recording Allowances/Provisions
Allowance for doubtful accounts	An estimated amount of irrecoverable debts is set aside against any potential losses on the failure to collect the accounts receivable.
a) Ordinary accounts receivable:
The amount of allowance calculated at the actual ratio of bad debts
b) Highly doubtful receivables and claims in bankruptcy and reorganization, etc.:
The amount of allowance calculated based on the evaluation of financial situations of individual accounts involved.

Allowance for loss on investments in subsidiaries and associates
The Company recorded the estimated amount of a provision to cover the loss on investments in subsidiaries and associates by taking into account their financial situations and the possibilities of their recovery in the future.

Provision for special repairs
A provision is set aside to cover expenses arising from the inspection and repairs of the oil tanks subject to the open regular inspection in compliance with the Fire Service Law of Japan, and an amount equal to the estimated cost of periodically required repairs was added to the provision for FY2014.

Provision for retirement benefits
A provision is put aside to cover retirement and severance benefits payable to employees and a certain amount was recorded based on the estimated amount of projected benefit obligation and the fair value of the pension assets as of March 31, 2015.

Actual gains and losses are recognized in expenses at an amount prorated in the straight line method over a certain number of years (primarily 10 years), which is within the average of the estimated remaining years of service to be performed by the employees at the time of accrual, commencing with the fiscal year following the accrual time.

Prior service cost obligation is recognized as an expense item at an amount prorated in the straight line method over a certain number of years (primarily 10 years) within the average of the remaining years of service to be performed by the employees at the time of accrual.

Provision for business structure improvement
The Company recorded the estimated amount of a provision to cover expenses and losses that were expected to be incurred in the near future following the closure of the refinery and the legal measures associated with the operations of the refinery.

Provision for environmental measures	The Company recorded the estimated amount of a provision to cover expenses to treat contaminated soil.
It also recorded the estimated amount of a provision to cover expenses to treat the PCB waste in accordance with the Law Concerning Special Measures Against Polychlorinated Biphenyl Waste.

Provision for loss on businesses of subsidiaries and associates	The Company recorded the estimated amount of a provision to cover the loss on the businesses of subsidiaries and associates by taking into account their financial situations and other factors.
(7) Accounting Process for Consumption Tax, etc.
As for how to account for national and local consumption taxes, all domestic transactions are accounted for by excluding these tax amounts from the amounts thereof.
(8) Application of the consolidated tax payment system
The consolidated tax payment system is applied.

3. Notes to Changes in Accounting Policies
Application of Accounting Standard for Retirement Benefits, etc.
From FY2014, the company is applying the main clause of Paragraph 35 of the Accounting Standard for Retirement Benefits (the Accounting Standards Board of Japan (ASBJ) Statement No.26 May 17, 2012, hereinafter referred to as the “Retirement Benefits Accounting Standard”) and the main clause of Paragraph 67 of the Guideline on Accounting Standard for Retirement Benefits (ASBJ Guidance No.25, March 26, 2015, hereinafter referred to as the “Guidance on Retirement Benefits”).  The calculation method for retirement benefit obligations and service costs has been revised, and the method of attributing expected benefits to periods has been changed from a straight-line method to a method using a benefit formula.  The method for determining the discount rate has also been changed.
The Retirement Benefits Accounting Standard etc. is applied in accordance with the transitional treatment stipulated in Paragraph 37 of the Retirement Benefits Accounting Standard, and at the beginning of the fiscal year under review, the effects of the change in the calculation method for retirement benefit obligations and service costs were reflected in retained earnings.
As a result, the advance payment of pension expenses, the provision for retirement benefits, and retained earnings at the beginning of FY2014 under review were reduced by 788 million yen, 321 million yen, and 467 million yen, respectively.

4. Notes to Non-Consolidated Balance Sheet

(1) Short-term loans receivable from subsidiaries and associates:	¥99,104 million
Long-term loans receivable from subsidiaries and associates:	¥240 million
Short-term loans payable to subsidiaries and associates:	¥148,852 million
Long-term loans payable to subsidiaries and associates:	¥1,271 million
(2) Cumulative depreciation expenses for the property, plant and equipment	¥472,697 million
(3) Pledged Assets
Breakdown of Assets Pledged as Collateral and Amounts thereof:
Property, plant and equipment	¥310,752 million
Other current assets	¥604 million
Secured Liabilities:
Long-term loans payable (including repayments due within the next year)	¥27,190 million
Debts related to transactions with banks	¥20,995 million
(4) Contingencies
Guaranty Liabilities
Abu Dhabi Oil Co., Ltd. (Liabilities to guarantee their borrowings from financial institutions)	¥20,028 million
Hyundai Cosmo Petrochemical Co., Ltd. (Liabilities to guarantee their borrowings from financial institutions)	¥8,275 million
Others (Liabilities to guarantee their borrowings from financial institutions, etc.)	¥3,437 million
Liabilities incidental to trust debt assumption of corporate bonds
The liabilities associated with the following corporate bonds have been transferred based on the trust debt assumption of corporate bonds established with banks, etc. Accordingly, the transferred liabilities of such corporate bonds and the payment amount under this agreement have been offset; however, the Company’s duty to the bondholders to redeem corporate bonds continues until the time of such redemption.

Issue	transfer amount (in million yen)
21st unsecured corporate bonds	22,000
23rd unsecured corporate bonds	10,000
(5) Loans to directors and corporate auditors due to transactions with them	¥174 million

(6) Items concerning Revaluation of Land
The Company revalued their land properties used for business under the “Law concerning Revaluation Reserve for Land” (Law No. 34 issued on March 31, 1998).  The income tax portion on variances due to revaluation is stated in the “Deferred taxes liabilities for land revaluation” account in the “Liabilities” section on the Balance Sheet and the revaluation variances, net of the income tax portion, are stated in the “Revaluation reserve for land” account in the “Net Assets” section on the Balance Sheet.
・Revaluation method
The land sites for the refineries were valued in accordance with the appraisal provided in Paragraph 5 of Article 2 of the “Enforcement Ordinance for the Law concerning the Revaluation Reserve for Land” (Government Ordinance No. 119 issued on March 31, 1998), and other land sites were valued by referring to the road ratings provided in Paragraph 4 of Article 2 of the “Enforcement Ordinance for the Law concerning the Revaluation Reserve for Land,” as well as making some rational adjustments.
・Date of Revaluation
March 31, 2002
・The total amount of the revalued land at fair value as of March 31, 2015 is smaller than their total carrying amount after revaluation and the difference amounted to:
¥80,485 million
(7) Financial Covenants, etc.
Out of borrowings, borrowings amounting to ¥74,700 million (including those payable within the next year) come with financial covenants with the acceleration clause which will be activated with respect to such liabilities under certain loan contracts if the Company fails to comply with any of the following financial covenants.
＜Financial Covenants of the Company＞

	Repayment Deadline	Loan Balance	Financial Covenants
			1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
(1)	September 30, 2024	¥45,000 million	2)	The Company shall maintain the amount of net assets at ¥156.6 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.
			1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
(2)	November 30, 2017	¥25,000 million	2)	The Company shall maintain the amount of net assets at ¥198.9 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.
			1)	The Company shall not record ordinary loss, as stated in consolidated statements of income for three consecutive years.
(3)	March 30, 2017	¥4,700 million	2)	The Company shall maintain the amount of net assets at ¥198.9 billion or more as stated in its consolidated balance sheet at the end of each fiscal year.

5. Notes to Non-Consolidated Statements of Income
Sales to subsidiaries and associates:	¥941,861 million
Purchases from subsidiaries and associates:	¥519,201 million
Non-business transaction with subsidiaries and associates:	¥50,136 million

6. Notes to Non-Consolidated Statements of Changes in Equity
Type and Number of Treasury Shares as of March 31, 2015
Ordinary shares	317,633 shares

7. Notes to Tax Effective Consequence Accounting	(Unit: million yen)
(1) Current Deferred Tax Assets and Liabilities
1) Deferred tax assets:
Loss brought forward	2,941
Provision for business structure improvement	888
Others	2,108
Current deferred tax assets – Sub-total:	5,937
Valuation allowance:	-313
Total current deferred tax assets:	5,624
2) Deferred tax liabilities:
Deferred gains on hedges	-859
Total current deferred tax liabilities:	-859
Net current deferred tax assets:	4,765
(2) Non-Current Deferred Tax Assets and Liabilities
1) Deferred tax assets:
Loss brought forward	84,713
Others	21,753
Non-current deferred tax assets – Sub-total:	106,466
Valuation allowance:	-105,299
Total non-current deferred tax assets:	1,166
2) Deferred tax liabilities:
Valuation difference on available-for-sale securities	-710
Others	-708
Total non-current deferred tax liabilities:	-1,418
Net non-current deferred tax liabilities:	-252
3) Deferred tax assets and liabilities related to land revaluation:
Deferred tax assets related to land revaluation:	10,489
Valuation allowance:	-10,489
Total	-
Deferred tax liabilities related to land revaluation:	-24,879
Net deferred tax liabilities related to land revaluation:	-24,879

8. Notes to Noncurrent Assets Used Under Leases
In addition to the noncurrent assets recorded on the balance sheet, for some, such as office equipment and manufacturing facilities, we use by ownership transfer finance lease contract.

9. Notes to the Company’s Transactions with Related Parties
(1) Subsidiaries and Associated companies

Type	Name (Ownership type & ratio)	Line of business	Cosmo Oil’s relationship with subsidiary	Account item for record entry	Transaction amount (¥mil)	Item	Balance as of Mar 31, 2015 (¥mil)
Subsidiary	Cosmo Oil Sales Corp. (directly, 100% owned)	Sale of oil products	Cosmo Oil directors are concurrently the directors of the subsidiary Sales of oil products	Oil product sales (*1)	331,310	Accounts receivable-trade	27,206
Subsidiary	Cosmo Property Service Corp. (directly, 100% owned)	Management and lease of service station equipments	Cosmo Oil directors are concurrently the directors of the subsidiary	Fund deposit (*4)	21,000	Long-term loans to subsidiaries and associates	21,000
			Loans to it	Interest receivable (*3)	178	Accounts receivable, other	57
Subsidiary	Cosmo Oil (U.K.) Plc. (directly, 100% owned)	Purchase and sale of crude oil and oil products	Cosmo Oil directors are concurrently directors of the subsidiary Crude oil purchase from it	Crude oil purchases (*1)	342,797	Account payable, trade	80,764
				Interest payable (*3)	307
Subsidiary	Cosmo Petroleum Gas Co., Ltd. (directly, 100% owned)	Import, storage and sale of LPG	Cosmo Oil directors are concurrently directors of the subsidiary	Representing to make LPG overseas transactions	124,109	Accounts receivable, other	9,024
				Interest receivable (*3)	132	Account payable, trade	5,262
			LPG sales to/purchase from it	Underwriting of capital increase (*7)	15,000	–	–
Subsidiary	Cosmo Matsuyama Oil Co., Ltd. (directly, 100% owned)	Manufacture and sale of Petrochemical Products, Storage, loading and discharging of petroleum products	Cosmo Oil directors are concurrently directors of the subsidiary Receipt of debt guaranteed mortgage Loans to it	Receipt of debt guaranteed mortgage (*5)	27,190	–	–
				Loans to it (*4) And Fund deposit (*2)	22,729	Short-term loans to subsidiaries/ associates	6,096
				Interest receivable (*3)	206	Long-term loans to subsidiaries/ associates Accounts receivable, other	14,888 28
Subsidiary	Cosmo Engineering Co., Ltd.(directly, 100% owned)	Undertaking of facility construction and other related work	Cosmo Oil directors are concurrently directors of the subsidiary	Acquisition of oil-related facilities (*1)	16,101	Accounts payable - other	4,511
			Construction of oil-related facility and other related work	Repairs of oil-related facilities, etc.(* 1)	15,353
Subsidiary	Abu Dhabi Oil Co., Ltd.(indirectly, 64% owned)	Crude oil exploration, production & sales	Cosmo Oil directors are concurrently directors of the subsidiary	Assumption of guaranty liabilities(*6)	20,028	–	–
			Crude oil purchase from it	Guarantee commission received(*6)	99	–	–
Associated Company	Maruzen Petrochemical Co., Ltd.(directly, 33% owned)	Manufacture and sale of Petrochemical Products	Cosmo Oil directors are concurrently directors of the subsidiary Sales of petrochemical raw materials	Petrochemical raw materials sales (*1)	261,322	Accounts receivable -trade	13,966
Associated Company	Hyundai Cosmo Petrochemical Co., Ltd.(directly, 50% owned)	Manufacture and sale of Petrochemical Products	Cosmo Oil directors are concurrently directors of the subsidiary Sales of petrochemical raw materials	Petrochemical raw materials sales (*1)	52,678	Accounts receivable -trade	12,323

Out of the amounts shown above, the transaction amounts are exclusive of consumption tax charges, while the balance amounts as of March 31, 2015 include such charges.

Conditions for Transactions with the Subsidiaries Above and the Policy to Determine such Conditions:

Notes:	1.
Conditions for transactions with such subsidiaries and associated companies are similar to conditions under which the Company usually does business with companies in which the Company makes no capital investment.

2	Loans/Deposits are based on the Company’s group financing program and the transaction amounts are stated at an average amount of balance during FY2014.

3.	Interest rates are determined by taking market rates of interest and other conditions into consideration.
4.	Loans are used by the loan receivers as their working funds and each of the transaction amounts shown above is stated at an average amount of balance during FY2014.
5.	For the Company’s loans from financial institutions, it arranges a mortgage with a part of our noncurrent assets. The transaction amounts are the balance of such loans at the end of FY2014.
6.	The Company guarantees for their borrowings from financial institutions. The guarantee fee is reasonably decided after the conference.
7.	Underwriting of capital increase, are those that you have assumed a capital increase that Cosmo Petroleum Gas Co., Ltd. has been carried out at 1,500,000 yen per share.
(2) Director

Type	Name of party (voting stock ownership)	Occupation of party	Cosmo Oil’s relationship with party	Transaction with party	Transaction amount (¥mil)	Item	Balance as of Mar 31, 2015 (¥mil)
Director and the close relative	Hiroshi Kiriyama (directly, 0.0% owned)	Director, Senior Executive Officer of Cosmo Oil Co., Ltd.	Director, Senior Executive Officer of Cosmo Oil Co., Ltd. Chairman of Cosmo Oil Eco Card Fund	Contributions(*)	35	–	–

The transaction amount shown above is exclusive of consumption tax charges.
Conditions for the Transaction with the Party Above and the Policy to Determine such Conditions：
Notes:                      It is transaction for so-called third party.

10. Notes to Per-Share Information
(1) Net assets per share	¥120.66
(2) Net loss per share	¥82.85

11. Notes to Significant Subsequent Events
(Approval at annual general Shareholders’ meeting for transformation to a holding company)
It is as described in (Notes to Significant Subsequent Events) of Notes to Consolidated Financial Statements.
(Important large loan)
It is as described in (Notes to Significant Subsequent Events) of Notes to Consolidated Financial Statements.
(Formation of the jointly controlled entity)
It is as described in (Notes to Significant Subsequent Events) of Notes to Consolidated Financial Statements.

12. Other information
(1) Business Structure improvement expenses
The expenses for the oil factory closure and fixed expenses, etc. incurred during the period of suspension of part of machinery operations due to the supply and demand adjustment for the shift to the three-oil-factory system are included as business structure improvement expenses in the extraordinary losses in the consolidated statement of income, which consist primarily of the following.

FY 2014 (From April 1, 2014 to FY2015 March 31,2015)
Expenses for the oil factory closure	1,211 million
Fixed expenses, etc. incurred during the period of suspension of machinery operations	3,690 million

The amount of business structure improvement expenses includes ¥1,211million transferred to the provision for business structure improvement.

(2) Other Extraordinary Losses
Losses due to the Company’s oil storage closure are included in the extraordinary losses in the statements of income.

1. Schedule for Property, Plant and Equipment, and Intangible Assets

(Unit:  million yen)
Asset class	Asset Item	Book value at beginning of year	Addition during year	Reduction during year		Depreciation during year	Book value at end of year	Accumulated depreciation	Acquisition cost at the end of year
Property, plant & equipment	Buildings	20,167	1,167	1,517	(13)	1,393	18,423	36,629	55,052
	Structures	51,012	2,404	266	(26)	3,413	49,736	92,453	142,190
	Oil storage depots	24,716	4,976	35	(-)	1,183	28,473	50,444	78,918
	Machinery and equipment	108,600	10,290	402	(7)	8,983	109,504	279,347	388,852
	Land	272,524	4,083	1,825	(187)	-	274,782	-	274,782
	Lease assets	398	-	-	(-)	30	368	154	522
	Construction in progress	6,180	31,455	25,069	(-)	-	12,565	-	12,565
	Others	2,128	815	19	(2)	705	2,219	13,668	15,888
	Total	485,728	55,193	29,137	(237)	15,710	496,074	472,697	968,772
Intangible assets	Software	2,301	468	4	(-)	907	1,858
	Others	893	2	11	(11)	16	867
	Total	3,194	470	15	(11)	924	2,725

Notes:
1. Each figure in ( ) in the “Reductions during year” column shown above refers to an impairment loss on a specific asset item.
2. Major items that made additions to the book value during the year include：
Construction in progress:	The construction to reinforce fire prevention equipment in Chiba Refinery	¥3,520 million
Construction in progress:	The construction related to convert fuel into petroleum cokes in Yokkaichi Refinery	¥2,787 million

2. Schedule for Allowance/Provision

(Unit: million yen)
Account item	Book value at beginning of year	Addition during year	Reduction during year	Book value at end of year
Allowance for doubtful accounts	224	130	94	260
Allowance for loss on investments in subsidiaries and associates	683	38	656	64
Provision for special repairs	7,958	1,820	1,266	8,511
Provision for retirement benefits	1,477	1,820	1,787	1,510
Provision for business structure improvement	4,494	1,211	2,433	3,271
Provision for environmental measures	3,594	5	84	3,515
Provision for loss on businesses of subsidiaries and associates	444	307	-	751

From FY2014, the company is applying the main clause of Paragraph 35 of the Accounting Standard for Retirement Benefits (the Accounting Standards Board of Japan (ASBJ) Statement No.26 May 17, 2012, hereinafter referred to as the “Retirement Benefits Accounting Standard”) and the main clause of Paragraph 67 of the Guideline on Accounting Standard for Retirement Benefits (ASBJ Guidance No.25, March 26, 2015, hereinafter referred to as the “Guidance on Retirement Benefits”).  The calculation method for retirement benefit obligations and service costs has been revised.
As a result, the provision for retirement benefits at the beginning of the fiscal year under review was reduced by 321 million yen, and the “beginning balance” reflects the financial impact of this.

3. Schedule for Selling, General and Administrative Expenses

(Unit:  million yen)
Account item	Amount	Description
Outsourcing expense	18,679
Freight expense	14,142
Rent expense	10,198
Depreciation expense	4,648
Salaries and wages	3,605
Others	21,225
Total	72,500

Accounting Auditor’s Report
Concerning the Consolidated Financial Statements:  Full Copy

Independent Auditor’s Report
May 12, 2015
To the Board of Directors,
COSMO OIL CO., LTD.
KPMG AZSA LLC
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Masahiko Kobayashi	Seal
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Hiroyuki Nakamura	Seal
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Koji Yoshida	Seal

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statements of income, the consolidated statements of changes in equity and the notes to the consolidated financial statements of the Company applicable to the fiscal year from April 1, 2014 to March 31, 2015.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines are necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audit as independent auditor.  We conducted our audit in accordance with auditing standards generally accepted in Japan.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and the results of operations of COSMO OIL CO., LTD. and its consolidated subsidiaries for the period, for which the consolidated financial statements were prepared, in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter
1. As described in “Significant Subsequent Events” under Notes to Consolidated Financial Statements, the Company determined for transforming to the new holding company-structure is subject to the approval of the annual shareholders meeting on May 12, 2015.
The company will become a pure holding company through the Share Transfer, and establish a business structure comprised of the Holding Company and three core operating companies.
2. As described in “Significant Subsequent Events” under Notes to Consolidated Financial Statements, the company new financing by means of a subordinated loan on April 1, 2015.
3. As described in “Significant Subsequent Events” under Notes to Consolidated Financial Statements, the company forms a jointly controlled entity on April 1, 2015, that is a LP gas distribution subsidiary of the company.
This matter does not have any impact on our opinion.

Other Matter
Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act.
- END -

Accounting Auditor’s Report
Concerning the Financial Statements:  Full Copy

Independent Auditor’s Report
May 12, 2015
To the Board of Directors,
COSMO OIL CO., LTD.
KPMG AZSA LLC
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Masahiko Kobayashi	Seal
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Hiroyuki Nakamura	Seal
	Designated Limited Liability and Engagement Partner	Certified Public Accountant	Koji Yoshida	Seal
Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the accompanying financial statements, which comprise the balance sheet, the statements of income, the statements of changes in equity and the notes to the financial statements and the supplementary schedules of the Company applicable to the 109th fiscal year from April 1, 2014 to March 31, 2015.

Management’s Responsibility for the Financial Statements and Others
Management is responsible for the preparation and fair presentation of the financial statements and the supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines are necessary to enable the preparation and fair presentation of the financial statements and the supplementary schedules that are free from material misstatements, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the financial statements and the supplementary schedules based on our audit as independent auditor.  We conducted our audit in accordance with auditing standards generally accepted in Japan.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supplementary schedules are free from material misstatements.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the supplementary schedules.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements and the supplementary schedules, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the supplementary schedules in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and the supplementary schedules.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements and the supplementary schedules referred to above present fairly, in all material respects, the financial position and the results of operations of COSMO OIL CO., LTD. for the period, for which the financial statements and the supplementary schedules were prepared, in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter
1. As described in “Significant Subsequent Events” under Notes to Financial Statements, the Company determined for transforming to the new holding company-structure is subject to the approval of the annual shareholders meeting on May 12, 2015.  The company will become a pure holding company through the Share Transfer, and establish a business structure comprised of the Holding Company and three core operating companies.
2. As described in “Significant Subsequent Events” under Notes to Financial Statements, the company new financing by means of a subordinated loan on April 1, 2015.
3. As described in “Significant Subsequent Events” under Notes to Financial Statements, the company forms a jointly controlled entity on April 1, 2015, that is a LP gas distribution subsidiary of the company.
This matter does not have any impact on our opinion.

Other Matter
Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act.
- END -

Audit & Supervisory Board’s Audit Report: Full Copy

Audit Report
The Audit & Supervisory Board, based on the audit reports made by each Audit & Supervisory Board Member concerning the execution of duties by Directors for the 109th fiscal year from April 1, 2014 to March 31, 2015, prepared this Audit Report after deliberation and hereby submit it as follows:

1.	The Methods and Details of the Audit Conducted by the Audit & Supervisory Board Members and the Audit & Supervisory Board

The Audit & Supervisory Board determined auditing policies and allocation of duties, received reports from each Audit & Supervisory Board Member concerning the implementation and the results of the audits, obtained reports on business operations from Directors and other relevant persons as well as the Accounting Auditor concerned, and requested explanations as necessary.
In accordance with the audit standards for the Audit & Supervisory Board Members as established by the Audit & Supervisory Board, the auditing policies and allocation of duties, each Audit & Supervisory Board Member communicated with Directors, Internal Audit Department as well as other employees, committed to gather information and develop an audit environment, attended the meetings of the Board of Directors and other significant meetings; obtained reports on business operations from Directors and employees; requested explanation as necessary; reviewed documents which record approval of material matters; conducted investigations regarding the status of the business operations and assets of the head office and other major offices.  In addition, with regard to the resolution of the Board of Directors concerning the establishment of the system to ensure that the execution of duties by Directors complies with the laws and regulations and the Articles of Incorporation of the Company and other systems stipulated in Article 100, Paragraph 1 and 3 of the Ordinance for Enforcement of Companies Act as being necessary in order to ensure the appropriateness of the business activities as a joint stock company, as well as the system (the internal control system) developed based on such resolution, the Audit & Supervisory Board Members received reports as needed and requested explanation as necessary from the Directors and employees on the establishment and operation of such systems, and also expressed their opinion.  With respect to subsidiaries, the Audit & Supervisory Board Members communicated and exchanged information with Directors, Audit & Supervisory Board Members, and other relevant personnel of the subsidiaries, and received business reports from subsidiaries as necessary.  Based on the methods as described above, the Audit & Supervisory Board deliberated the Business Report and supplementary schedules for the period under review.
Furthermore, the Audit & Supervisory Board Members monitored and confirmed if the Accounting Auditor holding independent position and performing appropriate audit; received reports on auditing operations from the Accounting Auditor; requested explanation as necessary.  Also, the Audit & Supervisory Board Members received a report from the Accounting Auditor that the Company implemented the “system to ensure appropriate execution of duties” (set forth in Article 131 of the Company’s Calculation Rules) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council, October 28, 2005) and others, and requested explanation as necessary.  Based on the methods as described above, the Audit & Supervisory Board deliberated the financial statements (the balance sheet, statements of income, statements of changes in equity and the notes to financial statements) and supplementary schedules and the consolidated financial statements (the consolidated balance sheet, consolidated statements of income, consolidated statements of changes in equity and the notes to consolidated financial statements) for the period under review.

2. Results of Audit
(1)	Audit results of Business Report and other documents concerned
	1.	The Business Report and supplementary schedules comply with the laws and regulations and with the Articles of Incorporation and correctly represents the company status.
	2.	The business activities performed by the Directors were correct and did not seriously violate the laws, regulations, or the Articles of Incorporations.
	3.	The corporate resolution concerning the internal control system is fair and reasonable. There are no matters to be pointed out for the Business Report and execution of duties by Directors regarding the internal control system.
(2)	Audit results of the financial statements and supplementary schedules The auditing methods and results of the Accounting Auditor, KPMG AZSA LLC, are fair and reasonable.
(3)	Audit results of the consolidated financial statements The auditing methods and results of the Accounting Auditor, KPMG AZSA LLC, are fair and reasonable.

May 12, 2015

COSMO OIL CO., LTD. Audit & Supervisory Board
		Full-time Audit & Supervisory Board Member	Hideo Suzuki	Seal
		Full-time Audit & Supervisory Board Member	Hirokazu Ando	Seal
		Full-time Audit & Supervisory Board Member	Hideto Matsumura	Seal
		Audit & Supervisory Board Member	Yoshitsugu Kondo	Seal
		Audit & Supervisory Board Member	Sakae Kanno	Seal

(Note)
Full-time Audit & Supervisory Board Member Hirokazu Ando and Audit & Supervisory Board Members Yoshitsugu Kondo and Sakae Kanno are Outside Audit & Supervisory Board Members as stipulated in Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.

- END -

(Translation for reference purposes only)

Separate-volume materials for the Notice of Convocation of the 109th Ordinary General Meeting of Shareholders

Transformation to Holding Company Structure
(Share Transfer Plan)

This brochure was prepared to supplement the explanation for “Proposal to Be Resolved: Proposal No. 1 (Approval of Share Transfer Plan),” which will be presented to the 109th Ordinary General Meeting of Shareholders of COSMO OIL CO., LTD. to be held on June 23, 2015. Please have a look at this brochure together with the enclosed Notice of Convocation of the 109th Ordinary General Meeting of Shareholders.

(Contents)
1.	Purposes of Transformation to Holding Company Structure	1
2.	Schedule of Transformation to Holding Company Structure	2
3.	Outline of Holding Company and Share Transfer Plan	3
4.	Governance Structure of Holding Company	5
5.	Executives’ Remuneration Plan of Holding Company	6
6.	Outline of Number of Shares Allotted by Holding Company and Allotment of Shares in Holding Company	7
■	For Better Understanding	8

Notice of Convocation: Page 4

1. Purposes of Transformation to Holding Company Structure

COSMO OIL CO., LTD. (the “Company”) will transform to a holding company structure, aiming to realize stable dividend payments and optimal distribution of management resources, as well as pursue a flexible and swift alliance strategy (collaboration, cooperation and integration with other companies).

To Maximize Group's Corporate Value by Transforming to Holding Company Structure
Establishment of Cosmo Energy Holdings Company, Limited via the method of a sole share transfer)

Purposes of Holding Company Structure

a. Strengthening of business competitiveness and realization of stable profits of the Holding Company
While striving to increase corporate value of the Company through flexible business execution, we will improve
 the financial structure by establishing an earnings platform, and, as a result, make stable dividend payments and investments.

b. Acceleration of the enhancement of Group management and shifting of management resources
   We will realize optimal management resource distribution from a group-wide perspective. To this end, the
holding company will focus on determination of the Group's management policy while exerting centripetal force.

c. Promotion of alliances in each business line
We will pursue a flexible and swift alliance strategy (collaboration, cooperation and integration with other
companies) to cope with the accelerated industrial reorganization, by establishing organizations by business
domain.

                                         Resolution of Management Issues
Transformation of business portfolio
Strengthening of business surveillance function
Streamlining centered on the oil refining and marketing
Separation of the business surveillance function and business the business execution function
Shift of management resources to growth drivers

Operating environment

Societal demands

Volatile fluctuation of crude oil prices
Revision of the Companies Act
Gradual decrease in domestic demand for oil products
Formulation of a corporate governance code, etc.
Expanded introduction of renewable energy, etc.

2. Schedule of Transformation to Holding Company Structure

At the time of establishing the holding company (Cosmo Energy Holdings Company, Limited) (slated for October 1, 2015), the Company will be the only direct subsidiary of the holding company. Then, a reorganization on January 1, 2016 will be implemented in which the three core business companies, that is, the Company, Cosmo Energy Exploration & Production Co., Ltd. and COSMO OIL MARKETING COMPANY, LIMITED, will go under the umbrella of the holding company. This will result in completing the transformation to a holding company structure.

Present

Establishment of holding company

for October 1, 2015)

Completion of

holding company structure (slated for January 1, 2016)

Shareholders

Shareholders

Shareholders

Cosmo Energy Holdings Company, Limited Cosmo Energy Holdings Company, Limited
Share transfer
COSMO OIL CO., LTD.      COSMO OIL CO., LTD. (Supply Business Company)
Core business companies
Cosmo Energy Exploration & Production Co., Ltd. (Resources exploration company)
Affiliated Companies
Cosmo Energy Exploration & Production Co., Ltd. (Resources exploration company)
(Newly established)
COSMO OIL MARKETING COMPANY, LIMITED. (Marketing business company)
Affiliated Companies
Cosmo Energy Exploration & Production Co., Ltd. (Resources exploration company)
COSMO OIL CO., LTD. (Supply business company)
Newly established) COSMO OIL MARKETING COMPANY, LIMITED. (Marketing business company)
Other affiliated companies under the umbrella of the holding company

Notice of Convocation: Page 7

3. Outline of Holding Company and Share Transfer Plan

Outline of the holding company is as follows:
1. Trade name:	COSMO ENERGY HOLDINGS Kabushiki Kaisha
(English name: Cosmo Energy Holdings Company, Limited）
2. Representative:	Keizo Morikawa, President and Representative Director
3. Stated Capital, etc.:	40 billion yen (Capital reserves: 10 billion yen; Retained earnings reserves: 0 yen)
4. Book closing date:	March 31
5. Stock exchange:	Tokyo Stock Exchange (planned)
6. Administrator of shareholder registry:	Sumitomo Mitsui Trust Bank, Limited

Outline of the share transfer plan is as follows:
1.	Purpose of COSMO ENERGY HOLDINGS COMPANY, LIMITED (the “New Company”):
*Please refer to Article 2 of the Articles of Incorporation, which is described on page 11 of the notice of convocation of the ordinary general meeting of shareholders.
2.	Head office: 1-1-1 Shibaura, Minato-ku, Tokyo (same as for COSMO OIL CO., LTD.)
3.	Total number of authorized shares: 170 million shares
4.	Names of Directors at incorporation
(excluding those who are members of the Supervisory Committee):
Directors: Yaichi Kimura, Keizo Morikawa, Atsuto Tamura, Hiroshi Kiriyama, and Yasushi Ohe
Outside Directors: Mohamed Al Hamli and Mohamed Al Mehairi
(Members of the Supervisory Committee)
Director: Katsuhisa Ohtaki
Outside Directors: Sakae Kanno and Teruo Miyamoto
* For details of their personal careers, etc., please refer to page 22 to 27 of the notice of convocation of the ordinary general meeting of shareholders.
* Sakae Kanno and Teruo Miyamoto are expected to be notified to the Tokyo Stock Exchange at the time of assuming office as Independent Directors pursuant to the provisions prescribed by the exchange.
5.	Names of the Substitute Directors (members of the Supervisory Committee):
Kenichi Taki (Substitute Director who is a member of the Supervisory Committee)
Soichi Yukawa (Substitute Outside Director who is a member of the Supervisory Committee)
* For details of their personal careers, etc., please refer to page 28 of the notice of convocation of the ordinary general meeting of shareholders.
* Soichi Yukawa is expected to be notified to the Tokyo Stock Exchange at the time of assuming office as an Independent Director pursuant to the provisions prescribed by the exchange.

6.	Name of the Accounting Auditor at Incorporation: KPMG AZSA LLC
7.	New Company shares to be delivered through the share transfer and matters concerning the allotment thereof:

The New Company shall allot to the Company’s shareholders, who are registered as of the reference time (immediately prior to the moment when the share transfer takes effect), common shares in the New Company in the number obtained by multiplying the total of common shares in the Company by 0.1 in exchange for the Company’s common shares held by those shareholders.

If the number of shares calculated as described above includes a fraction of less than one share, these shares are handled in accordance with the provisions of the Companies Act, etc.
8.	Date of formation of the New Company: October 1, 2015 (planned)
9.	Shareholders’ Meeting approval of the Plan: Ordinary General Meeting of Shareholders to be held on June 23, 2015
10.	Change in circumstances:

If there is any material change in the Company’s assets or business conditions due to act of God or any other event, the Company may change the terms and conditions of the share transfer, or the share transfer may be cancelled, by resolution of the Board of Directors of the Company.

11.	Effectuation of the Plan:

The plan shall cease to be effective if approval for the plan is not obtained at the said Ordinary General Meeting of Shareholders, or approval, etc., for the share transfer from relevant government agencies are not obtained.

Notice of Convocation: Page 5

4. Governance Structure of Holding Company

The governance structure of the holding company is as follows:
1.	The New Company, with a supervisory committee, will strengthen the function of the Board of Directors to supervise business executing persons (such as the Representative Director).
2.
The New Company upon its incorporation will have 10 Directors as the initial executives, including 2 Outside Directors (*1) and 2 Independent Outside Directors (*2), aiming to enhance the surveillance function of the Board of Directors.

3.
The New Company will establish a voluntary nomination and remuneration advisory committee, which deliberates and reports on the determination of candidates for directors and remuneration for directors. By doing so, we will ensure transparency and objectivity in such decisions.

General Shareholders' Meeting
Election and dismissal
Right to state opinions on nomination and remuneration
Election and dismissal
Election and dismissal
Board of Directors
Supervisory Committee
Accounting
Auditor
7 Directors who are not members of the Supervisory Committee
3 Directors who are members of the Supervisory Committee
(Chairperson)  Chairman of the Board of Directors
(Chairperson)
Independent Outside
Director
4 Directors
(Members)
Directors and Independent Outside Director
2 Outside Directors      (Function)   Audit and supervision of business
execution by Directors;
Decisions on election, dismissal, etc., of the Accounting Auditor
Reporting
Election, dismissal and supervision
Audit and supervision
Accounting audit
Nomination and Remuneration Advisory Committee
Business Executing Persons
Members)
2 Independent Outside Directors(Representative Director,etc.)
Chairman of the Board of Directors(Function)
Nomination of director candidates; deliberations and reports on remuneration

(*1)	Outside Directors stipulated in Article 2, Item 15 of the Companies Act
(*2)
Directors slated to be notified to the Tokyo Stock Exchange as Independent Directors pursuant to the provisions prescribed by the exchange who do not create the risk of a conflict of interests with general shareholders

Notice of Convocation: Page 5

5. Executives’ Remuneration Plan of Holding Company

The executives' remuneration plan of the holding company is as follows:

(1)  Key basic policies:

a. Incentives to enhance business performance and increase corporate and shareholder value in the medium and long term
b. Sharing profits with shareholders
c. Ensuring transparency and objectivity in the remuneration determination and evaluation processes
(2) Executives' remuneration system
Basic remuneration
+
Incentive remuneration (*3)
Yearly incentive remuneration (bonuses)
Linked to consolidated performance indices for each fiscal year
Long-term incentive remuneration
(stock remuneration)
Linked to the progress made in achieving targets in the 5th Consolidated
Medium-Term Management Plan through the fiscal year ending March 31, 2018
(*3) Incentive remuneration is not paid to Outside Directors and Directors who are members of the Supervisory Committee.

(1)	Stock remuneration plan

The stock remuneration plan is intended to further clarify the linkage among remuneration, performance and the share value. By sharing with shareholders the effects of increases and decreases in not only performance but also the share value, Directors will further heighten their consciousness regarding their contribution toward enhancing performance and increasing corporate value in the medium and long term.

	a.	Mechanism: Shares, which a trust company acquires using the money contributed by the holding company, are granted in accordance with the degree of achievement of target performance indices for the 5th Consolidated Medium-Term Management Plan (such as ROE and consolidated ordinary income).
	b.	Recipients: Directors (excluding Outside Directors, and Directors who are members of the Supervisory Committee) and Executive Officers
	c.	Evaluation period: Fiscal year ending March 31, 2016 through fiscal year ending March 31, 2018
	d.	Trust term: November 6, 2015 to August 31, 2018 (planned)
	e.	Timing of share grants: June immediately after the end of the final year of the Consolidated Medium-Term Management Plan (fiscal 2018) (planned)
(2)	Upper limit of remuneration for executives
	a.	Cash remuneration (basic remuneration + bonuses)
Directors (who are not members of the Supervisory Committee): 500 million yen or less (total amount per year; no more than 12, the number of such Directors prescribed in the Articles of Incorporation of the holding company)

Directors (who are members of the Supervisory Committee): 90 million yen or less (total amount per year: no more than 5, the number of such Directors prescribed in the Articles of Incorporation of the holding company)
	b.	Stock remuneration
Trust money contributed during the trust term: 687 million yen

Maximum number of shares granted: 380,000 shares

Notice of Convocation: Page 21

6. Outline of Number of Shares Allotted by Holding Company and Allotment of Shares in Holding Company

(1)	Number of shares granted by the holding company: 84,770,508 common shares (planned)
(2)	Allotment of shares in the holding company is as follows.
a.
In this share transfer, one holding company (a wholly owning parent company) will be incorporated through a share transfer conducted solely by the Company, and all of the shares in the holding company will be allotted to the shareholders of the Company immediately prior to the effective time of this share transfer.

b.
Since the number of shares constituting one share unit of the Company and the holding company are 1,000 shares and 100 shares, respectively, 0.1 common shares in the holding company will be allotted for one common share in the Company.

c.
The shareholders of the Company will hold, immediately after the effective time of this share transfer, voting rights in the holding company in the number equivalent to the number of the Company’s voting rights they held immediately prior to the effective time of this share transfer (thus, there will be no change in the number of voting rights to be held by the shareholders).

The Company’s shareholders will be granted shares in the holding company as shown below.

	Example 1:	1,000 shares	Þ	100 shares
	Example 2:	1,100 shares	Þ	110 shares
	Example 3:	1,110 shares	Þ	111 shares
	Example 4:	1,111 shares	Þ	111 shares (*4)
(*4)
If, as a result of this share transfer, the number of shares of the common stock in the holding company that will be granted to the Company’s shareholders includes any fraction less than one share of the common stock in the holding company, the holding company will pay the Company’s shareholders the amount corresponding to such fraction less than one share in accordance with the provisions of the Companies Act and relevant laws and regulations. Such payment is slated for around December 2015.

■      For Better Understanding

Q1:	What is a share transfer?
A1:
A share transfer means that one or more than two joint-stock companies have a joint-stock company to be newly established acquire all of their outstanding shares, and create a wholly owning parent company (Item 32, Article 2 of the Companies Act).

Through a share transfer, Cosmos Energy Holdings Company, Limited will be newly established as the parent company of the Company.
The Company’s shares held by our shareholders will be transferred to Cosmos Energy Holdings Company, Limited, while the shares of Cosmos Energy Holdings Company, Limited, in principle, will be granted to our shareholders, as described on page 7 of this brochure.

Q2:	As a shareholder of the Company, will I need to undertake any procedures in relation to the share transfer?
A2:
No, our shareholders will not need to undertake any procedures. Shares of Cosmos Energy Holdings Company, Limited will be automatically registered on the accounts (trading accounts of securities companies, etc., or special accounts) of the shareholders who will be recorded in the final shareholder registry of the Company on September 30, 2015 (Wednesday).

Q3:	Can I buy or sell the shares of COSMO OIL CO., LTD. (the Company) or Cosmo Energy Holdings Company, Limited before and after the share transfer?
A3:	The last trading day for the shares of the Company will be September 25, 2015 (Friday) (planned).
Shares of the holding company will be able to be traded from October 1, 2015 (Thursday) (planned).

■      For Better Understanding

Q4:	What are the points to note when requesting COSMO OIL CO., LTD. (the Company) or Cosmo Energy Holdings Company, Limited for the purchase of shares less than one share unit?
A4:	The request for the purchase of shares less than one share unit shall be made through securities companies, etc., with which you, the shareholders, do business.
As for the Company, please make such request to the business office of the administrator of the shareholder registry, as shown below, by September 24, 2015 (Thursday) (planned).
As for the holding company, please make such request to the business office of the administrator of the shareholder registry, as shown below, on or after October 1, 2015 (Thursday) (planned).
Since the number of days necessary for such request to get to the business office of the administrator of the shareholder registry varies according to each securities company, please confirm the securities companies, etc., with which you do business, about the days required.

For inquiries about shares, please contact:
Administrator of the shareholder registry:
Sumitomo Mitsui Trust Bank, Limited (1-4-1 Marunouchi, Chiyoda-ku, Tokyo)
(Business office)
Stock Transfer Agency Business Planning Department, Sumitomo
Mitsui Trust Bank, Limited
2-8-4 Izumi, Suginami-ku, Tokyo 168-0063
Tel.: 0120-782-031 (toll free)